UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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McKESSON CORPORATION

(Name of Registrant as Specified In Its Charter)

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Notice of 2015 Annual Meeting of Stockholders

Wednesday, July 29, 2015

8:30 a.m. Pacific Daylight Time

The 2015 Annual Meeting of Stockholders of McKesson Corporation will be held at the Sofitel San Francisco Bay, 223 Twin Dolphin Drive, Redwood City, California.

ITEMS OF BUSINESS:

•	Elect for a one-year term a slate of 11 directors as nominated by the Board of Directors;

•	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016;

•	Conduct a non-binding advisory vote on executive compensation;

•	Reapprove the performance measures available for performance-based awards under the Company’s Management Incentive Plan;

•	Approve amendments to our Amended and Restated By-Laws to permit shareholder proxy access;

•	Vote on two proposals submitted by shareholders, if properly presented; and

•	Conduct such other business as may properly be brought before the meeting.

Shareholders of record at the close of business on June 1, 2015 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

June     , 2015

By Order of the Board of Directors

Willie C. Bogan

Associate General Counsel and Secretary

YOUR VOTE IS IMPORTANT.

We encourage you to read the proxy statement and vote your shares as soon as possible. You may vote via the Internet or by telephone. Specific instructions on how to vote using either of these methods are included on the proxy card. You may also vote by mail, and a return envelope for your proxy card is enclosed for your convenience.

PROXY STATEMENT

GENERAL INFORMATION

Proxies and Voting at the Annual Meeting

The Board of Directors of McKesson Corporation (“Company,” “McKesson,” “we” or “us”), a Delaware corporation, is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held July 29, 2015 (“Annual Meeting”), and at any adjournment or postponement thereof. This proxy statement includes information about the matters to be voted upon at the Annual Meeting.

Items of Business to be Considered at the Annual Meeting

The Board is asking you to take the following actions at the Annual Meeting:

Item	Your Board’s Recommendation
1 Election of 11 Directors Named in the Proxy Statement	Vote FOR
2 Ratification of the Appointment of the Independent Registered Public Accounting Firm	Vote FOR
3 Non-binding Advisory Vote on Executive Compensation	Vote FOR
4 Reapproval of the Performance Measures Available for Performance-Based Awards under the Company’s Management Incentive Plan	Vote FOR
5 Approval of Amendments to Amended and Restated By-Laws to Permit Shareholder Proxy Access	Vote FOR
6 Shareholder Proposal on Disclosure of Political Contributions and Expenditures	Vote AGAINST
7 Shareholder Proposal on Accelerated Vesting of Equity Awards	Vote AGAINST

Record Date; Who Can Vote

On June     , 2015, the Company began delivering proxy materials to all shareholders of record at the close of business on June 1, 2015 (“Record Date”). On the Record Date, there were 232,322,510 shares of the Company’s common stock outstanding and entitled to vote. As a shareholder, you are entitled to one vote for each share of common stock you held on the Record Date, including shares: (i) held for you in an account with a broker, bank or other nominee; (ii) held directly in your name as the shareholder of record; or (iii) allocated to your account in the Company’s Profit-Sharing Investment Plan (“PSIP”).

How to Vote

Shareholders can vote by using the Internet, telephone or mail, or in person at the Annual Meeting.

Shareholders of Record or a Participant in the Company’s PSIP

If you are a shareholder of record or a participant in the Company’s PSIP, you can vote your shares by using the Internet, by calling a toll-free number, or by mailing your signed proxy card(s). Specific instructions for voting by means of the Internet or telephone are included on the accompanying proxy card. The Internet and telephone voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you do not wish to vote via the Internet or by telephone, please complete, sign and return the proxy card in the self-addressed, postage-paid envelope provided.

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GENERAL INFORMATION

Street Name Shareholders

If you have shares held by a broker, bank or other nominee, you can vote your shares by following the instructions provided by your broker, bank or other nominee.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

Valid Proxies

All shares represented by valid proxies will be voted as specified. If you sign and return a proxy card without specific voting instructions, your shares will be voted as recommended by our Board of Directors (“Board” or “Board of Directors”) on all proposals described in this proxy statement, and in the discretion of the designated proxy holders as to any other matters that may properly come before the Annual Meeting. We currently know of no matter to be presented at the Annual Meeting in addition to the proposals described in this proxy statement.

All votes cast at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”), which has been appointed the independent inspector of election. Broadridge will determine whether or not a quorum is present.

Revocation

You can revoke your proxy at any time before the Annual Meeting by sending to the Company’s Secretary a written revocation or a proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting in person and casting a ballot. If you hold your shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee as to how to vote your shares, you must obtain a legal proxy and bring it to the meeting in order to change your vote or to vote at the meeting. Please contact your broker, bank or other nominee for specific information on how to obtain a legal proxy.

Attendance

You will need to bring your admission ticket and any valid government-issued form of identification if you plan to attend the Annual Meeting. You will find an admission ticket attached to the proxy card if you are a registered shareholder or PSIP participant. If your shares are held in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting in person, you may obtain an admission ticket at the Annual Meeting by presenting proof of ownership, such as a brokerage or bank account statement, along with a valid form of identification. Shareholders who do not have an admission ticket will only be admitted at the sole discretion of the Company upon verification of ownership.

Dividend Reinvestment Plan

For those shareholders who participate in the Company’s Automatic Dividend Reinvestment Plan (“DRP”), the enclosed proxy card includes all full shares of common stock held in your DRP account on the Record Date for the Annual Meeting, as well as your shares held of record.

Vote Required and Method of Counting Votes

Item 1 – Election of Directors. Each share of the Company’s common stock you own entitles you to one vote at the Annual Meeting. You may vote “for” or “against” one or more of the director nominees, or “abstain” from voting on the election of any nominee. A nominee will be elected as a director if he or she receives a majority of votes cast (that is, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions or broker non-votes (as described below) will not count as votes cast and will have no effect on the outcome of the matter. There is no cumulative voting with respect to the election of directors.

Item 4 – Reapproval of the Performance Measures Available for Performance-Based Awards under the Company’s Management Incentive Plan. The performance measures under the Management Incentive Plan will be reapproved if a majority of the votes cast on this proposal are cast in favor of reapproval. You may vote “for” or “against,” or “abstain” from voting on, this proposal. Abstentions will have the effect of a vote “against” reapproval. Broker non-votes will have no effect on the outcome of the matter.

Item 5 – Approval of Amendments to Amended and Restated By-Laws to Permit Shareholder Proxy Access. Approval of this proposal requires the affirmative vote of a majority of the shares outstanding and entitled to vote on this proposal at the Annual Meeting. You may vote “for” or “against,” or “abstain” from voting on, this proposal. Shares represented by abstentions or broker non-votes will be counted as shares outstanding and entitled to vote at the Annual Meeting and will have the effect of a vote “against” this proposal.

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ITEM 1: ELECTION OF DIRECTORS

All Other Items – For all other items to be presented at the Annual Meeting, approval of each of these proposals requires the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal at the Annual Meeting. You may vote “for” or “against,” or “abstain” from voting on, each of these other proposals. Shares represented by abstentions on a proposal will be counted as present at the Annual Meeting and will have the effect of a vote “against” the matter; however, broker non-votes with respect to a proposal will have no effect on the outcome of the matter.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting, and publish preliminary voting results or, if available, final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

Quorum Requirement

The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. In the event of abstentions or broker non-votes, the shares represented will be considered present for quorum purposes.

Broker Non-Votes

Generally, broker non-votes occur when a broker, bank or other nominee does not have discretion to vote on a proposal without specific instructions from the beneficial owner and instructions are not given. Rules of the New York Stock Exchange (“NYSE”) prohibit discretionary voting by brokers on certain matters. At the Annual Meeting, if brokers, banks and other nominees have not received instructions from the beneficial owners, they will not be permitted to vote on any proposal other than the ratification of the appointment of the independent registered public accounting firm (Item 2).

Therefore, we encourage all beneficial owners to provide voting instructions to your nominees to ensure that your shares are voted at the Annual Meeting.

Profit-Sharing Investment Plan

Participants in the Company’s tax-qualified 401(k) plan, the PSIP, have the right to instruct the PSIP trustee, on a confidential basis, how the shares allocated to their accounts are to be voted, and will receive a voting instruction card for that purpose. In general, the PSIP provides that all shares for which no voting instructions are received from participants will be voted by the trustee in the same proportion as shares for which voting instructions are received. However, shares that have been allocated to PSIP participants’ PAYSOP accounts for which no voting instructions are received will not be voted.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the meeting and for 10 days prior to the meeting for any purpose germane to the Annual Meeting, during ordinary business hours, at our principal executive offices at One Post Street, 35th Floor, San Francisco, California 94104. You may obtain this information by contacting the Secretary of the Company.

Online Access to Annual Reports on Form 10-K and Proxy Statements

The notice of annual meeting, proxy statement and Annual Report on Form 10-K for our fiscal year ended March 31, 2015 are available at www.proxyvote.com. Instead of receiving future copies of the proxy statement and Annual Report on Form 10-K by mail, you may, by following the applicable procedures described below, elect to receive these documents electronically, in which case you will receive an e-mail with a link to these documents.

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GENERAL INFORMATION

Shareholders of Record: You may elect to receive proxy materials online next year in place of printed materials by logging on to www.proxyvote.com and entering your control number, which you can find on the accompanying proxy card. By doing so you will save the Company printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the Annual Report on the Form 10-K, proxy statement and voting form when they become available.

Beneficial Shareholders: If you hold your shares through a broker, bank or other holder of record, you may also have the opportunity to receive copies of the proxy statement and Annual Report on Form 10-K electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service or contact the broker, bank or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

If you elect to receive your materials via the Internet, you can still request paper copies by leaving a message with Investor Relations at (800) 826-9360 or by sending an e-mail to investors@mckesson.com.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Broadridge by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may also contact Broadridge if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

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GOVERNANCE HIGHLIGHTS

Continued Focus on Governance in 2014 – 2015

•	Adopted amendments to our By-Laws, subject to shareholder approval, instituting a shareholder proxy access right

•	Attuned to the importance of Board refreshment, the Board added three new independent directors

•	Reelected Mr. Edward A. Mueller as Lead Independent Director for another two-year term, subject to his continuing reelection as a director and status as an independent director

•	Expanded our shareholder engagement as part of the Board’s continuing efforts to identify key governance concerns of our shareholders

Vital Balance of Industry and Functional Expertise

The 11 director nominees standing for reelection to the Board have diverse backgrounds, skills and experiences. We believe these various backgrounds, including the examples described below, contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team.

Experienced Leaders	Global Leadership
All 11 nominees are experienced business leaders, which equips them to provide constructive insight to our management team.	8 of the nominees have substantial international experience, which brings critical perspective to our Board with our expansion in the global marketplace.

Healthcare	Financial Expertise
5 of the nominees are experienced leaders in the healthcare industry, including leaders of pharmaceutical and medical device companies and organizations providing healthcare services.

10 of the nominees have valuable financial experience having spent a significant portion of their careers focused on finance or as chief executives, with 3 of them previously having served as Chief Financial Officers.

Supply Chain	Technology
8 of the nominees bring supply chain or manufacturing experience to our boardroom, which enhances the Board’s oversight of our Distribution Solutions businesses.	5 of the nominees are experienced leaders in the technology industry, which allows them to effectively oversee the management of our Technology Solutions businesses.

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GOVERNANCE HIGHLIGHTS

An Independent, Experienced and Diverse Board

Expanding Shareholder Engagement and Gathering Outside Perspectives

The Board seeks input from its independent advisors and shareholders as it continues to review governance enhancements that are important to our shareholders. Following the 2014 Annual Meeting of Stockholders, members of the Board and management have played a role in the engagement with institutional investors and pension funds, representing 62% of our outstanding shares, on key governance matters.

Additionally, our directors bring valuable perspectives about governance best practices gained from their service on other boards on which they currently serve or have previously served. In fact, all of our director nominees have experience serving on public, private and/or not-for-profit boards. None of our director nominees currently serves on more than two public company boards, including our Board.

Actively Refreshing the Board with New Talent

During 2014, three new members joined our Board of Directors: N. Anthony Coles, M.D., Donald R. Knauss and Susan R. Salka. In addition to the fresh perspectives they provide the Board, Dr. Coles and Ms. Salka both bring years of leadership in the healthcare industry, and Mr. Knauss brings unique branding and retailer knowledge.

Jane E. Shaw, Ph.D., our longest-tenured director, retired from the Board at the 2014 Annual Meeting of Stockholders, and we expect three additional directors to retire over the next two years: Alton F. Irby III, Wayne A. Budd and David M. Lawrence, M.D.

The Governance Committee continues to assess a pool of highly qualified, diverse and independent candidates for nomination to the Board.

Delivering on Proxy Access in 2015

In 2014, in response to shareholder feedback and the Board’s continuing evaluation of governance best practices, we announced our plans to submit a proposal at the Annual Meeting to adopt proxy access By-Law amendments, and committed to a three-percent/three-year holding requirement for the eligibility of shareholders to nominate directors. During 2014 and 2015, we continued to actively engage with shareholders to understand their views on proxy access. Taking into consideration these perspectives and the evolving governance landscape, our Board adopted, subject to shareholder approval, amendments to our By-Laws to implement proxy access. We are pleased to present the proxy access amendments for shareholder approval under Item 5 of this proxy statement.

Reelection of Lead Independent Director

In 2013, the Board created the role of Lead Independent Director and elected Edward A. Mueller as McKesson’s first Lead Independent Director to serve a two-year term. In April 2015, the independent directors of the Board elected Mr. Mueller to serve an additional two-year term as Lead Independent Director, subject to his continuing reelection and status as an independent director.

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PROPOSALS TO BE VOTED ON

ITEM 1.	Election of Directors

There are 11 nominees for election to the Board of Directors of the Company. The directors elected at the Annual Meeting will hold office until the 2016 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal.

All nominees are current directors. Andy D. Bryant, Wayne A. Budd, N. Anthony Coles, M.D., John H. Hammergren, Alton F. Irby III, M. Christine Jacobs, Marie L. Knowles, David M. Lawrence, M.D., and Edward A. Mueller were elected to the Board at the 2014 Annual Meeting of Stockholders. Donald R. Knauss and Susan R. Salka were elected to the Board effective October 2014. For purposes of the upcoming Annual Meeting, the Governance Committee has recommended the reelection of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years and major affiliations of each of the nominees. Each director’s biographical information includes a description of the director’s experience, qualifications, attributes or skills that qualify the director to serve on the Company’s Board at this time.

Nominees

Your Board recommends a vote “FOR” each Nominee.

Andy D. Bryant
Chairman of the Board, Intel Corporation

Mr. Bryant, age 65, was elected Chairman of the Board of Intel Corporation in May 2012. He was named a director of Intel’s board in July 2011 and served as Vice Chairman of the Board from that time until his election as Chairman. He served as Executive Vice President and Chief Administrative Officer of Intel from October 2007 to July 2011. Mr. Bryant joined Intel in 1981 and held a number of management positions before serving as Intel’s Chief Financial Officer from February 1994 to October 2007. He is also a director of Columbia Sportswear Company. He was formerly a director of Synopsys Inc. Mr. Bryant has been a director of the Company since January 2008. He is Chair of the Compensation Committee and a member of the Finance Committee.

Mr. Bryant’s years of experience as an executive at a large global company, including in the roles of Chief Administrative Officer and Chief Financial Officer, provide to the Company’s Board operational, strategic planning and financial expertise and considerable business acumen, as well as international business experience. We believe the Company benefits from his Board leadership perspective garnered from serving as both Vice Chairman and Chairman of Intel’s Board. Mr. Bryant also has other public company board experience with service on audit and governance committees.

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ITEM 1. ELECTION OF DIRECTORS

Wayne A. Budd
Senior Counsel, Goodwin Procter LLP

Mr. Budd, age 73, joined the law firm of Goodwin Procter LLP as Senior Counsel in October 2004. He had been Senior Executive Vice President and General Counsel and a director of John Hancock Financial Services, Inc. since 2000 and a director of John Hancock Life Insurance Company since 1998. From 1996 to 2000, Mr. Budd was Group President-New England for Bell Atlantic Corporation (now Verizon Communications, Inc.). From 1994 to 1997, Mr. Budd was a Commissioner, United States Sentencing Commission and from 1993 to 1996, he was a senior partner at the law firm of Goodwin Procter LLP. From 1992 to 1993, he was the Associate Attorney General of the United States and from 1989 to 1992, he was United States Attorney for the District of Massachusetts. He is also a director of PBF Energy Inc. Mr. Budd has been a director of the Company since October 2003. He is Chair of the Governance Committee and a member of the Audit Committee.

Mr. Budd brings to our Board significant legal and regulatory expertise gained from years of large law firm practice and major governmental positions with law enforcement responsibilities. His legal experience and seasoned judgment have been instrumental in helping the Board navigate legal challenges. In recognition of his distinguished legal career and important contributions to public life, Mr. Budd was named a 2011 recipient of the American Lawyer Lifetime Achievement Award. Additionally, Mr. Budd has senior executive business experience and public company board experience with service on audit, compensation, special litigation and governance committees, including as current chair of the governance committee of PBF Energy Inc. His Board leadership skills have been enhanced through his role as Chairman of the National Board of Directors of the American Automobile Association from April 2011 to April 2013.

N. Anthony Coles, M.D.
Chairman and Chief Executive Officer, Yumanity Therapeutics, LLC; Formerly Chairman and Chief Executive Officer, Onyx Pharmaceuticals, Inc.

Dr. Coles, age 55, was named Chairman and Chief Executive Officer of Yumanity Therapeutics, LLC, a company focused on transforming drug discovery for neuro-degenerative diseases, in October 2014. Prior to this, from October 2013, Dr. Coles served as Chairman and CEO of TRATE Enterprises LLC, a privately held company. Dr. Coles served as President, Chief Executive Officer and Chairman of the Board of Onyx Pharmaceuticals, Inc., a biopharmaceutical company (“Onyx”), from 2012 until 2013, having served as its President, Chief Executive Officer and a member of its board of directors from 2008 until 2012. Prior to joining Onyx in 2008, he was President, Chief Executive Officer and a member of the board of directors of NPS Pharmaceuticals, Inc., a public biopharmaceutical company (“NPS”). Before joining NPS in 2005, he served in various leadership positions in the biopharmaceutical and pharmaceutical industries, including at

Merck & Co., Inc., Bristol-Myers Squibb Company and Vertex Pharmaceuticals Incorporated. In addition to having previously served as a director of Onyx and NPS, he was formerly a director of Laboratory Corporation of America Holdings and Campus Crest Communities, Inc. Dr. Coles has been a director of the Company since April 2014. He is a member of the Compensation Committee and the Finance Committee.

In light of his former and current chairman and chief executive positions, Dr. Coles brings to the Board executive and board leadership experience, as well as business management and strategic planning experience, in the healthcare industry. He also brings an innovative mindset. We believe Dr. Coles’ training as a physician will serve the Board well as it provides oversight with respect to various aspects of the Company’s businesses. In addition, having joined the Board in April 2014, he brings a fresh perspective to the Board and adds to the diversity of perspectives.

John H. Hammergren
Chairman of the Board, President and Chief Executive Officer, McKesson Corporation

Mr. Hammergren, age 56, has served as Chairman of the Board since July 2002, and President and Chief Executive Officer of the Company since April 2001. Mr. Hammergren joined the Company in 1996 and held a number of management positions before becoming President and Chief Executive Officer. He was a director of the Hewlett-Packard Company from 2005 through April 2013. Mr. Hammergren is the Chairman of the Supervisory Board of Celesio AG. Additionally, he is currently a member of the Business Council, the Business Roundtable and the Healthcare Leadership Council, as well as the Board of Trustees for the Center for Strategic & International Studies. He has been a director of the Company since July 1999.

Mr. Hammergren brings more than 30 years of business and healthcare experience to the Board, including service on other public company boards. Under Mr. Hammergren’s leadership, McKesson has become a leading provider of healthcare services and information technology solutions, increased revenues more than $137 billion, expanded global markets and provided shareholders with a significant annual return on investment. The Board benefits from Mr. Hammergren’s extensive knowledge of the Company, including his deep understanding of its customer base, competition, management team, workforce, challenges and opportunities. His involvement with the Healthcare Leadership Council, the Business Council and the Business Roundtable allows him to bring the Board new insights and perspectives on the changing healthcare industry, the nation’s economic and regulatory climate and relevant public policy issues.

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ITEM 1. ELECTION OF DIRECTORS

Alton F. Irby III
Chairman and Founding Partner, London Bay Capital

Mr. Irby, age 74, was the founding partner and has been Chairman of London Bay Capital, a privately held investment firm, since May 2006. He was the founding partner of Tricorn Partners LLP, a privately held investment bank, from May 2003 to May 2006, a partner of Gleacher & Co. Ltd. from January 2001 until April 2003, and Chairman and Chief Executive Officer of HawkPoint Partners, formerly known as National Westminster Global Corporate Advisory, from 1997 until 2000. He was a founding partner of Hambro Magan Irby Holdings from 1988 to 1997. He serves as a director of Stifel Financial Corporation. He was formerly a director of Catlin Group PLC, Centaur Holdings PLC and ContentFilm PLC.

Mr. Irby has been a director of the Company since January 1999. He is Chair of the Finance Committee and a member of the Audit Committee.

Mr. Irby has over 40 years of experience as a senior executive of financial services companies, and over 35 years of service on various private and public company boards. During this time, he has acquired significant international business experience and demonstrated entrepreneurial talent as the founding partner of several firms. Based on his overall experience, Mr. Irby is able to provide to the Company’s Board valuable insights into financial and capital market matters, acquisition opportunities and divestiture considerations.

M. Christine Jacobs
Chairman of the Board, President and Chief Executive Officer, Retired, Theragenics Corporation

Ms. Jacobs, age 64, retired from Theragenics Corporation, a manufacturer of prostate cancer treatment devices and surgical products, in 2013, having served as its Chairman, President and Chief Executive Officer. She held the position of Chairman from 2007 to 2013, and previously from 1998 to 2005. She was Co-Chairman of the Board from 1997 to 1998 and was elected President in 1992 and Chief Executive Officer in 1993. Ms. Jacobs has been a director of the Company since January 1999. She is a member of the Compensation Committee and the Governance Committee.

Having led a public company within the healthcare industry for over 20 years, Ms. Jacobs brings to our Board significant relevant industry experience and a keen understanding of, and strong insight into, issues, challenges and opportunities facing the Company, including those related to legislative healthcare initiatives. As Chairman and Chief Executive Officer of Theragenics Corporation, she was at the forefront of her company in regard to the evolving corporate governance environment, which enables her to provide ongoing valuable contributions as a member of the Governance Committee of our Board. In September 2011, Ms. Jacobs began serving as Co-Chair of the Securities and Exchange Commission (“SEC”) Advisory Committee on Small and Emerging Companies, which reflects her leadership experience and capital formation experience. At the request of SEC Chairman Mary Jo White, she is now serving a second term in that role.

Donald R. Knauss
Executive Chairman of the Board, The Clorox Company

Mr. Knauss, age 64, has served as Executive Chairman of the Board of The Clorox Company since November 2014. He served as Chairman and Chief Executive Officer of The Clorox Company from October 2006 until November 2014. He was Executive Vice President of The Coca-Cola Company and President and Chief Operating Officer for Coca-Cola North America from February 2004 until September 2006. Prior to his employment with The Coca-Cola Company, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble and served as an officer in the United States Marine Corps. He is also a director of the Kellogg Company. He was formerly a director of URS Corporation. Mr. Knauss has been a director of the Company since October 2014. He is a member of the Audit Committee and the Governance Committee.

Mr. Knauss has gained substantial Board leadership skills through his chairmanship role at The Clorox Company. He also brings substantial executive experience, including in the roles of Chief Executive Officer, President and Chief Operating Officer, through which he has developed valuable operational insights and strategic and long-term planning capabilities. In addition, Mr. Knauss possesses extensive international business management experience, which provides him with valuable insights into global business strategy. He also possesses extensive branding and retail expertise, which includes experience in the retail pharmacy area. Mr. Knauss also has significant other public company board experience. Having worked outside of the healthcare industry, and as a new member of the Company’s Board, Mr. Knauss enhances the diverse perspectives on the Board.

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ITEM 1. ELECTION OF DIRECTORS

Marie L. Knowles
Executive Vice President and Chief Financial Officer, Retired, ARCO

Ms. Knowles, age 68, retired from Atlantic Richfield Company (“ARCO”) in 2000 and was Executive Vice President and Chief Financial Officer from 1996 until 2000 and a director from 1996 until 1998. She joined ARCO in 1972. Ms. Knowles is also a member of the Board of Trustees of the Fidelity Funds. She has been a director of the Company since March 2002. She is Chair of the Audit Committee and a member of the Finance Committee.

Ms. Knowles brings to the Board extensive financial experience gained through her career at ARCO, including her tenure as Chief Financial Officer. This experience makes her well qualified to serve as Chair of the Company’s Audit Committee and as the audit committee financial expert. This experience also enables Ms. Knowles to provide critical insight into, among other things, the Company’s financial statements, accounting principles and practices, internal control over financial reporting, and risk management processes. It is also noteworthy that Ms. Knowles was named a 2013 Outstanding Director by the San Francisco Business Times and the Silicon Valley Business Journal.

David M. Lawrence, M.D.
Chairman of the Board and Chief Executive Officer, Retired, Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals

Dr. Lawrence, age 74, retired from Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals in 2002, having served as Chairman of the Board from 1992 and Chief Executive Officer from 1991. He held a number of management positions with these organizations prior to assuming these positions, including Vice Chairman of the Board and Chief Operating Officer. He was formerly a director of Agilent Technologies, Inc., Raffles Medical Group, Inc., PG&E Corporation and Dynavax Technologies Corporation. Dr. Lawrence has been a director of the Company since January 2004. He is a member of the Compensation Committee and the Finance Committee.

Dr. Lawrence possesses considerable leadership experience in the healthcare industry, having served for a decade as Chairman and Chief Executive Officer of one of the largest private healthcare systems in the world. This experience, coupled with his training as a physician, enables him to provide an important perspective and valuable insight into various aspects of the Company’s businesses. In addition, Dr. Lawrence brings to our Board broad experience and perspective gained through his considerable public company board experience, including his service on compensation, audit, finance and governance committees.

Edward A. Mueller
Chairman of the Board and Chief Executive Officer, Retired, Qwest Communications International Inc.

Mr. Mueller, age 68, retired as Chairman and Chief Executive Officer of Qwest Communications International Inc., a provider of voice, data and video services, in April 2011. He held the position of Chairman and Chief Executive Officer of Qwest Communications from August 2007 to April 2011. From January 2003 until July 2006, he served as Chief Executive Officer of Williams-Sonoma, Inc., a provider of specialty products for cooking. Prior to joining Williams-Sonoma, Inc., Mr. Mueller served as President and Chief Executive Officer of Ameritech Corporation, a subsidiary of SBC Communications, Inc., from 2000 to 2002. He was formerly a director of The Clorox Company, CenturyLink, Inc., Williams-Sonoma, Inc. and VeriSign, Inc. Mr. Mueller has been a director of the Company since April 2008 and has served as the Lead

Independent Director since July 2013, and has been reelected to serve another two-year term. He is a member of the Compensation Committee and the Governance Committee.

Mr. Mueller brings to the Board chief executive leadership and business management experience, as well as a strong business acumen and strategic planning expertise. Having worked outside the healthcare industry, he also adds to the mix of experiences and perspectives on our Board that promote a robust deliberative and decision-making process. While Chairman of the Board of Qwest Communications, Mr. Mueller had a leadership role in corporate governance, which enables him to provide valuable contributions as a member of the Governance Committee of our Board. He also has public company board experience with audit committee service.

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Susan R. Salka
Chief Executive Officer and President, AMN Healthcare Services, Inc.

Ms. Salka, age 50, has served as Chief Executive Officer and President of AMN Healthcare Services, Inc. since 2005, and a director of the company since 2003. She has served in several other executive roles since joining the company in 1990, including Chief Operating Officer, Chief Financial Officer and Senior Vice President of Business Development. She was formerly a director of Beckman Coulter Inc. and Playtex Products. Ms. Salka has been a director of the Company since October 2014. She is a member of the Audit Committee and the Governance Committee.

With over 25 years of experience in the healthcare services industry, Ms. Salka brings to the Board a deep understanding of emerging trends in healthcare services. This industry experience gives her insight into important aspects of the Company’s businesses, including opportunities potentially available to those businesses. She has also served in a number of executive leadership positions, including as a Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, which have provided her with business management, operational, financial and long-range planning experience. Ms. Salka also brings valuable experience acquired through significant public company board service. In addition, she brings a fresh perspective, having joined the Board in October 2014.

The Board, Committees and Meetings

The Board of Directors is the Company’s governing body with responsibility for oversight, counseling and direction of the Company’s management to serve the long-term interests of the Company and its shareholders. The Board’s goal is to build long-term value for the Company’s shareholders and to ensure the vitality of the Company for its customers, employees and other individuals and organizations that depend on the Company. To achieve its goal, the Board monitors both the performance of the Company and the performance of the Chief Executive Officer (“CEO”). The Board consisted of 11 members as of the fiscal year ended March 31, 2015 (“FY 2015”), all of whom were independent with the exception of John H. Hammergren, the Chairman of the Board (“Chairman”).

The Board has, and for many years has had, standing committees: currently, the Audit Committee, the Compensation Committee, the Finance Committee, and the Governance Committee. Each of these committees is governed by a written charter approved by the Board in compliance with the applicable requirements of the SEC and the NYSE listing requirements (collectively, the “Applicable Rules”). The charter of each committee requires an annual review by such committee. Each member of our standing committees is independent, as determined by the Board, under the NYSE listing standards and the Company’s director independence standards. In addition, each member of the Audit Committee and Compensation Committee meets the additional, heightened independence criteria applicable to committee members under the Applicable Rules. The members of each standing committee are appointed by the Board each year for a term of one year or until their successors are elected.

The membership of each standing committee and the number of meetings held during FY 2015 are identified in the table below.

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Board and Meeting Attendance

The Board met seven times during FY 2015. Each director attended at least 75% of the aggregate number of meetings of the Board and of all the standing and other committees on which he or she served. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with executive management, independent accountants, advisors and consultants and others on matters affecting the Company. Directors are also expected to attend the upcoming Annual Meeting. All directors attended the Annual Meeting of Stockholders held in July 2014, with the exception of Donald R. Knauss and Susan R. Salka, who joined the Board in October 2014.

Director	Audit	Compensation	Finance	Governance
Andy D. Bryant		Chair	✓
Wayne A. Budd	✓			Chair
N. Anthony Coles, M.D.		✓	✓
John H. Hammergren
Alton F. Irby III	✓		Chair
M. Christine Jacobs		✓		✓
Donald R. Knauss	✓			✓
Marie L. Knowles	Chair		✓
David M. Lawrence, M.D.		✓	✓
Edward A. Mueller		✓		✓
Susan R. Salka	✓			✓
Number of meetings held during FY 2015	7	6	5	5

In addition, the Board has, on occasion, established committees to deal with particular matters the Board believes appropriate to be addressed in that manner.

Committee Responsibilities and Other Information

Audit Committee

The Audit Committee is responsible for, among other things, reviewing with management the annual audited financial statements filed in the Annual Report on Form 10-K, including any major issues regarding accounting principles and practices, as well as the adequacy and effectiveness of internal control over financial reporting that could significantly affect the Company’s financial statements. Along with other responsibilities, the Audit Committee reviews with management and the independent registered public accounting firm (the “independent accountants”) the interim financial statements prior to the filing of the Company’s quarterly reports on Form 10-Q. In addition to appointing the independent accountants, monitoring their independence, evaluating their performance and approving their fees, the Audit Committee has responsibility for reviewing and accepting the annual audit plan, including the scope of the audit activities of the independent accountants. The Audit Committee at least annually reassesses the adequacy of its charter and recommends to the Board any proposed changes, and periodically reviews major changes to the Company’s accounting principles and practices. The committee also reviews the appointment, performance and replacement of the senior internal audit department executive and advises the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of conduct. Additionally, the committee performs such other activities and considers such other matters, within the scope of its responsibilities, as the Audit Committee or Board deems necessary or appropriate. The composition of the Audit Committee, the attributes of its members, including the requirement that each be “financially literate” and have other requisite experience, and the responsibilities of the committee, as reflected in its charter, are in accordance with the Applicable Rules for corporate audit committees.

Audit Committee Financial Expert

The Board has designated Ms. Knowles as the Audit Committee’s financial expert and has determined that she meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, and that she is “independent” as defined for audit committee members in the listing standards of the NYSE and applicable SEC requirements, and in accordance with the Company’s director independence standards.

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Compensation Committee

The Compensation Committee has responsibility for, among other things, reviewing all matters relating to executive officer compensation. Along with its other responsibilities, the Compensation Committee, with respect to executive officers, annually reviews and determines the salary paid; the grants of cash-based incentives and equity compensation; the entering into or amendment or extension of any employment contract or similar arrangement; the severance or change in control arrangements; the material perquisites provided; and any other executive officer compensation matter that may arise from time to time as directed by the Board.

The Compensation Committee periodically reviews and makes recommendations to the Board with respect to adoption of, or amendments to, all equity-based incentive compensation plans and arrangements for employees and cash-based incentive plans for executive officers, including an evaluation of whether the relationship between the incentives associated with these plans and the level of risk-taking by executive officers in response to such incentives is reasonably likely to have a material adverse effect on the Company. Subject to certain limitations, the Compensation Committee approves the grant of stock, stock options, stock purchase rights or other equity grants to employees eligible for such grants. Annually, the Compensation Committee reviews its charter and recommends to the Board any changes it determines are appropriate. It participates with management in the preparation of the Compensation Discussion and Analysis for the Company’s proxy statement. The committee also performs such other activities required by applicable law, rules or regulations and, consistent with its charter, as the Compensation Committee or the Board deems necessary or appropriate.

The Compensation Committee may delegate to any officer or officers the authority to grant awards to employees other than directors or executive officers, provided that such grants are within the limits established by the Delaware General Corporation Law and by resolution of the Board. The Compensation Committee determines the structure and amount of all executive officer compensation, including awards of equity, after considering the initial recommendation of management and in consultation with the Compensation Committee’s independent compensation consultant.

In accordance with its charter, the Compensation Committee annually evaluates the qualifications, performance and independence of its advisors. The Compensation Committee has the sole authority and right, when it deems necessary or appropriate, to retain, obtain the advice of and terminate compensation consultants, independent legal counsel or other advisors of its choosing. The committee has the sole authority to approve the fee arrangement and other retention terms of such advisors, and the Company must provide for appropriate funding. In this regard, the Compensation Committee is directly responsible for the appointment, fee arrangement and oversight of the work of any compensation consultant, independent legal counsel or other advisor retained.

During FY 2015, the Compensation Committee directly employed an independent compensation consultant, Semler Brossy Consulting Group, LLC, and independent legal counsel, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. These advisors did not provide any other services to the Company in FY 2015. Additional information on the Compensation Committee’s process and procedures for consideration of executive compensation is addressed in the Compensation Discussion and Analysis.

Finance Committee

The Finance Committee has responsibility for, among other things, reviewing the Company’s dividend policy, reviewing the adequacy of the Company’s insurance programs and reviewing with management the long-range financial policies of the Company. Along with other responsibilities, the Finance Committee provides advice and counsel to management on the financial aspects of significant acquisitions and divestitures, major capital commitments, proposed financings and other significant transactions. The committee also makes recommendations concerning significant changes in the capital structure of the Company, reviews tax planning strategies utilized by management, reviews the funding status and investment policies of the Company’s tax-qualified retirement plans, and reviews and (when authorized by the Board) approves the principal terms and conditions of securities that may be issued by the Company.

Governance Committee

The Governance Committee has responsibility for, among other things, reviewing the size and composition of the Board and recommending measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity; recommending the slate of nominees to be proposed for election at the annual meeting of stockholders; recommending qualified candidates to fill Board vacancies; and reviewing, in consultation with the Lead Independent Director, the composition of the standing committees of the Board and recommending any changes. Along with other responsibilities, the Governance Committee evaluates the Board’s overall performance, develops and administers the

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Company’s related party transactions policy, monitors emerging corporate governance trends, and oversees and evaluates the Company’s corporate governance policies and programs. The committee also advises the Board on director compensation matters, including equity awards to directors.

Director Qualifications, Nomination and Diversity

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Governance Committee considers all qualified candidates who may be identified by any one of the following sources: current or former Board members, a professional search firm, Company executives, or shareholders. Shareholders who wish to propose a director candidate for consideration by the Governance Committee may do so by submitting the candidate’s name, resume and biographical information and qualifications to the attention of the Secretary of the Company at One Post Street, 35th Floor, San Francisco, California 94104. All proposals for recommendation or nomination received by the Secretary will be presented to the Governance Committee for its consideration. The Governance Committee and the Company’s CEO will interview those candidates who meet the criteria described below, and the Governance Committee will recommend to the Board nominees who best suit the Board’s needs. In order for a recommended director candidate to be considered by the Governance Committee for nomination for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

In evaluating candidates for the Board, the Governance Committee reviews each candidate’s biographical information and credentials, and assesses each candidate’s independence, skills, experience and expertise based on a variety of factors. Members of the Board should have the highest professional and personal ethics, integrity and values consistent with the Company’s values. They should have broad experience at the policy-making level in business, technology, healthcare or public interest, or have achieved national prominence in a relevant field as a faculty member or senior government officer. The Governance Committee will consider whether the candidate has had a successful career that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make, and whether the candidate’s skills are complementary to the existing Board members’ skills. Board members must take into account and balance the legitimate interests and concerns of all of the Company’s shareholders and other stakeholders, and each must be able to devote sufficient time and energy to the performance of his or her duties as a director, as well as have a commitment to diversity.

Mr. Knauss and Ms. Salka have been nominated to stand for election by the shareholders for the first time. Mr. Knauss was initially identified as a potential director candidate by a non-employee director of the Company, while Ms. Salka was initially identified by a professional search firm. The search firm gathered biographical and background information on Mr. Knauss and Ms. Salka, as well on other potential director candidates, and vetted their qualifications, experience and skills. At various times between January and July 2014, Mr. Knauss, Ms. Salka and other potential director candidates were brought to the attention of the Governance Committee and Mr. Hammergren, as Chairman, and then to the attention of the full Board. Further, at various times during that period, the Governance Committee considered biographical and background information on Mr. Knauss, Ms. Salka and other potential director candidates, and evaluated their experience, qualifications and skills. Governance Committee members and Mr. Hammergren separately interviewed Mr. Knauss and Ms. Salka. Preliminary discussions with other potential director candidates were also conducted. In September 2014, the Governance Committee, after performing an independence assessment, nominated Mr. Knauss and Ms. Salka for election as directors. In September 2014, the Board, after making an independence determination, elected Mr. Knauss and Ms. Salka as directors, effective as of October 20, 2014. Finally, in May 2015, the Governance Committee recommended for nomination, and the Board nominated, Mr. Knauss and Ms. Salka, along with the other nine nominees, to stand for election by the shareholders.

The Governance Committee has responsibility under its charter to review annually with the Board the size and composition of the Board with the objective of achieving the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. Although the Board does not maintain a formal policy regarding diversity, the Governance Committee considers diversity to include diversity of backgrounds, cultures, education, experience, skills, thought, perspectives, personal qualities and attributes, and geographic profiles (i.e., where the individuals have lived and worked), as well as race, ethnicity, gender, national origin and other categories. A high level of diversity on our Board has been achieved in these areas, as evidenced by the information concerning our directors that is provided under “Nominees” above. Our Governance Committee and Board believe that a diverse representation on the Board fosters a robust, comprehensive, and balanced deliberative and decision-making process that is essential to the continued effective functioning of the Board and continued success of the Company.

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Director Compensation

The Company believes that compensation for non-employee directors should be competitive and should encourage ownership of the Company’s stock. The compensation for each non-employee director of the Company includes an annual cash retainer, an annual restricted stock unit (“RSU”) award and meeting fees. With regard to the Board and standing committees, non-employee directors receive a $1,500 per-meeting fee, except that the fee is $2,000 for Audit Committee meetings. With regard to meetings other than standing committee meetings, the Governance Committee determines on a case-by-case basis whether meeting fees are appropriate for non-employee directors. The Board has established a $1,500 per-meeting fee in each case in which the Governance Committee determines a meeting fee is appropriate. In addition to the compensation described above, the Lead Independent Director and chairs of the standing committees receive an annual retainer. Non-employee directors are paid their reasonable expenses for attending Board and committee meetings. Directors who are employees of the Company or its subsidiaries do not receive any compensation for service on the Board. The Governance Committee annually reviews the level and form of the Company’s director compensation and, if it deems appropriate, recommends to the Board changes in director compensation.

Cash Compensation

Director annual retainers and meeting fees are paid in cash, except that one-half of the Lead Independent Director’s retainer is paid in RSUs. Directors may elect in advance of a calendar year to defer up to 100% of their annual retainer (including any standing committee chair or Lead Independent Director retainer) and meeting fees into the Company’s Deferred Compensation Administration Plan III (“DCAP III”). The minimum deferral period for any amounts deferred is five years; however, notwithstanding the director’s deferral election, if a director ceases to be a director of the Company for any reason other than death, disability or retirement, the account balance will be paid in a lump sum in the first January or July which is at least six months following and in the year after his or her separation from service. In the event of death, disability or retirement, the account balance will be paid in accordance with the director’s deferral election. To be eligible for retirement, a director must have served on the Board for at least six consecutive years prior to his or her separation. The Compensation Committee approves the rate at which interest or earnings are credited each year to amounts deferred into DCAP III. Currently, the default interest rate selected by the committee is 120% of the long-term applicable federal rate published for December 2014 by the Internal Revenue Service (“IRS”). In addition, the committee approved the crediting of earnings (or losses) to a director’s DCAP III account based on the director’s choice of a hypothetical investment in some of the funds, other than the McKesson stock fund, provided under the Company’s tax-qualified 401(k) plan.

The following table summarizes the cash compensation provided to non-employee directors:

Non-Employee Director Cash Compensation	Total ($)
Annual cash retainer	75,000
Additional retainer for Lead Independent Director	25,000
Additional retainer for Chair of the Audit Committee	20,000
Additional retainer for Chair of the Compensation Committee	20,000
Additional retainer for Chair of all other standing committees	10,000
Meeting fee for each Audit Committee meeting attended	2,000
Meeting fee for each Board, committee or other meeting attended	1,500

Equity Compensation

Each July, non-employee directors receive an automatic annual grant of RSUs with an approximate value as of the grant date equal to $150,000. The actual number of RSUs granted is determined by dividing $150,000 by the closing price of the Company’s common stock on the grant date (with any fractional unit rounded up to the nearest whole unit); provided, however, that the number of units granted in any annual grant will in no event exceed 5,000, in accordance with our 2013 Stock Plan. In addition to the annual cash retainer for the Lead Independent Director (as shown in the above table), the Lead Independent Director receives an annual grant of RSUs with a grant date value of $25,000.

The RSUs granted to non-employee directors are vested upon grant. If a director meets the director stock ownership guidelines (currently four times the annual cash retainer), then the director will, on the grant date, receive the shares underlying the RSUs, unless the director elects to defer receipt of the shares. The determination of whether a director meets the director stock ownership guidelines is made as of the last day of the deferral election period preceding the applicable RSU award. If a non-

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employee director has not met the stock ownership guidelines as of the last day of such deferral election period, then payment of the shares underlying the RSUs will automatically be deferred until the director’s separation from service.

Recipients of RSUs are entitled to dividend equivalents at the same dividend rate applicable to the Company’s common shareholders, which is determined by our Board and currently is $0.24 per share each quarter. For our directors, dividend equivalents on the RSUs are credited quarterly to an interest-bearing cash account and are not distributed until the shares underlying the RSUs are issued to the director. Interest accrues on directors’ credited dividend equivalents at the rate set by the Compensation Committee under the terms of our 2013 Stock Plan, which is currently 120% of the long-term applicable federal rate published for December 2014 by the IRS.

All Other Compensation and Benefits

Non-employee directors are eligible to participate in the McKesson Foundation’s Executive Request Program and Matching Gifts Program. Under the Executive Request Program, our non-employee directors may request that the foundation make donations to qualifying public charitable organizations. Under the Matching Gifts Program, our non-employee directors’ own gifts to schools, educational associations or funds and other public charitable organizations are eligible for a match by the foundation of up to $5,000 per director for each fiscal year.

2015 Director Compensation Table

The following table sets forth information concerning the compensation paid to or earned by each non-employee director for the fiscal year ended March 31, 2015. Mr. Hammergren, our Chairman, President and CEO, is not included in this table as he is an employee of the Company and receives no compensation for his service as a director. The compensation paid to or earned by Mr. Hammergren as an officer of the Company is shown in the 2015 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Andy D. Bryant	119,424	150,131		-0-	269,555
Wayne A. Budd	117,000	150,131		5,000	272,131
N. Anthony Coles, M.D.	94,731	187,776	(4)	-0-	282,507
Alton F. Irby III	113,712	150,131		-0-	263,843
M. Christine Jacobs	102,000	150,131		-0-	252,131
Donald R. Knauss	45,128	116,351	(5)	-0-	161,479
Marie L. Knowles	127,000	150,131		-0-	277,131
David M. Lawrence, M.D.	100,500	150,131		-0-	250,631
Edward A. Mueller	128,500	175,185	(6)	-0-	303,685
Susan R. Salka	45,128	116,351	(5)	20,000	181,479
Jane E. Shaw, Ph.D.	55,495	-0-		-0-	55,495
(1)

Consists of the following, as applicable, whether paid or deferred: director annual retainer; standing committee meeting fees; other meeting fees; and the annual standing committee chair and Lead Independent Director retainers.

(2)

Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board, Topic 718, labeled “Compensation — Stock Compensation” (“ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions. Such values do not reflect whether the recipient has actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Financial Note 7 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015, as filed with the SEC on May 12, 2015. For awards that are not subject to performance conditions, such as those provided to directors, the maximum award level would not result in an award greater than what is disclosed in the table above.

(3)	For Mr. Budd and Ms. Salka, represents the amount of donations and matching charitable contributions provided by the McKesson Foundation.

(4)

In addition to the automatic annual grant of RSUs made in July 2014, Dr. Coles received, in connection with his election to the Board in April 2014, a prorated portion of the automatic annual grant of RSUs previously made to non-employee directors in July 2013.

(5)

Mr. Knauss and Ms. Salka received, in connection with their election to the Board in October 2014, a prorated portion of the automatic annual grant of RSUs previously made to non-employee directors in July 2014.

(6)	Represents both the regular automatic annual grant of RSUs made in July 2014 and the accompanying RSU grant, based on a grant date value of $25,000, for service as the Lead Independent Director.

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Corporate Governance

The Board is committed to, and for many years has adhered to, sound and effective corporate governance practices. In addition to its routine monitoring of best practices, at least annually the Board and its committees review the Company’s current corporate governance practices, the corporate governance environment and current trends, and update their written charters as necessary. The Board diligently exercises its oversight responsibilities with respect to the Company’s business and affairs consistent with the highest principles of business ethics, and in order to meet the corporate governance requirements of federal law, state law and the NYSE.

You can access the following governance materials on our website at www.mckesson.com under the caption “Investors — Corporate Governance.”

•	Certificate of Incorporation

•	By-Laws

•	Corporate Governance Guidelines
•	Committee Charters

•	Director Independence Standards

•	Code of Conduct

Key Governance Attributes

The Board actively seeks input from our shareholders and is committed to continuous monitoring of sound and effective governance practices. Below are highlights of some of our key governance attributes.

Commitment to Proxy Access

The Board strives to maintain and adopt industry-leading governance best practices. In June 2014, the Company announced its plans to submit proxy access By-Law amendments at the 2015 Annual Meeting of Stockholders, which would allow eligible shareholders to place their own eligible director nominees on the Company’s proxy card, along with the candidates nominated by the Board. During 2014 and 2015, the Company engaged in discussions with shareholders and reviewed the evolving governance landscape with its advisors to inform its approach to proxy access. The result of our efforts is reflected in management’s proxy access By-Law amendment proposal, which is presented under Item 5 of this proxy statement. If approved, the By-Law amendments would allow a shareholder or shareholder group who has owned at least three percent of the Company’s stock for at least three years, and who complies with specified procedural and disclosure requirements, to include in McKesson’s proxy materials shareholder-nominated director candidates to fill up to 20% of the available board seats.

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Shareholder Right to Call a Special Meeting

Recognizing the interest of a number of shareholders in being able to take action between annual meetings, and having considered the alternative processes for achieving that result, the Board, in January 2013, adopted amendments to the Company’s By-Laws, which were approved by the shareholders at the 2013 Annual Meeting of Stockholders. The 2013 amendments to the By-Laws permit shareholders who meet certain requirements to call a special meeting of shareholders. Specifically, record holders who have held a net long position of at least 25% of the outstanding shares of common stock of the Company for at least one year will be able to call a special meeting. This important expansion of shareholder rights empowers our shareholders to act between annual meetings and enhances their ability to participate in issues vital to the Company.

Elimination of Supermajority Voting Requirements

In 2011, the Board recommended, and the shareholders approved, amendments to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and, in effect, the By-Laws to eliminate the Company’s shareholder supermajority voting requirements. Specifically, the Company replaced the supermajority voting requirement with a majority of shares outstanding standard for the following actions: (i) amendment of the By-Laws and (ii) amendment of the Certificate of Incorporation in any manner that would adversely affect holders of Series A Junior Participating Preferred Stock. In addition, the supermajority voting provisions and associated “fair price” provisions applicable to certain business combinations were eliminated from the Certificate of Incorporation altogether.

Majority Voting Standard for Election of Directors

The By-Laws provide for a majority voting standard for the election of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” that nominee. To address the “holdover” director situation in which, under Delaware law, a director remains on the Board until his or her successor is elected and qualified, the By-Laws require each director nominee to submit an irrevocable resignation in advance of the shareholder vote. The resignation would be contingent upon both the nominee not receiving the required vote for reelection and acceptance of the resignation by the Board pursuant to its policies.

Corporate Governance Guidelines

The Board has long adhered to directorship practices designed to ensure effective corporate governance. The Board approved revised McKesson Corporation Corporate Governance Guidelines in January 2013 to provide for a Lead Independent Director, and again in October 2013 to enhance the duties and power of the Lead Independent Director. In 2013, the independent directors of the Board elected Mr. Mueller to serve a two-year term as the Board’s first Lead Independent Director, and in April 2015, Mr. Mueller was reelected to serve an additional two-year term, effective July 29, 2015, subject to his continuing reelection and status as an independent director.

Consistent with NYSE listing requirements, the Corporate Governance Guidelines address various governance matters, including, among others: director qualification standards and the director nomination process; shareholder communications with directors; director responsibilities; selection and role of the Lead Independent Director; director access to management and, as necessary and appropriate, independent advisors; director compensation; director stock ownership guidelines; director orientation and continuing education; management succession; and an annual performance evaluation of the Board. The Governance Committee is responsible for overseeing the guidelines and at least annually assesses the need or advisability for any amendments to the guidelines to reflect corporate governance best practices. Our Corporate Governance Guidelines can be found on the Company’s website at www.mckesson.com under the caption “Investors — Corporate Governance.”

Director Independence

Under the Company’s Corporate Governance Guidelines, the Board must have a substantial majority of directors who meet the applicable criteria for independence required by the NYSE. The Board must determine, based on all relevant facts and circumstances, whether in its business judgment each director satisfies the criteria for independence, including the absence of a direct or indirect material relationship with the Company. Consistent with the listing requirements of the NYSE, the Board has

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established standards to assist it in making a determination of director independence. A director will not be considered independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company (A) which in any of the last three years accounted for at least 2.0% of the Company’s consolidated gross revenues, or (B) for which in any such year the Company accounted for at least 2.0% or $1,000,000, whichever is greater, of such other company’s consolidated gross revenues.

•

The director is, or has been within the last three years, an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is more than 2.0% of the respective company’s total assets measured as of the last completed fiscal year.

•

The director serves, or served within the last three years, as an executive officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions in any single fiscal year exceeded the greater of $1,000,000 or 2.0% of that organization’s total annual charitable receipts. (The Company’s matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

•

For relationships not covered by the guidelines above, or for relationships that are covered, but as to which the Board believes a director may nonetheless be independent, the determination of independence shall be made by the directors who satisfy the NYSE independence rules and the guidelines set forth above. However, any determination of independence for a director who does not meet these standards must be specifically explained in the Company’s proxy statement.

Our Director Independence Standards can also be found on the Company’s website at www.mckesson.com under the caption “Investors — Corporate Governance.” Provided that no relationship or transaction exists that would disqualify a director under these standards, and no other relationship or transaction exists of a type not specifically mentioned in these standards that, in the Board’s opinion, taking into account all relevant facts and circumstances, would impair a director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent. Applying these standards, and all applicable laws, rules or regulations, the Board has determined that, with the exception of John H. Hammergren, all of the current directors, namely Andy D. Bryant, Wayne A. Budd, N. Anthony Coles, Alton F. Irby III, M. Christine Jacobs, Donald R. Knauss, Marie L. Knowles, David M. Lawrence, Edward A. Mueller and Susan R. Salka, are independent.

Board Leadership Structure

The Board periodically reviews the appropriateness and effectiveness of its leadership structure, and in January 2013, the Board approved amendments to the Company’s Corporate Governance Guidelines to provide for a Lead Independent Director whenever the Chairman is not an independent director. In addition, the Board approved amendments to the Company’s Corporate Governance Guidelines in October 2013 to provide for additional duties and powers of the Lead Independent Director. Mr. Mueller has served as the Board’s first Lead Independent Director since July 2013, and in April 2015, the independent directors of the Board reelected him to serve an additional two-year term, subject to his continuing reelection and status as an independent director. The Lead Independent Director’s duties and powers include, but are not limited to, the following:

•	preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

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ITEM 1. ELECTION OF DIRECTORS

•	serve as liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	call meetings of the independent directors, as appropriate;

•	if requested by major shareholders, ensure that he or she is available for consultations and direct communication;

•	lead the Board’s annual evaluation of directors and the CEO;

•

lead the Board’s annual evaluation of the CEO succession process, carry out the responsibilities of the Lead Independent Director specified in the Company’s CEO Absence Event Management Process, and upon the occurrence of a temporary or permanent incapacity or disability or other similar temporary or permanent absence of the Chairman, assume the day-to-day duties and authorities of the Chairman on an interim basis;

•	recommend to the Governance Committee membership of various Board committees, as well as selection of committee chairs;

•	retain, or recommend retention of, independent legal, accounting, consulting and other advisors; and

•	assist in assuring compliance with, and implementation of, the Corporate Governance Guidelines.

Mr. Hammergren serves as our Chairman and CEO. The Company does not have a policy regarding whether the Chairman and CEO roles should be combined or separated. Rather, the Company’s Corporate Governance Guidelines retain flexibility for the Board to choose its Chairman in any way that it deems best for the Company at any given time. Although the Company has in the past separated the roles of Chairman and CEO, the Board believes that having Mr. Hammergren serve as both Chairman and CEO, coupled with strong independent director leadership, which has been enhanced by establishing a Lead Independent Director with robust powers and duties, is the most appropriate and effective Board leadership structure for the Company at this time.

A number of factors support the current leadership structure. Mr. Hammergren has over 30 years of experience in the healthcare industry, and has served as the Chairman and CEO of the Company for more than 12 years. The Board believes that Mr. Hammergren’s in-depth knowledge of the healthcare industry and of the complex businesses and operations of the Company best equips him to lead Board meetings as the directors discuss key business and strategic matters and best equips him to focus the Board on the most critical issues. The current combined Chairman and CEO structure has promoted decisive leadership, ensured clear accountability and enhanced our ability to communicate with a single and consistent voice to shareholders, customers, employees and other stakeholders. During the time Mr. Hammergren has served as both Chairman and CEO, the Company has achieved outstanding financial results as displayed in the Compensation Discussion and Analysis below.

In addition, the Board believes that other aspects of the current leadership structure, and the enhancement of that structure by instituting and enhancing the role of the Lead Independent Director, together with the principles and practices described in the Corporate Governance Guidelines, ensure effective independent Board leadership and oversight of management. As a matter of practice, the Chairman regularly elicits input from all of the independent directors as to the matters they would like covered at the meetings and the information they would find most helpful in their deliberations and decision-making. Strong independent director leadership is also enhanced by the fact that all of the Board’s standing committees are composed solely of, and chaired by, independent directors.

The Board’s role in risk oversight is discussed in greater detail below; however, with respect to the Board’s leadership structure, the Board believes that the current structure is consistent with, and indeed enhances the effectiveness of, its risk oversight role. In short, Mr. Hammergren’s extensive management experience and in-depth knowledge of the healthcare industry and of the complex businesses and operations of the Company, as discussed above, also assist the Board in understanding the risks facing the Company and, therefore, in more effectively performing its risk oversight function.

In sum, the Company’s existing Board leadership structure strikes an effective balance between strong, strategically advantageous Chairman and CEO leadership, and appropriate oversight of management provided by strong independent directors and a Lead Independent Director. The combined Chairman and CEO structure has served the Company and its shareholders well, and remains the most appropriate leadership structure for the Company at this time.

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ITEM 1. ELECTION OF DIRECTORS

Director Stock Ownership Guidelines

Our Board believes that directors should hold a meaningful equity stake in McKesson. To that end, by the terms of our Director Stock Ownership Guidelines, directors are expected to own shares or share equivalents of the Company’s common stock with a value not less than four times the annual cash retainer within three years of joining our Board. We believe these terms serve the important purpose of aligning our directors’ economic interests with those of the shareholders. As of June 1, 2015, all of our directors were in compliance with the Director Stock Ownership Guidelines, except for Dr. Coles, Mr. Knauss and Ms. Salka, who were recently elected to the Board and have three years from their initial election to meet the guidelines.

Succession Planning

In accordance with our Corporate Governance Guidelines, the Board is responsible for approving and maintaining a succession plan for the CEO and other executive officers. To assist the Board with this requirement, the Company’s Executive Vice President, Human Resources annually facilitates the Board of Directors’ discussion of CEO and senior management succession. This meeting is held in an executive session of the full Board, with the Executive Vice President, Human Resources present. The annual review includes an evaluation of the requirements for the CEO and each senior management position, and an examination of potential permanent and interim candidates for CEO and senior management positions. With respect to CEO succession, the Lead Independent Director has responsibility for leading the annual evaluation process. In order to minimize disruption in the operations of the Company in the event of a temporary or permanent absence of the CEO, including in emergency situations, the Board adopted a CEO Absence Event Management Process. This process establishes clear procedures for planning for and responding to a CEO absence event, while maintaining the Board’s ability to exercise its judgment and discretion in such event, including with regard to the selection of an interim or permanent replacement CEO.

Executive Sessions of the Board

The independent directors of the Board meet in executive session without members of management present on a regularly scheduled basis. The Lead Independent Director presides at such executive sessions. Currently, the Lead Independent Director establishes the agenda for each executive session and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting. The Lead Independent Director, in collaboration with the Chairman and the Secretary, also reviews the agenda in advance of the Board of Directors’ meetings. The Lead Independent Director serves a two-year term, subject to his or her continuing reelection and status as an independent director. The Lead Independent Director’s duties and powers, which include presiding at executive sessions, are described in more detail above. Mr. Mueller has served as the Board’s Lead Independent Director since July 2013, and has been reelected to serve an additional two-year term.

Code of Conduct

The Company is committed to the highest standards of ethical and professional conduct. In June 2013, the Company amended its Code of Conduct, substantially re-writing it to simplify the language of the Code to make it easier to read and to update the Code to reflect changes in the business. The Code of Conduct applies to all employees, officers and directors, and describes fundamental principles, policies and procedures that shape our work and is designed to help our employees, officers and directors make ethical decisions. The Code is available on the Company’s website at www.mckesson.com under the caption “Investors — Corporate Governance.” The Company intends to post on its website any amendment to, or waiver from, the Code that applies to our CEO, Chief Financial Officer, Controller and persons performing similar functions within four business days after any such amendment or waiver.

Related Party Transactions Policy

The Company has a written Related Party Transactions Policy requiring approval or ratification of certain transactions involving executive officers, directors and nominees for director, beneficial owners of more than 5% of the Company’s common stock, and immediate family members of any such persons where the amount involved exceeds $100,000. Under the policy, the Company’s General Counsel initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy or disclosure. If so, the matter will be referred to the CEO for consideration with the General Counsel as to approval or ratification in the case of other executive officers and/or their immediate family members, or to the Governance Committee in the case of transactions involving directors, nominees for director, the General Counsel, the CEO or holders of

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ITEM 1. ELECTION OF DIRECTORS

more than 5% of the Company’s common stock and/or their immediate family members. Annually directors, nominees and executive officers are asked to identify any transactions that might fall under the policy as well as to identify immediate family members. Additionally, they are required to notify the General Counsel promptly of any proposed related party transaction. The policy is administered by the Governance Committee. The transaction may be ratified or approved if it is fair and reasonable to the Company and consistent with its best interests. Factors that may be taken into account in making that determination include: (i) the business purpose of the transaction; (ii) whether it is entered into on an arms-length basis; (iii) whether it would impair the independence of a director; and (iv) whether it would violate the provisions of the Company’s Code of Conduct.

The Company and its subsidiaries may, in the ordinary course of business, have transactions involving more than $100,000 with unaffiliated companies of which certain of the Company’s directors are directors and/or executive officers. Therefore, under the policy, the Governance Committee reviews such transactions. However, the Company does not consider the amounts involved in such transactions to be material in relation to its businesses, the businesses of such other companies or the interests of the directors involved. In addition, the Company believes that such transactions are on the same terms generally offered by such other companies to other entities in comparable transactions.

Board of Directors’ Role in Risk Oversight

The Company’s management is responsible for the day-to-day management of the risks facing the Company, including macroeconomic, financial, strategic, operational, public reporting, legal, regulatory, political, compliance, and reputational risks. Management carries out this risk management responsibility through a coordinated effort among the various risk management functions within the Company.

Under our By-Laws and Corporate Governance Guidelines, the Board has responsibility for overseeing the business and affairs of the Company. This general oversight responsibility includes oversight of risk management, which the Board carries out as a whole or through its committees. Among other things, the Board as a whole periodically reviews the Company’s enterprise risk management processes for identifying, ranking and assessing risks across the organization, as well as the output of that process. The Board as a whole also receives periodic reports from the Company’s management on various risks, including risks facing the Company’s businesses. Although the Board has ultimate responsibility for overseeing risk management, it has delegated to its committees certain oversight responsibilities. For example, in accordance with its charter, the Audit Committee engages in ongoing discussions regarding major financial risk exposures and the process and system employed to monitor and control such exposures. In addition, consistent with its charter, the Audit Committee engages in periodic discussions with management concerning the process by which risk assessment and management are undertaken. In carrying out these responsibilities, the Audit Committee, among other things, regularly reviews with the head of Internal Audit and other senior members of Internal Audit, the audits or assessments of significant risks conducted by Internal Audit personnel based on their audit plan; and the committee regularly meets in executive sessions with the head of Internal Audit. The Audit Committee also regularly reviews with the Controller the Company’s internal control over financial reporting, including any significant deficiencies. As part of the reviews involving Internal Audit and the Controller, the Audit Committee reviews steps taken by management to monitor, control and mitigate risks. The Audit Committee also regularly reviews with the General Counsel and Chief Compliance Officer significant legal, regulatory, and compliance matters that could have a material impact on the Company’s financial statements or business. Finally, from time to time, executives who are responsible for managing a particular risk report to the Audit Committee on how the risk is being controlled and mitigated.

The Board has also delegated to other committees the responsibility to oversee risk within their areas of responsibility and expertise. For example, the Finance Committee exercises oversight with regard to the risk assessment and management processes related to, among other things, credit, capital structure, liquidity, insurance programs and the Company’s retirement and 401(k) plans. As noted in the section below titled “Risk Assessment of Compensation Policies and Practices,” the Compensation Committee oversees risk assessment and management with respect to the Company’s compensation policies and practices.

In those cases in which committees have risk oversight responsibilities, the chairs of the committees regularly report to the full Board the significant risks facing the Company, as identified by management, and the measures undertaken by management for controlling and mitigating those risks.

Risk Assessment of Compensation Policies and Practices

We annually conduct a review of all incentive compensation plans utilized throughout the Company, using a framework for risk assessment provided to us by a nationally recognized outside compensation advisor. In conducting our review, a detailed assessment of each incentive compensation plan, without regard to materiality, is first prepared by representatives from the

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ITEM 1. ELECTION OF DIRECTORS

Company’s business units and then reviewed by senior executives of our Human Resources Department. The review framework requires representatives of our business units to examine and report on the presence of certain design elements under both cash and equity incentive compensation plans that could encourage our employees to incur excessive risk, such as the selection and documentation of incentive metrics, the ratio of incentive to fixed compensation, the year-over-year variability in payouts, the amount of management discretion, and the percentage of compensation expense as compared to the business units’ revenues. Consistent with our findings in past years, management concluded that for FY 2015 our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. A summary of management’s findings was reviewed with the Compensation Committee at its May 2015 meeting.

The Compensation Committee discussed management’s findings, and considered that the Company utilizes many design features that mitigate the likelihood of encouraging excessive risk-taking behavior. Among these design features are:

•	Multiple metrics across the entire enterprise that balance top-line, bottom-line and cash management objectives;

•	Linear payout curves, performance thresholds and caps;

•	Reasonable goals and objectives, which are well-defined and communicated;

•	Strong compensation recoupment (“clawback”) policy;

•	Modification of payouts based upon individual performance, including assessments against our “ICARE” principles (integrity, customer first, accountability, respect and excellence); and

•	Training on our Code of Conduct and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions.

In addition, our incentives for senior management feature the following:

•	Balance of short- and long-term variable compensation tied to a mix of financial and operational objectives and the long-term value of our stock;

•	The Compensation Committee’s ability to exercise downward discretion in determining payouts; and

•	Rigorous stock ownership and retention guidelines.

Based on the foregoing, the Compensation Committee concurred with management that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We believe that our incentive compensation plans do not provide incentives that encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and the risk management practices of the Company, and are supported by the oversight and administration of the Compensation Committee with regard to our executive compensation program.

Communications with Directors

Shareholders and other interested parties may communicate with the Lead Independent Director, the non-management directors, or any of the directors by addressing their correspondence to the Board member or members, c/o the Corporate Secretary’s Department, McKesson Corporation, One Post Street, 35th Floor, San Francisco, California 94104, or via e-mail to leaddirector@mckesson.com or to nonmanagementdirectors@mckesson.com. The Board has instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are irrelevant to or inconsistent with the Company’s operations, policies and philosophies, are deemed of a commercial or frivolous nature, or are otherwise deemed inappropriate for the Board’s consideration. The Corporate Secretary’s Department maintains a log of correspondence received by the Company that is addressed to members of the Board, other than advertisements, solicitations or correspondence deemed by the Secretary to be junk mail, of a frivolous nature, or otherwise not appropriate to retain. Members of the Board may review the log at any time, and request copies of any correspondence received.

Indemnity Agreements

The Company has entered into separate indemnity agreements with its directors and executive officers that provide for defense and indemnification against any judgment or costs assessed against them in the course of their service. Such agreements do not, however, permit indemnification for acts or omissions for which indemnification is not permitted under Delaware law.

 - 2015 Proxy Statement    23

ITEM 2.	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2016

Your Board recommends a vote “FOR” this ratification proposal.

The Audit Committee of the Company’s Board of Directors has approved Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2016. D&T is knowledgeable about the Company’s operations and accounting practices, and is well qualified to act as the Company’s independent registered public accounting firm.

We are asking our shareholders to ratify the selection of D&T as the Company’s independent registered public accounting firm. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain D&T. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of D&T are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. For the fiscal years ended March 31, 2015 and 2014, professional services were performed by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), which includes Deloitte Consulting. Fees for those years were as follows:

	FY 2015	FY 2014
Audit Fees	$20,019,760	$11,059,785
Audit-Related Fees	2,163,000	5,861,759
TOTAL AUDIT AND AUDIT-RELATED FEES	22,182,760	16,921,544
Tax Fees	777,500	1,522,950
All Other Fees	—	—
TOTAL	$22,960,260	$18,444,494

Audit Fees. This category consists of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements, the audit of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by D&T in connection with statutory and regulatory filings or engagements. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, foreign statutory audits required by non-U.S. jurisdictions, registration statements and comfort letters. The increase in the fiscal year ended March 31, 2015 was primarily related to the acquisition of Celesio AG.

Audit-Related Fees. This category consists of fees for professional services rendered in connection with the performance of an audit or reviews of the Company’s consolidated financial statements and is not reported under “Audit Fees.” This includes fees for employee benefit plan audits, accounting consultations, due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. This category consists of fees for professional services rendered for U.S. and international tax compliance, including services related to the preparation of tax returns and professional services. For the fiscal years ended March 31, 2015 and 2014, no amounts were incurred by the Company for tax advice, planning or consulting services.

All Other Fees. This category consists of fees for products and services other than the services reported above. The Company paid no fees in this category for the fiscal years ended March 31, 2015 and 2014.

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ITEM 2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Applicable Rules, and as set forth in the terms of its charter, the Audit Committee has sole responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy that requires it to pre-approve all audit and permissible non-audit services, including audit-related and tax services, to be provided by Deloitte & Touche. Between meetings, the Chair of the Audit Committee is authorized to pre-approve services, which are reported to the committee at its next meeting. All of the services described in the fee table above were approved in conformity with the Audit Committee’s pre-approval process.

Audit Committee Report

The Audit Committee of the Company’s Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. The functions of the Audit Committee are described in greater detail in the Audit Committee’s written charter adopted by the Company’s Board of Directors, which may be found on the Company’s website at www.mckesson.com under the caption “Investors — Corporate Governance.” The Audit Committee is composed exclusively of directors who are independent under the applicable SEC and NYSE rules and the Company’s independence standards. The Audit Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm of Deloitte & Touche LLP (“D&T”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has: (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended March 31, 2015; (ii) discussed with D&T the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) standards; (iii) received the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the Audit Committee concerning independence; and (iv) discussed with D&T its independence from the Company. The Audit Committee further considered whether the provision of non-audit related services by D&T to the Company is compatible with maintaining the independence of that firm from the Company. The Audit Committee has also discussed with management of the Company and D&T such other matters and received such assurances from them as it deemed appropriate.

The Audit Committee discussed with the Company’s internal auditors and D&T the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and D&T, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements for the fiscal year ended March 31, 2015 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of the Board of Directors

Marie L. Knowles, Chair

Wayne A. Budd

Alton F. Irby III

Donald R. Knauss

Susan R. Salka

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PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding ownership of the Company’s outstanding common stock by any entity or person, to the extent known by us or ascertainable from public filings, that is the beneficial owner of more than 5% of the outstanding shares of common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	22,659,667	(1)	9.8%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	14,887,788	(2)	6.4%
FMR LLC and Edward C. Johnson 3d 245 Summer Street Boston, Massachusetts 02210	13,543,087	(3)	5.8%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	12,066,320	(4)	5.2%
*	Based on 232,322,510 shares of common stock outstanding as of June 1, 2015.

(1)

This information is based upon a Schedule 13G/A filed with the SEC on February 13, 2015 by T. Rowe Price Associates, Inc. (“Price Associates”), which reports sole voting power with respect to 7,310,574 shares, sole dispositive power with respect to 22,659,667 shares, and an aggregate beneficial ownership of 22,659,667 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)

This information is based upon a Schedule 13G/A filed with the SEC on January 30, 2015 by BlackRock, Inc., which reports sole voting power with respect to 12,595,892 shares; sole dispositive power with respect to 14,887,788 shares as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited; and an aggregate beneficial ownership of 14,887,788 shares.

(3)

This information is based upon a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC and Edward C. Johnson 3d, which reports sole voting power with respect to 907,271 shares, sole dispositive power with respect to 13,543,087 shares, and an aggregate beneficial ownership of 13,543,087 shares.

(4)

This information is based upon a Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group, which reports sole voting power with respect to 401,291 shares, sole dispositive power with respect to 11,684,628 shares, shared dispositive power with respect to 381,692 shares, and an aggregate beneficial ownership of 12,066,320.

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PRINCIPAL SHAREHOLDERS

Security Ownership of Directors and Executive Officers

The following table sets forth, as of June 1, 2015, except as otherwise noted, information regarding ownership of the Company’s outstanding common stock by: (i) all directors and nominees; (ii) each executive officer named in the 2015 Summary Compensation Table below (collectively, the “NEOs”); and (iii) all directors, NEOs and executive officers as a group. The table also includes shares of common stock that underlie outstanding RSUs and options to purchase common stock of the Company that either vest or become exercisable within 60 days of June 1, 2015:

Name of Individual	Shares of Common Stock Beneficially Owned(1)		Percent of Class
James A. Beer	36,651	(3)	*
Patrick J. Blake	138,334	(2)(3)(5)	*
Andy D. Bryant	14,852	(2)	*
Wayne A. Budd	22,883	(2)	*
N. Anthony Coles, M.D.	997	(2)	*
Jorge L. Figueredo	5,724	(3)(5)	*
John H. Hammergren	2,272,922	(3)(4)(5)	*
Alton F. Irby III	31,698	(2)(4)	*
M. Christine Jacobs	24,467	(2)	*
Paul C. Julian	368,950	(3)(5)	*
Donald R. Knauss	572	(2)	*
Marie L. Knowles	9,342	(2)	*
David M. Lawrence, M.D.	23,922	(2)	*
Edward A. Mueller	14,706	(2)	*
Susan R. Salka	572	(2)	*
Jane E. Shaw, Ph.D.	52,834	(2)(4)	*
Brian S. Tyler	30,215	(3)(5)	*
All directors, NEOs and executive officers as a group (21 persons)	3,409,131	(2)(3)(4)(5)

*

Less than 1.0%. The number of shares beneficially owned and the percentage of shares beneficially owned are based on 232,322,510 shares of the Company’s common stock outstanding as of June 1, 2015, adjusted as required by the rules promulgated by the SEC. Shares of common stock that may be acquired by exercise of stock options or vesting of RSUs within 60 days of June 1, 2015 and vested RSUs that are not yet settled are deemed outstanding and beneficially owned by the person holding such stock options or RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(1)

Except as otherwise indicated in the footnotes to this table, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)

Includes vested RSUs or common stock units accrued under the 2013 Stock Plan, 2005 Stock Plan, Directors’ Deferred Compensation Administration Plan and the 1997 Non-Employee Directors’ Equity Compensation and Deferral Plan (the receipt of the underlying shares having been deferred) as follows: Mr. Blake, 10,504 units; Mr. Bryant, 14,852 units; Mr. Budd, 21,560 units; Dr. Coles, 997 units; Mr. Irby, 23,420 units; Ms. Jacobs, 24,467 units; Mr. Knauss, 572 units; Ms. Knowles, 9,342 units; Dr. Lawrence, 23,922 units; Mr. Mueller, 14,706 units; Ms. Salka, 572 units; Dr. Shaw, 15,461 units; and all directors, NEOs and executive officers as a group, 160,375 units. Directors, NEOs and executive officers have neither voting nor investment power with respect to such units.

(3)

Includes shares that may be acquired by exercise of stock options or vesting of RSUs within 60 days of June 1, 2015 as follows: Mr. Beer, 18,739 shares; Mr. Blake, 125,512 shares; Mr. Figueredo, 5,454 shares; Mr. Hammergren, 1,678,558 shares; Mr. Julian, 368,544 shares; Mr. Tyler, 30,010 shares; and all directors, NEOs and executive officers as a group, 2,511,269 shares.

(4)

Includes shares held by immediate family members who share a household with the named person, by family trusts as to which the named person and his or her spouse have shared voting and investment power, or by an independent trust for which the named person disclaims beneficial ownership as follows: Mr. Hammergren, 590,257 shares; Mr. Irby, 1,550 shares; Dr. Shaw, 37,373 shares; and all directors, NEOs and executive officers as a group, 669,158 shares.

(5)

Includes shares held under the Company’s 401(k) plan as of June 1, 2015 as follows: Mr. Blake, 306 shares; Mr. Figueredo, 270 shares; Mr. Hammergren, 4,107 shares; Mr. Julian, 349 shares; Mr. Tyler, 200 shares; and all NEOs and executive officers as a group, 9,344 shares.

 - 2015 Proxy Statement    27

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Motivating our executive officers to meet and exceed challenging business goals and deliver sustained performance growth is a core objective of our executive compensation program. In a year of strong financial and operating performance, we continued to enhance our executive compensation program in response to shareholder feedback. Changes to our incentive plan design for FY 2015 included the introduction of a new relative performance metric and strengthened pay for performance alignment. The long-term performance share award is based on a market-based metric, relative total shareholder return, and is part of a long-term incentive program that also incorporates absolute financial performance metrics. All executive officers now receive long-term incentive awards with performance or vesting periods of at least three years.

We also continued to refresh the Board. The Board appointed Mr. Andy D. Bryant as Chair of the Compensation Committee following Dr. Jane Shaw’s retirement from the Board in July 2014. As noted earlier in this proxy statement, we elected two new independent directors to the Board in October 2014, Mr. Donald R. Knauss and Ms. Susan R. Salka, both of whom serve on the Audit and Governance Committees.

At last year’s annual meeting of stockholders, we received nearly 95% approval for our advisory say on pay proposal. We appreciate our shareholders’ support of the changes we implemented to our compensation and governance practices over the last several years. We believe it is important to seek ongoing feedback and solicit input from shareholders to ensure we are meeting expectations regarding our compensation and governance practices. In FY 2014, we expanded our shareholder engagement efforts to include institutional investors and pension funds representing over 50% of the Company’s outstanding common stock. We built upon these efforts in FY 2015 by increasing our engagement with institutional investors and pension funds representing over 62% of the Company’s outstanding common stock. As in prior years, we also solicited feedback from the two largest proxy advisory firms.

FY 2015 was an exceptional year across McKesson, as we deepened our relationships with customers and manufacturing partners while expanding our scale and global reach. Key milestones include:

30%	Revenue Growth	Strengthened our Global Scale with Celesio AG Acquisition	29%	Increase in Adjusted Earnings per Diluted Share (“Adjusted EPS”)

		Enhanced Customer Relationships in Distribution Solutions

$3.1	Billion in Operating Cash Flow		29%	Total Shareholder Return

		Focused Growth on Emerging Technology Solutions

Our recent financial and operating performance, combined with our disciplined portfolio approach to capital deployment, provides strong momentum for future growth and shareholder value creation.

The Compensation Discussion and Analysis describes McKesson’s compensation objectives, summarizes our executive compensation program and reviews compensation decisions for our CEO, CFO and four other most highly compensated executive officers as of March 31, 2015 (collectively, our “NEOs”). For FY 2015, our NEOs and their respective titles were as follows:

Name	Title
John H. Hammergren	Chairman of the Board, President and Chief Executive Officer
James A. Beer	Executive Vice President and Chief Financial Officer
Paul C. Julian	Executive Vice President and Group President
Patrick J. Blake	Executive Vice President and Group President
Jorge L. Figueredo	Executive Vice President, Human Resources
Brian S. Tyler	President, North American Pharmaceutical Distribution and Services and former Executive Vice President, Corporate Strategy and Business Development

Mr. Tyler currently serves as President, North American Pharmaceutical Distribution and Services. Mr. Tyler ceased to be an executive officer in February 2015, when he stepped down from his role as Executive Vice President, Corporate Strategy and Business Development. The NEOs who served at fiscal year-end, which excludes Mr. Tyler, are collectively our “Current NEOs.”

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EXECUTIVE COMPENSATION

Progressive Executive Compensation Program Changes

The table below summarizes our progressive compensation and governance changes. Changes affecting FY 2015 incentive plan design apply to performance periods beginning with fiscal year 2015, which started April 1, 2014 and ended March 31, 2015.

Progressive Executive Compensation and Governance Changes
FY 2015
✓	Replaced Adjusted EBITDA with Adjusted OCF as secondary financial metric in Management Incentive Plan (“MIP,” annual cash incentive)
✓	Replaced Cumulative Adjusted OCF with Adjusted ROIC as secondary metric in Long-Term Incentive Plan (“LTIP,” long-term cash incentive)
✓

Adopted Total Shareholder Return Unit program (“TSRU,” new long-term equity incentive) to replace Performance Restricted Stock Unit program (“PeRSU,” prior long-term equity incentive) for executive officers

• Performance metric is total shareholder return relative to S&P 500 Health Care Index over three-year performance period
• Must achieve above-median performance at 55th percentile relative to S&P 500 Health Care Index to earn target payout
✓	Incentive plans include a relative market-based metric in addition to financial metrics
✓	All long-term incentives for executive officers have performance or vesting periods of at least three years
✓	Awarded common long-term incentive pay mix consisting of 50% TSRUs, 35% Stock Options and 15% LTIP to all executive officers
✓	Refreshed Board committees and Board composition with one new committee chair and two new independent directors
• Appointed new Chair of Compensation Committee upon retirement of former Chair
• Added new members to Audit Committee and Governance Committee
FY 2014
✓	CEO voluntarily reduced his pension benefit to a fixed value almost 30% less than the amount he would have received had he resigned at the end of FY 2013
✓	Strengthened clawback policy by lowering threshold requirement, expanding policy scope and adding public disclosure requirement
✓	Established and enhanced duties and powers of Board’s Lead Independent Director
✓	Empowered senior executive to expand shareholder engagement, with direct lines of communication to Lead Independent Director, Board and senior governance executives
✓	Refreshed Board committees and Board composition with two new committee chairs and new independent director
• Appointed new Chair of Compensation Committee
• Appointed new Chair of Governance Committee
• Added new member to Compensation Committee and Finance Committee
✓	Engaged new independent compensation consultant
FY 2013

✓	Reduced maximum payout opportunity for PeRSUs (long-term equity incentive) from 220% to 200% for executive officers

✓	Reduced PeRSU target awards by an average of 4%, grant date value of option awards by an average of 5% and LTIP target awards by 5% for FY 2013 named executive officers

✓	Expanded policy on prohibition of excise tax gross-ups to cover agreements other than employment agreements

✓	Revised Corporate Governance Guidelines to provide for Lead Independent Director
FY 2012

✓	Added three new financial metrics to incentive plans (EBITDA, ROIC and Long-Term Earnings Growth) and adjusted relative weightings of EPS and OCF, respectively

✓	Eliminated individual (non-financial) modifier in determination of PeRSU payouts for executive officers

✓	Reduced maximum payout opportunity for LTIP (long-term cash incentive) from 300% to 200% for executive officers

✓	CEO voluntarily relinquished his golden parachute gross-up
FY 2010

✓	Added second financial metric to LTIP (long-term cash incentive)

✓	Froze participation in executive life insurance plan

✓	Froze participation in executive supplemental death benefit plan

✓	Adopted policy prohibiting any new employment agreement with an executive officer from providing for excise tax gross-ups in the event of a change in control

✓	Adopted policy prohibiting death benefits for executive officers not generally provided to all employees

✓	Expanded and clarified clawback policy embedded in incentive plans and programs

✓	Strengthened guidelines on stock ownership requirements

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EXECUTIVE COMPENSATION

Best Practices in Compensation Governance

The table below summarizes what we do and what we don’t do with respect to our compensation governance practices. We maintain these best practices to encourage actions that are in the long-term interests of our shareholders and the Company.

Best Practices in Compensation Governance
What We Do

✓	Pay for performance	✓	Engage with investors
	Approximately 88% of Current NEOs’ target direct compensation is tied to Company performance		Engagement with institutional investors and pension funds representing 62% of outstanding common stock in FY 2015

✓	Emphasize long-term performance	✓	Designate Lead Independent Director
	Over 63% of Current NEOs’ target direct compensation is equity-based with at least three-year vesting		Effective independent Board leadership and oversight of management

✓	Develop sound financial goals	✓	Engage independent consultants
	Financial goals for incentive plans take into account significant corporate events, including anticipated annual share buybacks		Compensation Committee engages independent compensation and legal consultants

✓	Manage use of equity incentive plan conservatively	✓	Maintain robust compensation recoupment policy No “intent” or “materiality” restrictions and requires public disclosure of recouped amounts
Net equity burn rate over the last three fiscal years averages less than 1% per year

✓	Use double-trigger vesting provisions	✓	Review tally sheets
	Vesting connected with a change in control requires qualifying termination of employment (“double-trigger” provision)		Review of executive compensation program components includes potential severance and change in control payouts

✓	Maintain rigorous stock ownership guidelines	✓	Mitigate undue risk
	10x base salary for CEO and 3x base salary for executive officers		Annually review all incentive programs for material risk
What We Don’t Do

	Allow directors and executive officers to hedge or pledge Company securities		Enter into new agreements with executive officers providing for golden parachute tax gross-ups

	Re-price or exchange stock options without shareholder approval		Accrue or pay dividend equivalents during performance periods

	Provide tax gross-ups for executive perquisites		Provide above-market interest

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EXECUTIVE COMPENSATION

Total Shareholder Return of 258%, CEO Direct Pay Down 21%

From the end of FY 2010 through FY 2015, McKesson delivered total shareholder return of 258% while the Compensation Committee’s decisions and cumulative changes to our executive compensation program reduced CEO total direct compensation by 21%.

Total Shareholder Return(1) vs. CEO Total Direct Compensation(2)

(1)	Total shareholder return (“TSR”) assumes $100 invested at the close of trading on March 31, 2010 and the reinvestment of dividends.

(2)

Total direct compensation (“TDC”) refers to total compensation disclosed in the Summary Compensation Table minus the amount displayed under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. We exclude this amount because it does not reflect Compensation Committee decisions based on Company or individual performance.

Management Team Drives Sustained Performance

In FY 2015, McKesson outperformed our Compensation Peer Group and the Standard & Poor’s (“S&P”) 500 Health Care Index on one- and three-year total shareholder return. Our executive team and Board have driven sustained performance for shareholders since Mr. Hammergren’s appointment as CEO in FY 2002.

Cumulative Total Shareholder Return

*

Total shareholder return (“TSR”) is calculated as stock price appreciation (or reduction) over the measurement period, including reinvestment of dividends when paid, divided by the stock price at the beginning of the period.

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EXECUTIVE COMPENSATION

Compensation Decisions Reflect Performance

Compensation opportunities for our named executive officers are tied to rigorous performance goals, so that executives are motivated to achieve superior results. When determining compensation decisions for our executive officers, the Compensation Committee considers both company and individual performance. For FY 2015, short- and long-term incentive compensation payouts were above target because our financial results exceeded target goals. Key financial and business highlights for FY 2015 include:

•	Increased Adjusted EPS by 29% year-over-year and achieved a three-year compound annual growth rate of almost 21%;

•	Generated $3.1 billion in operating cash flow;

•	Delivered total shareholder return of 29%, adding $11.7 billion in market value; and

•	Expanded our scale in global reach with the acquisition of Celesio AG.

For a comprehensive discussion of our financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which was filed with the SEC on May 12, 2015.

FY 2015 Annual and Long-Term Incentive Highlights

The Compensation Committee uses a combination of financial performance metrics, with both short- and long-term focus, and an individual modifier to measure the alignment of performance and pay. Our FY 2015 target pay design decisions shown below were determined by the Compensation Committee in May 2014 and apply to our Current NEOs. All long-term incentives (“LTI”) have performance or vesting periods of at least three years.

Incentive Pay Element	Metric	Target Pay
1
Management Incentive Plan (annual cash incentive)	Adjusted EPS
	Adjusted OCF	80% to 150% of base salary
Individual Modifier

Total Shareholder Return Units (long-term equity incentive)	MCK TSR vs. S&P 500 Health Care Index	50% of target LTI value

Stock Options (long-term equity incentive)	Stock Price	35% of target LTI value

Long-Term Incentive Plan (long-term cash incentive)	Long-Term Earnings Growth Adjusted ROIC	15% of target LTI value

The table below summarizes our FY 2015 payout decisions determined by the Compensation Committee in May 2015. A more complete description of payout decisions is found below under “Compensation Elements Each Serve Unique Purpose.”

Incentive Plan	Payout Result	Actual Pay

FY 2015 Management Incentive Plan (MIP)	Adjusted EPS of $11.20
	Adjusted OCF of $3,145 million	140% to 210% of target award
Individual modifiers ranging from 100% to 150%

FY 2015 — 2017 Total Shareholder Return Units (TSRUs)	New for FY 2015: Performance metric is relative TSR measured over three-year performance period. Payout result will be approved in May 2017.

FY 2013 — 2015 Long-Term Incentive Plan (LTIP)	Long-Term Earnings Growth of 17.3% Cumulative Adjusted OCF of $9,097 million	200% of target award

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EXECUTIVE COMPENSATION

Performance-Based Program with Rigorous Targets

Target Direct Compensation Mix

As an executive’s ability to impact financial performance increases, so does the proportion of his or her at-risk compensation. Target long-term compensation grows proportionately as job responsibility increases. The graphics below illustrate the mix of fixed, annual and long-term incentive compensation we provided to our CEO and other Current NEOs for FY 2015. These graphics also illustrate the amount of target direct compensation tied to achievement of performance goals. These proportions have generally remained consistent year over year.

FY 2015 CEO Compensation Mix	FY 2015 Other Current NEO Compensation Mix

Performance Targets Reward Stretch Performance

McKesson’s target setting process for our incentive plans is built on the foundation of our rigorous business planning process. The business planning process is determined by the overall business environment, industry and competitive factors and McKesson’s business goals. The business planning process drives our one-year operating plan and rolling three-year strategic plan and establishes our financial, operational and strategic objectives. Both the one-year and rolling three-year plans are regularly reviewed and updated as part of our normal course of business.

Key Considerations in Development of Annual and Long-Term Goals
Business Environment	Competitive Factors	McKesson Objectives
• International Trends • Public Policy • Analyst Expectations • Market Outlook • Tax Policy	• Industry Trends • Competitor Performance • Competitor Plans • Competitive Landscape • Market Growth	• Historical Trends • Historical Performance • Long Range Planning • Capital Deployment Opportunities • Recent Capital Deployment Decisions • Long Range Corporate Strategy

The Compensation Committee reviews and oversees the Company’s overall compensation philosophy and the development and implementation of compensation programs aligned with business strategy. The financial performance goals approved by the committee for the annual and long-term incentive plans are driven by the annual operating plan and the rolling three-year strategic plan. The Company’s annual operating and three-year strategic plans also serve as the basis of its annual forward earnings guidance we communicate to investors.

The annual operating plan builds on the prior year’s results and is based on the anticipated business environment, McKesson’s operations and planned capital deployment. The annual incentive plan is aligned with the annual operating plan and is designed so that a target level payout requires achievement of aggressive goals. The rolling three-year plan considers business strategies that will take longer than 12 months to accomplish and takes into account projected acquisitions and other

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EXECUTIVE COMPENSATION

capital deployment, risks, opportunities and challenges. Long-term incentive plans are aligned with the rolling three-year strategic plan and are designed so that a target level payout requires achievement of stretch operational and financial goals. Management’s recommendations for incentive plan performance goals are reviewed and challenged by the Compensation Committee before they are approved. On May 12, 2014, we announced a forward Adjusted Earnings estimate of $10.40 to $10.80 per diluted share for FY 2015, and on a constant currency basis, 25% to 30% growth year-over-year. The growth marked by the Company’s FY 2015 forward guidance was incorporated into each of the financial performance targets approved by the Compensation Committee in May 2014 for use in the Company’s executive compensation program.

Compensation Elements Each Serve Unique Purpose

Motivating and rewarding our executive officers to meet and exceed challenging business goals and deliver sustained performance growth is a core objective of our executive compensation program. McKesson’s executive compensation program consists of four compensation elements that each serve a unique purpose. We provide three direct compensation elements: base salary; annual cash incentive; and long-term cash and equity incentives. The fourth element consists of other compensation and benefits (e.g., limited perquisites, severance and change in control benefits).

Pay Element	Alignment with Shareholder Value Creation

Base Salary	Attracts and retains high-performing executives by providing market-competitive fixed pay

Management Incentive Plan	Drives company-wide, business unit and individual performance

Focuses efforts on growing earnings, profitability, cash flow and strategic business goals

Long-Term Performance-Based Incentives	Aligns executives’ interests with those of shareholders

Motivates executives to deliver sustained long-term growth in McKesson’s share price

Retains executives by providing meaningful incentives to remain with the company

Other Compensation and Benefits	Attracts and retains executives by offering competitive benefits

Annual Compensation

Annual compensation is delivered in cash with a substantial variable portion at risk and contingent on the successful accomplishment of pre-established performance targets.

Base Salary

Base salary is the only fixed component of our executive officers’ total cash compensation and is intended to provide market-competitive pay to attract and retain executives. Salary decisions for executive officers are generally made in May of each year at the same time we review base salary decisions for all employees. Salaries for our Current NEOs have remained flat for the last several years. At its May 2015 meeting, following a review of target direct compensation components and competitive market data derived from our Compensation Peer Group, the Compensation Committee awarded base salary increases to three of our Current NEOs. The committee did not increase base salary for our CEO.

Management Incentive Plan (Annual Cash Incentive)

✓	New for FY 2015: Adjusted OCF replaced Adjusted EBITDA as secondary financial metric

Overview. The Management Incentive Plan (“MIP”) is an annual cash incentive plan. MIP awards are conditioned on the achievement of company financial performance goals and individual performance. MIP target percentage opportunity for our CEO has not increased since May 2008. MIP target percentage opportunities for all other Current NEOs have not increased since May 2011. FY 2015 MIP payouts appear in the 2015 Summary Compensation Table. Threshold, target and maximum MIP opportunities for the FY 2015 MIP appear in the 2015 Grants of Plan-Based Awards Table.

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EXECUTIVE COMPENSATION

FY 2015 MIP Performance Metrics for FY 2015 Payouts. In May 2014, the Compensation Committee selected Adjusted EPS and Adjusted OCF as financial metrics for FY 2015 MIP. The Compensation Committee may further adjust actual MIP awards by applying an individual modifier. The following summarizes each FY 2015 MIP performance metric:

•

Adjusted EPS. Adjusted EPS is an important driver of share price valuation and shareholder expectations and determines 75% of the award. Adjusted EPS is earnings per diluted share from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments and Last-In-First-Out inventory-related adjustments. For FY 2015, we announced an Adjusted EPS result of $11.11 on May 12, 2015. The Compensation Committee increased this result by $0.09 to $11.20, to neutralize the impact of foreign currency fluctuations, because these fluctuations were not factored into the goals approved by the Compensation Committee and communicated to employees in May 2014. The committee applied $11.20 when determining FY 2015 MIP payouts to all MIP participants. See Appendix A to this proxy statement for a reconciliation of diluted earnings per share from continuing operations as reported under U.S. generally accepted accounting principles (“GAAP”) to Adjusted EPS.

•

Adjusted OCF. Adjusted Operating Cash Flow reflects operational results and determines 25% of the award. For FY 2015, we achieved an Adjusted OCF result of $3,112 million. The Compensation Committee increased this result by $33 million to $3,145 million, to neutralize the impact of foreign currency fluctuations, because these fluctuations were not factored into the goals approved by the Compensation Committee and communicated to employees in May 2014. The committee applied $3,145 million when determining FY 2015 MIP payouts to all MIP participants.

•

Individual Modifier. In addition to the financial metrics used to calculate the MIP payout, the committee applies an individual modifier which reflects the NEO’s performance against non-financial objectives and initiatives. These objectives often focus on areas that provide immediate value, as well as those that are important for building future growth capability. These areas include, but are not limited to, the following: (i) employee engagement relative to norms established by global high-performing companies; (ii) leadership, workforce development and diversity; (iii) customer satisfaction and retention; (iv) Six Sigma process improvements and operational success; and (v) long-term strategy execution.

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EXECUTIVE COMPENSATION

For FY 2015, our Current NEOs were eligible for MIP target award opportunities that ranged from 80% to 150% of their base salaries. The actual MIP award delivered to each NEO may range from zero to 300% of the target award amount. Current NEOs received FY 2015 MIP payouts ranging from 140% to 210% of their target awards based on the financial and operational results described above and individual modifiers ranging from 100% to 150%. As is the case for all of the Company’s performance-based payout scales, when a result falls between reference points, we use linear interpolation to determine the result.

FY 2016 MIP Targets. MIP target awards are established generally in May, shortly after the beginning of each fiscal year. At its May 2015 meeting, following a review of all target direct compensation components and market data derived from our Compensation Peer Group, the Compensation Committee made no changes to FY 2016 MIP target percentage opportunities. The financial goals established by the Compensation Committee for FY 2016 MIP are consistent with the FY 2016 guidance published by the Company on May 12, 2015 that disclosed a projected Adjusted EPS range of $12.20 to $12.70 per diluted share, and on a constant currency basis, 12% to 16% growth year-over-year. FY 2016 MIP payouts will appear in the 2016 Summary Compensation Table. Threshold, target and maximum MIP opportunities for FY 2016 MIP will appear in the 2016 Grants of Plan-Based Awards Table.

Long-Term Incentive Compensation

Long-term incentive compensation is a critical component of our executive compensation program. It is in the shareholders’ interest that our executives foster a long-term view of the Company’s financial results. Long-term incentives are also an important retention tool that management and the Compensation Committee use to align the financial interests of executives and other key contributors with sustained shareholder value creation.

The Company’s long-term direct compensation program for NEOs includes three award opportunities:

•	TSRUs are performance-based awards paid in shares (50% of target long-term incentive value);

•	Stock Options are time-vested equity grants (35% of target long-term incentive value); and

•	LTIP is performance-based cash (15% of target long-term incentive value).

Total Shareholder Return Unit Program (Long-Term Equity Incentive)

✓	New for FY 2015: Executive officers receive TSRU target awards instead of PeRSU target awards

✓	New for FY 2015: Performance metric is relative TSR measured over a three-year performance period

✓	Must achieve above-median performance at 55th percentile relative to S&P 500 Health Care Index to earn target payout

✓	No payout if McKesson’s TSR for the three-year period falls below 35th percentile relative to index

✓	Payout is capped at target if TSR is negative for the performance period

✓	New three-year performance period begins each fiscal year

Overview. The Total Shareholder Return Unit program (“TSRU”) is a long-term performance share plan that replaced the PeRSU program for executive officers beginning in FY 2015. TSRU awards are conditioned on the achievement of Company stock price performance relative to the S&P 500 Health Care Index and are earned over a three-year period. We chose the S&P 500 Health Care Index because it is an objective, widely available index with broad representation in the healthcare sector. The first performance period includes the three-year period FY 2015 — FY 2017. TSRU grant date fair values for the FY 2015 — FY 2017 performance period appear in the 2015 Summary Compensation Table, but the ultimate value of these awards will not be known until the end of the performance period. Threshold, target and maximum TSRU opportunities for the FY 2015 — FY 2017 performance period appear in the 2015 Grants of Plan-Based Awards Table.

FY 2015 — FY 2017 TSRU Performance Metric for FY 2017 Payouts. In May 2014, the Compensation Committee established total shareholder return relative to the S&P 500 Health Care Index as the sole performance metric for FY 2015 — FY 2017 TSRU payouts. Total shareholder return (“TSR”) is calculated as stock price appreciation (or reduction) over the performance period, including reinvestment of dividends when paid, divided by the stock price at the beginning of the period. At the end of the performance period, performance is determined by ranking the Company’s TSR against the TSR of the companies in the index. Upon certification of the result, participants receive shares of Company common stock if the performance threshold is met.

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EXECUTIVE COMPENSATION

The Company must achieve above-median performance (55th percentile) relative to the S&P 500 Health Care Index to earn a target payout. No payout is made if the Company’s TSR for the three-year period falls below the 35th percentile relative to the index. A maximum payout is earned only if the Company’s TSR is at or above the 75th percentile relative to the index. The maximum payout opportunity under the TSRU program is 200% of the target number of units. If the Company’s TSR is negative for the performance period, then payout is capped at target regardless of relative ranking in the index.

FY 2016 — FY 2018 TSRU Targets. TSRU target awards are generally established in May, near the beginning of each fiscal year. At its May 2015 meeting, following a review of all target direct compensation components and market data derived from our Compensation Peer Group, the Compensation Committee increased the value of long-term incentive target awards for three of our Current NEOs. The committee did not increase the value of long-term incentive target awards for our CEO. The committee established the following TSRU target awards for our Current NEOs for the FY 2016 — FY 2018 performance period: Mr. Hammergren, 26,688 units; Mr. Beer, 6,051 units; Mr. Julian, 15,371 units; Mr. Blake, 4,855 units; and Mr. Figueredo, 4,443 units. TSRU grant date fair values for the FY 2016 — FY 2018 performance period will appear in the 2016 Summary Compensation Table, but the ultimate value of these awards will not be known until the end of the performance period. Threshold, target and maximum TSRU opportunities for the FY 2016 — FY 2018 performance period will appear in the 2016 Grants of Plan-Based Awards Table.

Prior Long-Term Equity Incentive Program. Executive officers no longer participate in the Performance Restricted Stock Unit program (“PeRSU”). Performance Restricted Stock Units were granted to executive officers through FY 2014 and were conditioned on the achievement of Company financial performance goals. PeRSU target awards convert to restricted stock units (“RSUs”) upon completion of a one-year performance period and vest after completion of the fourth year. No new PeRSU target awards were granted to executive officers after May 2013. RSUs granted to executive officers under the prior PeRSU program will continue to vest pursuant to their terms through May 2017.

Stock Options (Long-Term Equity Incentive)

Overview. Stock option awards are time-vested equity grants. They generally vest 25% on the first four anniversaries of the grant date and have a seven-year term. Stock option awards directly align the interests of executives with those of shareholders, because executives recognize value only if the market value of the Company’s stock appreciates over time. The Compensation Committee determines the proportion of total target long-term incentives that will be awarded in stock options by considering the balance of cash and equity in our annual and long-term incentive plans, our strategic and operational objectives, the responsibilities of our NEOs, a review of similar grants made at companies in our Compensation Peer Group and other factors the committee deems relevant.

FY 2015 Stock Option Awards. At its May 2014 meeting, following a review of all direct compensation components and market data derived from our Compensation Peer Group, the Compensation Committee awarded the following FY 2015 stock option awards to our Current NEOs: Mr. Hammergren, 143,634 shares; Mr. Beer, 31,155 shares; Mr. Julian, 78,379 shares; Mr. Blake, 26,248 shares; and Mr. Figueredo, 21,817 shares. Grant date fair values of FY 2015 stock option awards appear in the 2015 Summary Compensation Table, but the ultimate value of these awards will not be known until the options vest and are exercised.

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EXECUTIVE COMPENSATION

FY 2016 Stock Option Awards. At its May 2015 meeting, following a review of all target direct compensation components and market data derived from our Compensation Peer Group, the Compensation Committee increased the value of long-term incentive target awards for three of our Current NEOs. The committee did not increase the value of long-term incentive target awards for our CEO. The committee granted FY 2016 stock option awards to our Current NEOs as follows: Mr. Hammergren, 114,283 shares; Mr. Beer, 26,260 shares; Mr. Julian, 66,667 shares; Mr. Blake, 21,063 shares; and Mr. Figueredo, 19,255 shares. Grant date fair values of FY 2016 stock option awards will appear in the 2016 Summary Compensation Table.

Long-Term Incentive Plan (Long-Term Cash Incentive)
✓	New for FY 2015: Replaced Cumulative Adjusted OCF with Adjusted ROIC as secondary metric for FY 2015 — FY 2017 performance period

Overview. The Long-Term Incentive Plan (“LTIP”) is a long-term cash incentive plan. LTIP awards are conditioned on the achievement of Company financial performance goals and are earned over a three-year performance period. A new three-year performance period with new performance goals begins each fiscal year. LTIP payouts for the FY 2013 — FY 2015 performance period appear in the 2015 Summary Compensation Table. Threshold, target and maximum LTIP opportunities for the FY 2015 — FY 2017 performance period appear in the 2015 Grants of Plan-Based Awards Table.

Consistent with the Compensation Committee’s determination in May 2011 to moderate the LTIP opportunity, LTIP payouts made to executive officers for the FY 2012 — FY 2014 performance period and beyond may not exceed 200% of LTIP target awards. In May 2014, for FY 2015 — FY 2017 LTIP, the committee determined for the second year in a row to reduce the LTIP target award for the Chief Executive Officer.

FY 2013 — FY 2015 LTIP Performance Metrics for FY 2015 Payouts. In May 2012, the Compensation Committee established Long-Term Earnings Growth and Cumulative Adjusted OCF as financial metrics for FY 2013 — FY 2015 LTIP. The following summarizes each FY 2013 — FY 2015 LTIP performance metric:

•

Long-Term Earnings Growth. Long-Term Earnings Growth reflects management’s ability to increase net income over a multi-year period and determines 75% of the award. Long-Term Earnings Growth is the compound annual growth rate of the Company’s adjusted earnings per diluted share measured over a three-year performance period. The Compensation Committee excluded the positive earnings impact from the Celesio acquisition in determining the FY 2013 — FY 2015 Long-Term Earnings Growth result for LTIP payouts for all plan participants, including our executive officers. The committee also neutralized the impact of currency fluctuations. Consistent with prior practice, we excluded these amounts because the acquisition and currency fluctuations were not included in the Company’s three-year strategic plan in May 2012, when the committee established payout levels. Since LTIP payouts made to executive officers for FY 2012 — FY 2014 and beyond may not exceed 200% of LTIP target rewards, the adjustment to Long-Term Earnings Growth had no effect on FY 2013 — FY 2015 LTIP payouts for our NEOs. For FY 2013 — FY 2015, the Long-Term Earnings Growth result for LTIP payouts was 17.3%.

•

Cumulative Adjusted OCF. Cumulative Adjusted OCF reflects management of working capital and cash generation over a multi-year period and determines 25% of the award. Cumulative Adjusted OCF is cumulative operating cash flow adjusted for certain claim and litigation reserve adjustments. The Compensation Committee excluded the positive earnings impact from the Celesio acquisition in determining the FY 2013 — FY 2015 Cumulative Adjusted OCF result for LTIP payouts, because our Celesio acquisition was not included in the Company’s three-year strategic plan in May 2012, when the Compensation Committee established payout levels. The adjustment had no effect on FY 2013 — FY 2015 LTIP payouts for our NEOs because of the 200% payout cap for executive officers. For FY 2013 — FY 2015, the Cumulative Adjusted OCF result for LTIP payouts was $9,097 million.

Based on these results and the committee’s previous decision to reduce the maximum payout opportunity under the LTIP, our Current NEOs received 200% of their FY 2013 — FY 2015 LTIP target awards. As with all of the Company’s performance-based payout scales, when a result falls between reference points, we use linear interpolation to determine the result.

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EXECUTIVE COMPENSATION

FY 2016 — FY 2018 LTIP Targets and FY 2015 Change. LTIP target awards are generally established in May, shortly after the beginning of each fiscal year. At its May 2015 meeting, following a review of all target direct compensation components and market data derived from our Compensation Peer Group, the Compensation Committee increased the value of long-term incentive target awards for three of our Current NEOs. The committee did not increase the value of long-term incentive target awards for our CEO. The committee established the following LTIP target awards for our Current NEOs for the FY 2016 — FY 2018 performance period: Mr. Hammergren, $2,195,000; Mr. Beer, $498,000; Mr. Julian, $1,264,000; Mr. Blake, $399,000; and Mr. Figueredo, $365,000. LTIP payouts for the FY 2016 — FY 2018 performance period will appear in the 2018 Summary Compensation Table. Threshold, target and maximum LTIP opportunities for the FY 2016 — FY 2018 performance period will appear in the 2016 Grants of Plan-Based Awards Table.

Beginning in FY 2015, the Compensation Committee replaced Cumulative Adjusted OCF with Adjusted ROIC as the secondary metric in the LTIP. Adjusted ROIC provides a measure of capital efficiency and productive deployment of capital over a multi-year period. The LTIP financial goals established by the Compensation Committee for FY 2016 — FY 2018 LTIP are consistent with the FY 2016 guidance published by the Company on May 12, 2015. These goals were established in reference to the three-year strategic plan reviewed by the Board.

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Other Compensation and Benefits

The Company provides an array of benefits to all employees. These benefits are comparable to those offered by employers in our industry and geographic footprint, including a competitive suite of health and life insurance and retirement benefits. In providing these benefits, both management and the Compensation Committee determined that they are appropriate for the attraction and retention of talent. In addition to the discussion of benefits below, the compensation associated with these items is described in footnote 7 to the 2015 Summary Compensation Table.

The Company offers two voluntary nonqualified, unfunded deferred compensation plans: (i) the Supplemental Profit-Sharing Investment Plan II (“SPSIP II”) and (ii) the Deferred Compensation Administration Plan III (“DCAP III”). The SPSIP II is offered to all employees, including executive officers, who may be impacted by compensation limits that restrict participation in the Company’s tax-qualified 401(k) plan, the Profit-Sharing Investment Plan (“PSIP”). The DCAP III is offered to all employees eligible for MIP (annual cash incentive) targets of at least 15% of base salary, including executive officers and other selected highly compensated employees.

All employees are eligible to participate in McKesson Foundation’s Matching Gifts Program. Under this program, gifts to schools, educational associations or funds and other public charitable organizations are eligible for a Company match of up to $2,500 per employee for each fiscal year.

The Company has two benefit plans that are generally restricted to executive officers: (i) the Executive Survivor Benefits Plan, which provides a supplemental death benefit in addition to the voluntary life insurance plan provided to all employees; and (ii) the Executive Benefit Retirement Plan, a nonqualified average final pay defined benefit pension plan. These plans were frozen to new participants in 2010 and 2007, respectively. The Compensation Committee discontinued the Company’s Executive Medical Plan and Executive Salary Continuation Program, effective January 1, 2008. In place of the Executive Medical Plan, we provide annual physical examinations to executive officers and their spouses.

A limited number of other benefits are provided to executive officers, because it is customary to provide such benefits or it is in the best interest of the Company and its shareholders to do so. Our Executive Officer Security Policy requires our CEO to use corporate aircraft for both business and personal use. Our CEO authorized Mr. Julian to use corporate aircraft for personal use during FY 2015. The Company provides security services for Mr. Hammergren and reimburses him for reasonable expenses related to the installation and maintenance of home security.

Independent Review Process

The Compensation Committee sets performance goals, payout scales and target award levels for executive officers. The committee also determines incentive payouts for the prior fiscal year based on actual results against performance goals. While performance goals and payout scales are initially developed by senior management and driven by the one-year operating plan and the rolling three-year strategic plan reviewed with the Board, the Compensation Committee has the authority to approve, modify or amend management’s performance goals and payout scale recommendations. Performance goals are selected to be consistent with the operating and strategic plans reviewed, challenged and approved by the Board and information routinely communicated to employees or shareholders by management.

Setting Targets for Fiscal Year

✓	Independent compensation consultant uses Compensation Peer Group data from independent executive compensation surveys and data published by public companies to inform committee of competitive pay levels for executive officers.

✓	Compensation Committee sets pay targets for executive officers, including our CEO.

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Mid-Year Review of Compensation Design, Shareholder Feedback and Market Trends

✓	Compensation Committee examines the design and purpose of all executive compensation pay elements, including a review of tally sheets for executive officers.

✓	Tally sheets include holistic displays of current compensation and estimated benefits on separations from service due to voluntary and involuntary terminations and terminations in connection with a change in control.

✓	Committee reviews and considers feedback from shareholders and proxy advisory firms regarding executive compensation program and policies.

✓	Committee reviews a compilation of outstanding earned equity awards, unearned cash awards and unvested equity awards for each executive officer.

✓	Management updates committee on actual performance against pre-established targets for performance-based incentive compensation plans.

✓	Committee reflects on market trends and emerging practices in executive compensation and application to McKesson.

Assessing Year-End Results and Approving Compensation Decisions

✓	Our CEO, in consultation with the Compensation Committee’s independent compensation consultant and our Executive Vice President, Human Resources, develops compensation recommendations for the other executive officers, for approval by the committee.

✓	Our CEO presents an assessment of his individual performance results to the Board. CEO and Board discuss his goals for the new fiscal year.

✓	Board conducts our CEO’s performance review and discusses in executive session his performance for the prior fiscal year and approves, modifies or amends his goals for the new fiscal year.

✓	Compensation Committee determines our CEO’s compensation in executive session with input from the committee’s independent compensation consultant.

Each executive is evaluated on his or her commitment to the Company’s “ICARE” principles, which serve as a guide to all of our employees enterprise-wide. These principles are:

Integrity	Customer first	Accountability	Respect	Excellence

ICARE is the cultural foundation of the Company. ICARE principles unify the Company and guide individuals’ behavior toward each other, customers, vendors and other stakeholders.

Role of Independent Compensation Consultant and Legal Counsel

Pursuant to its charter, the Compensation Committee may retain and terminate any consultant or other advisor, as well as approve the advisor’s fees and other engagement terms. Each year, the Compensation Committee evaluates the qualifications, performance and independence of its independent compensation consultant and legal counsel. To ensure it receives independent and unbiased advice and analysis, the Compensation Committee adopted a formal independence policy certified annually by its compensation consultant and legal counsel.

The Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”) as its independent legal counsel. Representatives from Semler Brossy and Gunderson Dettmer attended Compensation Committee meetings, participated in executive sessions and communicated directly with the committee. Neither of the firms performed any services for management.

At the start of FY 2016, the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Semler Brossy and Gunderson Dettmer. The committee members took into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the NYSE listing standards, and concluded that its compensation consultant and legal counsel are both independent and that no conflict of interest exists with respect to the work performed by either firm.

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Role of Management

Our Chairman and CEO provides the Compensation Committee with pay recommendations for executive officers other than himself. The Compensation Committee, with input from the committee’s independent compensation consultant, determines our CEO’s compensation in executive session. Our Executive Vice President, Human Resources attends committee meetings to provide perspective and expertise relevant to the agenda. Management supports the committee’s activities by providing analyses and recommendations as requested.

Compensation Peer Group

Peer Selection Process

Each year, the Compensation Committee determines which companies best reflect McKesson’s competitors for customers, shareholders and talent. A key objective of our executive compensation program is to ensure that the total compensation package we provide to our executive officers is competitive with the companies against which we compete for executive talent. The Compensation Committee engages an independent compensation consultant to assist the committee in developing a compensation peer group of companies to serve as the basis for comparing McKesson’s executive compensation program to the market. The Compensation Committee uses the guiding principles and questions below as a foundational tool to determine McKesson’s Compensation Peer Group.

Guiding Principles for McKesson Peer Selection

Consider Industry to identify companies with similar business model or philosophy

•   Start with direct distribution peers in the healthcare industry

•   Expand to other healthcare peers that might interact with McKesson in its value supply chain

•   Extend search to non-healthcare peers with operationally similar business models (i.e., companies that have a manufacturing, distribution, wholesale and/or retail component)

Consider Size to ensure companies are similar in scope
Consider other Business Characteristics to identify publicly traded companies headquartered in the U.S.
Questions Addressed in Developing an Effective Peer Group
Who are key performance comparators?	• Who is McKesson competing against for customers? • Which companies have similar market demands and influences?
Who are closest competitors for talent?	• Which companies might try to recruit from McKesson? • If McKesson had to replace the executive team, from which companies might it recruit to attract executives with similar capabilities?
Who are the peers from an external perspective?	• Who is McKesson competing against for shareholders? • Who do key analysts name as peers? • Who do current peers name as peers?

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FY 2015 Compensation Peer Group and How We Used the Data

Our Company has few direct business competitors, which makes it difficult to create a Compensation Peer Group based on industry codes, revenues or market capitalization alone. The Compensation Committee strives to develop a peer group that best reflects all aspects of McKesson’s complex business. For FY 2015, the committee and its independent compensation consultant used a value supply chain framework to identify companies that may compete with McKesson for executive talent. McKesson’s peers include the following: (1) healthcare companies that may compete or interact with McKesson’s supply chain; (2) non-healthcare companies that are operationally similar to McKesson or other companies in its supply chain; and (3) managed care companies.

The committee then considered factors such as revenue and market capitalization to derive an appropriate number of peers within our value supply chain framework. No information technology companies were included as peers because comparator companies had insufficient revenues or were divisions of much larger technology companies. The committee believes our diverse selection of peer group companies provides a better understanding of the evolving and competitive marketplace for executive talent.

McKesson’s Peer Group Framework

	Manufacturer	▶	Distributor, Wholesaler, Logistics	▶	Pharmacy, Hospital, Retailer

Healthcare Peers	Abbott Laboratories Johnson & Johnson Merck Pfizer		AmerisourceBergen Cardinal Health Express Scripts		CVS Health HCA Walgreens Boots Alliance

Non- Healthcare Peers	Procter & Gamble		FedEx Sysco UPS		Costco Kroger Safeway Target

Managed Care Peers	Aetna Anthem Humana UnitedHealth

The Compensation Committee used data derived from our Compensation Peer Group to inform its decisions about overall compensation, compensation elements, optimum pay mix and the relative competitive landscape of our executive compensation program. The committee used multiple reference points when establishing target compensation levels. The committee did not strive to benchmark any individual compensation component or compensation in the aggregate to be at any specific percentile level relative to the market. Our 22 peer companies below are sorted by revenue and market capitalization. They reflect the Compensation Peer Group utilized by the Compensation Committee at its May 2014 meeting, when it established FY 2015 target direct compensation for our executive officers.

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FY 2015 Compensation Peer Group

(1)	Revenues are stated in billions for the most recently completed fiscal year as publicly reported by each company as of June 1, 2015.

(2)

Market capitalizations are stated in billions as of March 31, 2015, the last day of our fiscal year. Safeway’s market capitalization is stated as of January 29, 2015, the last day it traded as a public company.

No Change for FY 2016 Compensation Peer Group. The Compensation Committee made no change to the peer group used to determine FY 2016 target compensation decisions.

Information on Other Compensation-Related Topics

Severance and Change in Control Benefits

Our Severance Policy for Executive Employees (“Executive Severance Policy”) affords benefits to selected management employees, including our executive officers, who do not have employment agreements. We provide severance benefits to give executives a measure of financial security following the loss of employment, to protect the Company from competitive activities after the departure of certain executives and because we believe these benefits are important to attract and retain executives in a highly competitive industry. This policy applies if an executive officer is terminated by the Company for reasons other than for cause and the termination is not covered by the Company’s Change in Control Policy for Selected Executive Employees (“CIC Policy”). The Executive Severance Policy does not apply to Mr. Hammergren or Mr. Julian, whose severance pay is governed by an employment agreement. A detailed description of the Executive Severance Policy is provided below at “Executive Employment Agreements – Executive Severance Policy.”

Our stock plan and award agreements include change in control provisions which provide for “double-trigger” vesting upon an involuntary or constructive termination of employment following a change in control. Our CIC Policy provides for severance benefits in the event of an involuntary or constructive termination of employment occurring in connection with a change in control. We believe our CIC Policy is in our shareholders’ best interest, so that senior management can remain focused on important business decisions and not on how a potential transaction may affect them personally. The CIC Policy is administered by the Compensation Committee and benefits are consistent with current market practice. The CIC Policy does not apply to Mr. Hammergren or Mr. Julian, whose severance pay is governed by an employment agreement. A detailed description of the CIC Policy is provided below at “Executive Employment Agreements – Change in Control Policy.”

Mr. Hammergren’s employment agreement, in substantially its current form, was executed when he assumed the position of co-Chief Executive Officer in 1999. The agreement provides for severance benefits in the case of voluntary, involuntary and constructive termination with or without a change in control. The agreement’s severance provisions, including provisions

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regarding pension rights, have been in place for many years and are not materially different from the terms provided to his predecessor. However, Mr. Hammergren has relinquished his right to be paid a golden parachute tax gross-up and the right to have his change in control-related cash severance calculated as the product of 2.99 times the “base amount” as defined under Section 280G of the Internal Revenue Code (“IRC”). The employment agreement continues to provide for the alternative severance formulation of a cash lump sum equal to three years’ salary continuation and three years’ MIP participation. A detailed description of Mr. Hammergren’s employment agreement is provided below at “Executive Employment Agreements – Mr. John H. Hammergren.”

Executive Employment Agreements

While we have discontinued the practice of entering into employment agreements with executive officers, we continue to honor our legacy contractual commitments. Mr. Hammergren and Mr. Julian entered into employment agreements with the Company upon their appointment to executive officer positions in 1996 and 1999, respectively. These are the only employment agreements in place among our executive officers.

Stock Ownership Policy

The Company has robust guidelines for stock ownership by executive officers. The Company reserves the right to restrict sales of the underlying shares of vesting equity awards if executives fail to meet the ownership requirements specified in our Stock Ownership Policy. Stock options and TSRU target awards do not count toward meeting the stock ownership requirement.

Each year the Compensation Committee reviews executive officer compliance with our Stock Ownership Policy. In April 2015, the committee determined to modify this policy based on a review of policies applicable within our Compensation Peer Group, and other market research. Under the revised policy, our CEO’s ownership requirement remains 10 times base salary, and the ownership requirement for each of the Company’s other executive officers was reduced from six times base salary to three times base salary. The reduction in the ownership requirement for executive officers other than our CEO was intended to better align with market practice and provide a realistic and achievable requirement for new executive officers, given the introduction of the TSRU program for our executive officers. Unlike the restricted stock units granted under the prior PeRSU program, TSRU target awards do not count toward ownership under the policy. To implement the new ownership requirements, we also require executives to hold 75% of the net after-tax shares issued upon the vesting or exercise of an award until ownership requirements are met. The Company’s directors are also subject to stock ownership guidelines, which are summarized above at “Director Stock Ownership Guidelines.”

As of June 1, 2015, each Current NEO satisfied his or her stock ownership requirement.

	Stock Ownership Policy
	Target Ownership		Actual Ownership
Name	Multiple of Base Salary	Multiple Expressed in Dollars	Multiple of Base Salary(1)	Value of Shares Held by Executives in Dollars(2)
John H. Hammergren	10	16,800,000	111	187,043,789
James A. Beer	3	2,400,000	11	8,669,930
Paul C. Julian	3	3,195,000	24	25,217,052
Patrick J. Blake	3	2,052,000	17	11,716,774
Jorge L. Figueredo	3	1,830,000	12	7,376,276
(1)	NEO ownership is stated as of June 1, 2015, using FY 2015 salary levels. The ownership requirement may be met through any combination of the following:

•

Direct stock holdings of the Company’s common stock, including shares held in a living trust, a family partnership or corporation controlled by the officer, unless the officer expressly disclaims beneficial ownership of such shares;

•	Shares of the Company’s common stock held in the PSIP, the Company’s 401(k) plan;

•	Shares of the Company’s common stock underlying outstanding restricted stock and restricted stock unit awards; and/or

•	Shares of the Company’s common stock underlying restricted stock units that are vested and deferred under a Company-sponsored deferral program.

(2)	Based on the closing price of the Company’s common stock as of June 1, 2015, which was $238.27 as reported by the NYSE.

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Insider Trading Policy

The Company maintains an insider trading policy applicable to all directors and employees. The policy provides that Company personnel may not: buy, sell or engage in other transactions in the Company’s stock while in possession of material non-public information; buy or sell securities of other companies while in possession of material non-public information about those companies they become aware of as a result of business dealings between the Company and those companies; disclose material non-public information to any unauthorized persons outside of the Company; or engage in hedging transactions through the use of certain derivatives, such as put and call options involving the Company’s securities. The policy also restricts trading for a limited group of Company employees (including all directors and NEOs) to defined window periods which follow our quarterly earnings releases.

Anti-Hedging and Pledging Policy

The Company adopted a new anti-hedging and pledging policy in April 2013 which applies to all directors and executive officers. The policy prohibits these individuals from engaging in any hedging transaction with respect to Company securities. These individuals are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Pledges of Company securities arising from certain types of hedging transactions are also prohibited under our insider trading policy, as described above.

Equity Grant Practices

The Company has a written Equity Grant Policy which states that stock options will be awarded at an exercise price equal to the closing price of the Company’s common stock on the date of grant. The policy also generally prohibits the granting of an equity award when the Company’s directors or employees may be in possession of material non-public information. When the Compensation Committee meeting occurs shortly following our public announcement of earnings, the grant date is the same day as the committee meeting. Otherwise, in most situations, the grant date is postponed until the third trading day following the release of our earnings results. The Company’s annual grant cycle occurs at the end of May each year, approximately two to three weeks following our public announcement of financial results for the prior completed fiscal year and publication of our forward estimate of earnings for the current fiscal year.

Under the terms of our 2013 Stock Plan and 2005 Stock Plan, stock option re-pricing is not permitted without shareholder approval. Stock option awards vest ratably over four years with a contractual term of seven years. PeRSU target awards have a one-year performance period and convert to RSU awards that cliff-vest in three years. RSU awards that are not granted pursuant to PeRSU awards generally cliff-vest in four years. The TSRU program has a three-year performance period and the shares that are earned are not subject to any further vesting conditions.

Tax Deductibility and Considerations for Compensation Design

IRC Section 162(m) generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1,000,000 paid to the CEO and the next three most highly compensated executive officers, excluding the chief financial officer. However, performance-based compensation in excess of $1,000,000 is deductible if specified criteria are met, including shareholder approval of the material terms of applicable plans.

The Compensation Committee’s intention is, and always has been, to comply with the requirements for deductibility under IRC Section 162(m), unless the committee concludes that adherence to the limitations imposed by these provisions would not be in the best interest of the Company or its shareholders. While base salaries in excess of $1,000,000 are not deductible, payments made under our MIP, LTIP and TSRU programs, the grants of RSUs made under our PeRSU program and the grants of stock options are intended to qualify for deductibility under IRC Section 162(m) as performance-based compensation.

For purposes of compliance with the IRC, awards under applicable programs will not be made to individuals subject to IRC Section 162(m) unless attainment of performance goals is certified by the Compensation Committee. In the event of attainment of minimum performance goals under these programs, the Compensation Committee will exercise negative discretion to adjust awards downward from a potential maximum amount in order to satisfy requirements under IRC Section 162(m), while still providing for awards based on Company and individual performance in accordance with our MIP, LTIP, TSRU and PeRSU programs.

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Compensation Recoupment (“Clawback”) Policy

The Board is dedicated to maintaining and enhancing a culture focused on integrity and accountability which discourages conduct detrimental to the Company’s sustainable growth. On January 21, 2014, following constructive engagement by management with a group of key institutional investors and a review of the compensatory practices by peer companies, the Compensation Committee approved an updated Compensation Recoupment Policy (“Recoupment Policy”) that both expanded and clarified the previous policy that was incorporated into the Company’s annual and long-term incentive compensation plans. The new Recoupment Policy applies to all cash or equity incentive awards granted after January 1, 2014.

Under the Recoupment Policy, the Company may recover, or “claw back,” incentive compensation if an employee: (i) engages in misconduct pertaining to a financial reporting requirement under the federal securities laws that requires the Company to file a restatement of its audited financial statements with the SEC to correct an error; (ii) receives incentive compensation based on an inaccurate financial or operating measure that when corrected causes significant harm to the Company; or (iii) engages in any fraud, theft, misappropriation, embezzlement or dishonesty to the detriment of the Company’s financial results as filed with the SEC.

If triggered, then to the fullest extent permitted by law, the Company may require the employee to reimburse the Company for all or a portion of any incentive compensation received in cash within the last 12 months, and remit to the Company any compensation received from the vesting or exercise of equity-based awards occurring within the last 12 months. The Company will publicly disclose the results of any deliberations about whether to recoup compensation from an executive officer under the Recoupment Policy unless, in individual cases and consistent with any legally mandated disclosure requirements, the Board or the Compensation Committee concludes that legal or privacy concerns would prevent such disclosure.

Our executive incentive plans provide that the Compensation Committee may also seek to recoup economic gain from any employee who engages in conduct that is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company.

Supplemental Death Benefits

In January 2010, the Board froze the Company’s Executive Survivor Benefits Plan to the then-current roster of participants, which includes all of our Current NEOs other than Mr. Beer. The Company will not enter into a new plan, program or agreement (“Benefit Agreement”) with any executive officer, or a material amendment of an existing Benefit Agreement with any executive officer that provides for a death benefit, including salary continuation upon death, if that benefit is not generally available to all employees, unless such Benefit Agreement or material amendment is approved by the Company’s shareholders pursuant to an advisory vote.

This plan continues to provide a supplemental death benefit for its participants, which is in addition to the voluntary and Company-provided life insurance plan afforded to all employees. A detailed description of this plan is available below at “Potential Payments upon Termination or Change in Control.”

Excise Tax Gross-Up Policy

The Company may not enter into any new agreement with an executive officer, or a material amendment of an existing executive officer agreement, that provides for payment or reimbursement of excise taxes that are payable by such executive officer under IRC Section 4999 as a result of a change in control of the Company. This policy does not adversely affect any Company plan, policy or arrangement generally available to management employees that provides for the payment or reimbursement of taxes.

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Compensation Committee Report on Executive Compensation

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference to McKesson Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

Compensation Committee of the Board of Directors

Andy D. Bryant, Chair

N. Anthony Coles, M.D.

M. Christine Jacobs

David M. Lawrence, M.D.

Edward A. Mueller

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of the five independent directors listed above. No member of the Compensation Committee is, or was during FY 2015, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during FY 2015, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

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Executive Compensation Tables and Narratives

2015 Summary Compensation Table

The table below provides information regarding compensation and benefits earned by: (i) our Chairman of the Board, President and Chief Executive Officer; (ii) our Executive Vice President and Chief Financial Officer; (iii) the three other most highly compensated executive officers as of March 31, 2015; and (iv) our former Executive Vice President, Corporate Strategy and Business Development (collectively, our “NEOs”):

Name and Principal Position	Fiscal Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

John H. Hammergren Chairman, President and Chief Executive Officer	2015	1,680,000	-0-	7,316,951	5,057,353	10,422,000	-0-	368,251	24,844,555
	2014	1,680,000	-0-	7,732,173	4,401,579	10,843,200	887,107	375,823	25,919,882
	2013	1,680,000	-0-	8,200,560	5,819,523	11,464,200	24,211,297	369,419	51,744,999
James A. Beer(1) Executive Vice President and Chief Financial Officer	2015	800,000	-0-	1,587,902	1,096,968	1,344,000	-0-	11,123	4,839,993
	2014	382,051	1,593,500	7,770,120	1,270,015	605,169	-0-	9,008	11,629,863

Paul C. Julian Executive Vice President and Group President	2015	1,065,000	-0-	3,992,986	2,759,725	5,072,150	5,956,527	276,886	19,123,274
	2014	1,065,000	-0-	4,274,601	2,436,252	5,280,440	1,547,655	200,771	14,804,719
	2013	1,065,000	-0-	4,536,480	3,222,219	5,672,178	6,145,204	251,963	20,893,044
Patrick J. Blake Executive Vice President and Group President	2015	684,000	-0-	1,337,044	924,192	1,621,840	-0-	89,648	4,656,724
	2014	684,000	-0-	1,468,284	835,107	1,819,434	59,256	77,195	4,943,276
	2013	684,000	-0-	1,570,320	1,093,602	1,844,861	68,899	92,994	5,354,676
Jorge L. Figueredo(1) Executive Vice President, Human Resources	2015	610,000	-0-	1,111,910	768,177	1,444,320	-0-	85,172	4,019,579

Brian S. Tyler(1) President, North American Pharma. Dist. and Services; former EVP, CSBD	2015	683,958	-0-	1,200,171	830,143	1,858,045	-0-	92,476	4,664,793

(1)

Mr. Beer joined the Company in October 2013. Neither Mr. Figueredo nor Mr. Tyler was an NEO in FY 2014 or FY 2013. Mr. Tyler currently serves as President, North American Pharmaceutical Distribution and Services. Mr. Tyler ceased to be an executive officer in February 2015, when he stepped down from his role as Executive Vice President, Corporate Strategy and Business Development.

(2)	Mr. Hammergren’s base salary has remained unchanged since May 2010.

(3)

The amount shown represents the aggregate bonuses paid to Mr. Beer in connection with his joining the Company in October 2013. Of this amount, $787,500 is subject to prorated repayment in the event of termination for any reason within two years following payment, unless termination is by the Company without “Cause” (as defined in the Company’s 2013 Stock Plan and applicable award agreements) or due to death or long-term disability.

(4)

Amounts shown represent the aggregate grant date fair value of stock-based awards calculated in accordance with ASC Topic 718. These values do not include estimated forfeitures and may not reflect compensation actually received by our officers. The assumptions used to calculate the value of these awards can be found in Financial Note 7 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015, as filed with the SEC on May 12, 2015. For awards that are not subject to performance conditions, such as stock options, the maximum award levels would not result in awards greater than disclosed in the table above. For awards that are subject to performance conditions, such as TSRUs, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures.

The following represents the aggregate value based on the maximum number of shares that may be earned for TSRU and PeRSU awards computed in accordance with ASC Topic 718 for each of the fiscal years presented above: Mr. Hammergren, $14,633,902, $15,464,346 and $16,401,120; Mr. Beer, $3,175,804 and $2,540,058; Mr. Julian, $7,985,972, $8,549,202 and $9,072,960; Mr. Figueredo, $2,223,820; Mr. Blake, $2,674,088, $2,936,568 and $3,140,640; and Mr. Tyler, $2,400,342.

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(5)	Amounts shown represent the payouts under the MIP and the LTIP:

•	MIP for FY 2015: Mr. Hammergren, $5,292,000; Mr. Beer, $1,344,000; Mr. Julian, $2,460,150; Mr. Blake, $861,840; Mr. Figueredo, $922,320; and Mr. Tyler, $1,098,045.

•

LTIP for FY 2013 — FY 2015: Mr. Hammergren, $5,130,000; Mr. Julian, $2,612,000; Mr. Blake, $760,000; Mr. Figueredo, $522,000; and Mr. Tyler, $760,000. Mr. Beer joined the Company during FY 2014 and did not receive a FY 2013 — FY 2015 LTIP award.

(6)

Amounts shown represent the year-over-year change in actuarial present value of pension benefits: Mr. Hammergren, $0; and Mr. Julian, $5,956,527. Mr. Beer, Mr. Blake, Mr. Figueredo and Mr. Tyler are not eligible to participate in the pension plan, since they were not executive officers in 2007 when participation in the plan was frozen.

The amount shown for Mr. Julian’s change in pension value does not represent actual compensation received during the current fiscal year. Rather, this amount reflects an actuarial amount calculated under SEC requirements. The increase shown for FY 2015 is a result of two external factors, the current historically low interest rate environment and an increase in projected mortality rates. Pension values are calculated using assumptions used to prepare the Company’s audited financial statements for the applicable fiscal year. The assumptions used to calculate the change in pension value are described in the 2015 Pension Benefits Table below, in the subsection titled “Actuarial Assumptions.”

(7)	Amounts shown represent the following with respect to FY 2015:

Defined Contribution Benefits and Nonqualified Plan Earnings

The Company made a matching contribution of $10,400 to each NEO’s PSIP (401(k)) retirement account, except to Mr. Beer’s account. The Company made a matching contribution of $9,009 to Mr. Beer’s PSIP retirement account.

As described below in the subsection titled “Narrative Disclosure to the 2015 Nonqualified Deferred Compensation Table,” the SPSIP II and the DCAP III provide for matching contributions. The amount contributed by the Company to each NEO’s SPSIP II account was as follows: Mr. Hammergren, $274,528; Mr. Beer, $0; Mr. Julian, $133,418; Mr. Blake, $53,737; Mr. Figueredo, $45,431; and Mr. Tyler, $50,104. The amount contributed by the Company to each NEO’s DCAP III account was as follows: Mr. Hammergren, $0; Mr. Beer, $0; Mr. Julian, $0; Mr. Blake, $4,000; Mr. Figueredo, $6,204; and Mr. Tyler, $5,492.

Perquisites and Other Personal Benefits

The value provided to each NEO under the Company’s Executive Officer Security Policy was as follows: Mr. Hammergren, $55,044; Mr. Beer, $0; Mr. Julian, $106,241; Mr. Blake, $0; Mr. Figueredo, $0; and Mr. Tyler, $0. The amounts represent the incremental cost of personal use of Company-provided aircraft and the reimbursement of reasonable expenses related to the installation and maintenance of home security equipment. The Company does not reimburse our NEOs for taxes due on imputed income for items or services provided under the Executive Officer Security Policy.

•

Company Aircraft: Mr. Hammergren and Mr. Julian are directed to use the Company’s aircraft for security, productivity and privacy reasons. The aggregate incremental cost of personal use of Company-provided aircraft for Mr. Hammergren and Mr. Julian in FY 2015 was $24,926 and $106,241, respectively. To calculate this cost, the Company determines the total variable annual operating cost for each aircraft, such as fuel, trip-related maintenance, landing and parking fees, crew expenses, supplies and catering. The total variable operating cost is then averaged for all flight hours flown and multiplied by the total number of personal flight hours for each NEO. Fixed annual costs that do not change based on usage, such as pilots’ salaries, home hanger expenses, general taxes, routine maintenance and insurance, are excluded from the incremental cost calculation. If an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, and the empty flight is not related to any other business-related travel, this “deadhead” segment is included in the incremental cost calculation for determining personal use.

•	Home Security: Mr. Hammergren was reimbursed $30,118 for the installation of home security devices and/or security monitoring services.

The value of financial counseling services provided to each NEO was as follows: Mr. Hammergren, $21,808; Mr. Beer, $0; Mr. Julian, $22,042; Mr. Blake, $20,203; Mr. Figueredo, $20,242; and Mr. Tyler, $20,370.

The value of items or services provided in connection with the annual Board retreat and employee award programs attended by our NEOs and their spouses was as follows: Mr. Hammergren, $6,471; Mr. Beer, $2,114; Mr. Julian, $4,785; Mr. Blake, $1,308; Mr. Figueredo, $2,895; and Mr. Tyler, $6,110.

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EXECUTIVE COMPENSATION

2015 Grants of Plan-Based Awards Table

The table below provides information on plan-based awards, stock awards and stock options granted to our NEOs during the fiscal year ended March 31, 2015:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards (($)/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)(3)	Target ($)	Maximum ($)		Threshold (#)(4)	Target (#)	Maximum (#)
John H. Hammergren	5/27/2014								143,634	183.37	5,057,353
LTIP		-0-	2,195,000	4,390,000
TSRU						9,173	36,693	73,386			7,316,951
MIP		1,260,000	2,520,000	6,000,000	(7)
James A. Beer	5/27/2014								31,155	183.37	1,096,968
LTIP		-0-	476,000	952,000
TSRU						1,991	7,963	15,926			1,587,902
MIP		400,000	800,000	2,400,000
Paul C. Julian	5/27/2014								78,379	183.37	2,759,725
LTIP		-0-	1,198,000	2,396,000
TSRU						5,006	20,024	40,048			3,992,986
MIP		585,750	1,171,500	3,514,500
Patrick J. Blake	5/27/2014								26,248	183.37	924,192
LTIP		-0-	401,000	802,000
TSRU						1,676	6,705	13,410			1,337,044
MIP		307,800	615,600	1,846,800
Jorge L. Figueredo	5/27/2014								21,817	183.37	768,177
LTIP		-0-	334,000	668,000
TSRU						1,394	5,576	11,152			1,111,910
MIP		244,000	488,000	1,464,000
Brian S. Tyler	5/27/2014								22,042	183.37	776,099
LTIP		-0-	360,000	720,000
TSRU						1,408	5,632	11,264			1,123,077
MIP		297,864	595,728	1,787,184
Option(8)	8/5/2014								1,467	191.81	54,044
TSRU(8)	8/5/2014					89	354	708			77,094
(1)

Amounts shown represent the range of possible cash payouts for each NEO under (i) the LTIP for the FY 2015 — FY 2017 performance period and (ii) the MIP for the FY 2015 performance period. Amounts actually earned under the FY 2015 MIP are included in the 2015 Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.” Information regarding the operation of the LTIP and the MIP is provided above in the section titled “Compensation Elements Each Serve Unique Purpose.”

(2)

Amounts shown represent the range of possible TSRU awards for the FY 2015 — FY 2017 performance period that the Compensation Committee determined at its May 2014 meeting. Payout decisions will be determined in May 2017.

(3)	Amounts shown for MIP represent 50% of the target payout for the FY 2015 performance period, which is the threshold award payout.

(4)	Amounts shown for TSRU represent 25% of the target payout for the FY 2015 — FY 2017 performance period, which is the threshold award payout.

(5)	Stock options have a seven-year term and generally vest 25% on the first four anniversaries of the grant date, subject to the NEO’s continued employment with the Company.

(6)

Amounts shown reflect the aggregate grant date fair values of option and TSRU awards computed in accordance with ASC Topic 718. Amounts do not reflect whether our NEOs have actually realized a financial benefit from the award.

(7)	The maximum payout allowed under the MIP is $6,000,000.

(8)	In connection with his appointment to President, North American Pharmaceutical Distribution and Services, Mr. Tyler received an additional grant of 1,467 stock options and 354 TSRUs on August 5, 2014.

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2015 Outstanding Equity Awards Table

The table below provides information on option awards and stock awards held by the NEOs as of March 31, 2015:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

John H. Hammergren	611,000	—	40.46	5/26/2016	348,234	78,770,531	36,693	8,299,957
	402,000	—	67.81	5/25/2017
	225,750	75,250	83.51	5/24/2018
	149,000	149,000	87.24	5/22/2019
	52,575	157,725	118.41	5/21/2020
	—	143,634	183.37	5/27/2021
James A. Beer	10,951	32,855	155.87	10/29/2020	36,118	8,169,892	7,963	1,801,231
	—	31,155	183.37	5/27/2021
Paul C. Julian	125,250	41,750	83.51	5/24/2018	192,638	43,574,716	20,024	4,529,429
	82,500	82,500	87.24	5/22/2019
	29,100	87,300	118.41	5/21/2020
	—	78,379	183.37	5/27/2021
Patrick J. Blake	42,750	14,250	83.51	5/24/2018	65,422	14,798,456	6,705	1,516,671
	28,000	28,000	87.24	5/22/2019
	9,975	29,925	118.41	5/21/2020
	—	26,248	183.37	5/27/2021
Jorge L. Figueredo	—	12,250	83.51	5/24/2018	56,698	12,825,088	5,576	1,261,291
	—	24,500	87.24	5/22/2019
	8,525	25,575	118.41	5/21/2020
	—	21,817	183.37	5/27/2021
Brian S. Tyler	5,000	—	67.81	5/25/2017	124,025	28,054,455	5,986	$1,354,033
	6,250	—	74.57	1/25/2018
	—	9,000	83.51	5/24/2018
	—	16,500	87.24	5/22/2019
	6,000	6,000	93.31	10/31/2019
	8,125	24,375	118.41	5/21/2020
	—	22,042	183.37	5/27/2021
	—	1,467	191.81	8/5/2021
(1)

Stock options have a seven-year term and generally vest 25% on the first four anniversaries of the grant date, subject to the NEO’s continued employment with the Company. Mr. Beer’s stock option award granted October 29, 2013 vests 25% on the first four anniversaries of October 9, 2013, the date he commenced employment.

(2)	Stock awards vest as follows:

May 24, 2015 — Mr. Hammergren, 157,590 shares; Mr. Julian, 87,210 shares; Mr. Blake, 29,070 shares; Mr. Figueredo, 26,010 shares; and Mr. Tyler 15,696 shares;

June 1, 2015 — Mr. Beer, 17,643 shares;

May 21, 2016 — Mr. Hammergren, 94,000 shares; Mr. Julian, 52,000 shares; Mr. Blake, 18,000 shares; Mr. Figueredo, 15,000 shares; and Mr. Tyler 15,000 shares;

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EXECUTIVE COMPENSATION

October 9, 2016 — Mr. Beer, 6,416 shares;

May 27, 2017 — Mr. Hammergren, 96,644 shares; Mr. Beer, 12,059 shares; Mr. Julian, 53,428 shares; Mr. Blake, 18,352 shares; Mr. Figueredo, 15,688 shares; and Mr. Tyler 14,948 shares; and

January 24, 2018 — Mr. Tyler, 78,381 shares.

(3)	Based on the $226.20 closing price of the Company’s common stock as reported by the NYSE on March 31, 2015, the last day of our fiscal year.

(4)	The numbers of unearned Total Shareholder Return Units (TSRUs) reflect the target payouts for the FY 2015 — FY 2017 TSRUs. TSRUs actually earned, if any, will pay out in May 2017.

2015 Option Exercises and Stock Vested Table

The table below provides information on stock options exercised and stock awards vested with respect to our NEOs during the fiscal year ended March 31, 2015:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John H. Hammergren	400,000	60,833,475	(3)	220,980	40,605,075
James A. Beer	-0-	-0-		17,643	3,345,819
Paul C. Julian	224,000	29,247,396		121,800	22,380,750
Patrick J. Blake	72,000	10,130,138		34,800	6,394,500
Jorge L. Figueredo	53,816	5,862,382		30,450	5,595,188
Brian S. Tyler	22,250	2,325,115		18,670	3,778,189
(1)	Amounts shown represent values realized, calculated as the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)

Amounts shown represent the aggregate fair market values of the Company’s common stock realized upon the vesting of RSUs. The Company’s RSUs accrue dividend equivalents, the values of which are factored into the grant date fair values. The amounts distributed to our NEOs for accrued dividend equivalents and accrued interest were as follows: Mr. Hammergren, $617,139; Mr. Beer, $12,809; Mr. Julian, $340,155; Mr. Blake, $97,187; Mr. Figueredo, $85,039; and Mr. Tyler, $62,482.

(3)	All of the stock options exercised by Mr. Hammergren in FY 2015 were due to expire on 5/20/2015.

2015 Pension Benefits Table

The Executive Benefit Retirement Plan (“EBRP”) is a nonqualified average final pay defined benefit pension plan that was established in 1984. Participation was frozen effective June 1, 2007 to the then-current roster of executive officers. The following table provides information on the actuarial present values of the benefits accumulated by our NEOs under the EBRP calculated as of March 31, 2015:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
John H. Hammergren	EBRP	19	114,000,000	—
James A. Beer(2)	—	—	—	—
Paul C. Julian	EBRP	18	30,140,356	—
Patrick J. Blake(2)	—	—	—	—
Jorge L. Figueredo(2)	—	—	—	—
Brian S. Tyler(2)	—	—	—	—

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(1)

Amounts shown do not reflect potential future salary growth, because amounts are required to be calculated based on compensation and service as of March 31, 2015. For Mr. Julian, the present value is based on assumptions used to determine annual pension expense. Mr. Hammergren’s benefit is fixed at $114 million and no longer requires the use of actuarial assumptions to determine the present value of his pension benefit. Certain assumptions, such as future salary increases, are different for proxy disclosure purposes that assume no future pay increases, versus financial reporting purposes that assume future pay increases.

(2)	Mr. Beer, Mr. Blake, Mr. Figueredo and Mr. Tyler are not eligible to participate in the EBRP, since they were not executive officers when participation in the plan was frozen in 2007.

The 2015 Pension Benefits Table values are based on the following:

Actuarial Assumption	March 31, 2015	March 31, 2014
Discount rate	1.92%	2.25%
Lump-sum interest rate	1.25%	2.30%
Retirement ages	62	62
Withdrawal, disability or mortality before retirement	None	None
Post-retirement mortality rate	1994 Group Annuity Reserving Table	1994 Group Annuity Reserving Table
Future salary increases	None	None
MIP (annual cash incentive) payout	100% of target amount	100% of target amount
Form of payment	Lump sum	Lump sum

For additional information on the Company’s pension obligations, refer to Financial Note 17 of the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015, as filed with the SEC on May 12, 2015.

Actuarial Assumptions

The amounts shown in the 2015 Summary Compensation Table and the 2015 Pension Benefits Table generally reflect actuarial present values of pension benefits accumulated through the end of FY 2015. Mr. Hammergren’s benefit under the EBRP is fixed at $114 million, so his pension benefit calculation no longer reflects actuarial assumptions.

At the end of each fiscal year, the Company reviews numerous assumptions used to calculate the present value of accumulated benefits reported in the pension benefits table. One key assumption is what the Pension Benefit Guarantee Corporation (“PBGC”) lump-sum interest rate will be when a plan participant reaches assumed retirement (generally, age 62). For FY 2015, the Company selected a PBGC lump-sum interest rate assumption of 1.25%. This rate reflects the historical average PBGC lump-sum interest rate over the average remaining service period of active EBRP participants.

Pension benefit values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, annual earnings and the assumptions used to determine the present value of the accumulated benefit. For example, the Company is required to calculate the present value of future pension liabilities using a discount rate based on corporate bond yields. As discount rates decrease, potential pension liabilities may increase. As discount rates increase, potential pension liabilities may decrease.

Proxy pension benefit values are generally calculated using the same assumptions used to calculate pension benefit values for the Company’s audited financial statements, except retirement age is assumed to be the normal retirement age as defined in the EBRP for voluntary retirement or in the executive officer’s employment agreement. Normal retirement age is the earliest age at which the executive could retire without any benefit reduction due to age.

Under the EBRP, lump-sum distributions under Approved or Early Retirement are calculated using the lump-sum interest rate published monthly by the PBGC. Participants who separate from service who do not qualify for Approved or Early Retirement have vested lump-sum pension benefits determined using the General Agreement on Tariffs and Trade (“GATT”) lump-sum interest rate, which reflects the 30-year Treasury bond interest rate.

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Narrative Disclosure to the 2015 Pension Benefits Table

Retirement at age 62 or older, or involuntary separation from service after attaining age 55 with at least 15 years of service. A participant vests in his or her EBRP benefit after completing five years of service as an executive officer. The following is a brief summary of the benefit that would be provided to a participant in the EBRP upon retirement at age 62 or older, or upon an involuntary separation from service after attaining age 55 with at least 15 years of credited service.

A vested participant is eligible to receive an “Approved Retirement” benefit if one of the following criteria is met:

•	Separation from service on or after reaching age 62;

•	Separation from service involuntarily after attaining age 55 with at least 15 years of credited service;

•	Separation from service at any time with approval of the Compensation Committee; or

•	As provided for in the participant’s employment agreement.

The Approved Retirement benefit is calculated by applying the following benefit formula: (i) a service-based percentage of the participant’s “average final compensation” as defined below, minus (ii) the annuity payment due under the Company’s “Retirement Plan” and the hypothetical annuity payment that is the actuarial equivalent of the amount earned under the “Retirement Share Plan” (together, “Basic Retirement Benefit”).

Calculation of average final compensation. The Approved Retirement benefit under the EBRP is based on the participant’s “average final compensation.” Average final compensation is the annual compensation received during the participant’s most highly paid five consecutive years of full-time employment in the final 15 years of service. Annual compensation includes annual base salary and MIP payments (including amounts voluntarily deferred under a Company-sponsored deferred compensation plan) and excludes long-term incentives such as LTIP and equity grants.

Percentage of average final compensation. The gross EBRP benefit, expressed as a percentage of the participant’s average final compensation, is equal to an initial base benefit of 20%, increased by 1.77% for each completed year of service (0.148% for each completed month if the executive completes less than a full year of service in the year in which he or she separates from service). The maximum benefit is 60% of average final compensation.

Service credit. For purposes other than vesting, the EBRP measures service from the commencement of an executive’s employment until the participant separates from service. Service prior to being named a participant is included in the determination of service credit. Separation from service generally has the same meaning as provided in IRC Section 409A. The EBRP allows service credit for certain rehire situations, leaves of absence and periods in which a participant is receiving severance pay.

EBRP benefit offsets. A benefit under the EBRP is offset by the annuity payment under the Company’s Retirement Plan and the hypothetical annuity payment under the Retirement Share Plan. The Retirement Plan is a tax-qualified defined benefit pension plan which was effective January 1, 1972 and frozen as of December 31, 1996. None of our NEOs participates in the Retirement Plan. The Retirement Share Plan, introduced in January 1997 and discontinued after March 31, 2004, was an element offered under the PSIP, the Company’s 401(k) plan. The offset for the hypothetical annuity benefit payable under the Retirement Share Plan is calculated by first determining the value of each share credited to the participant’s account as of the date it was credited, then applying an annual 12% rate to that value from the date the share was credited to the account to the date the participant’s EBRP benefit is scheduled to begin. The aggregate value of the shares credited to the participant’s Retirement Share Plan is then converted to a straight-life annuity. The resulting annuity is converted to a lump-sum amount using the interest rate prescribed by the PBGC for purposes of determining the present value of a lump-sum distribution for the month in which the participant retires and a table based upon the 1994 Group Annuity Reserving Table (1994 GAR) (“Present Value Calculation”). As of March 31, 2015, only Mr. Julian maintains a balance under the Retirement Share Plan which would offset his EBRP benefit. Mr. Hammergren’s EBRP benefit is now a fixed amount and is no longer subject to increase or further offset.

Distribution of benefit. A participant’s EBRP benefit is based on a straight-life annuity paid out on a monthly basis over the participant’s lifetime, which is then converted to a lump-sum actuarial equivalent using the above-described Present Value Calculation. A lump-sum payment is made in the seventh month following the month in which a participant separates from service.

For voluntary separation from service prior to age 62, but after attaining age 55 with at least 15 years of service. The following is a brief summary of the EBRP benefit provided to a participant who is not eligible for Approved Retirement and voluntarily separates from service after attaining 55 years of age with at least 15 years of credited service.

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EXECUTIVE COMPENSATION

The EBRP provides for an “Early Retirement” benefit prior to reaching age 62 if the participant voluntarily separates from service:

•	After age 55 and completion of at least 15 years of service;

•	At any other time with approval of the Compensation Committee; or

•	As provided in the participant’s employment agreement.

A participant who is eligible for Early Retirement will receive the same EBRP benefit he or she would have received upon retirement after attaining age 62 (as described above), with the following adjustments:

•	The percentage of average final compensation used in the benefit formula is reduced by 0.3% for each month the actual separation precedes the date the participant reaches age 62; and

•	The participant’s Basic Retirement Benefit is calculated as of the participant’s age at the time he or she separates from service.

Mr. Hammergren’s EBRP benefit will be paid in accordance with the provisions of the EBRP and his employment agreement should his employment terminate for any reason other than for Cause. Of the other NEOs, only Mr. Julian is an EBRP participant. As of March 31, 2015, Mr. Julian met the age and service requirements to qualify for Approved Retirement upon involuntary termination or Early Retirement upon voluntary termination.

Other separations from service prior to age 62. Participants with five years of service (“Vested Participants”) who separate from service for reasons other than for Cause, but separate prior to being eligible for Approved or Early Retirement, are also entitled to a lump-sum benefit. However, their lump-sum benefits are determined using the GATT lump-sum interest rate.

The EBRP allows a Vested Participant who separates from service to receive the same EBRP benefit he or she would have received upon termination due to an Approved Retirement prior to attaining age 62. However, the percentage of average final compensation used in the benefit formula is multiplied by a pro-rata percentage described below, then calculated as the present value of a benefit payable at age 65.

The pro-rata percentage is the higher of the following two percentages, but not greater than 100%:

•

The percentage determined by dividing the number of the participant’s whole months of service with the Company by the number of whole months from the date the participant was first hired by the Company to the date the participant reaches age 65, then multiplying by 100; or

•	The percentage determined by multiplying 4.44% by the number of the participant’s whole and partial years of completed service with the Company.

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EXECUTIVE COMPENSATION

2015 Nonqualified Deferred Compensation Table

The table below provides information on the contributions, earnings and account balances for our NEOs participating in a Company-sponsored nonqualified deferred compensation program:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($)
John H. Hammergren
SPSIP Plans	343,160	274,528	292,759	-0-		9,454,748
DCAP Plans	-0-	-0-	774,368	-0-		21,414,827
Dividend Equivalents	-0-	364,145	23,267	617,139	(4)	644,278
James A. Beer
SPSIP Plans	-0-	-0-	-0-	-0-		-0-
DCAP Plans	-0-	-0-	-0-	-0-		-0-
Dividend Equivalents	-0-	40,248	959	12,809	(4)	38,500
Paul C. Julian
SPSIP Plans	166,772	133,418	129,876	-0-		4,041,130
DCAP Plans	-0-	-0-	265,236	-0-		7,334,989
Dividend Equivalents	-0-	201,342	12,864	340,155	(4)	356,468
Patrick J. Blake
SPSIP Plans	67,172	53,737	40,534	-0-		1,292,549
DCAP Plans	200,000	4,000	73,546	-0-		2,078,852
Dividend Equivalents	-0-	76,836	4,201	97,187	(4)	190,102	(5)
Deferred RSUs	-0-	-0-	-0-	-0-		2,376,005	(6)
Jorge L. Figueredo
SPSIP Plans	56,789	45,431	14,655	-0-		444,630
DCAP Plans	155,087	6,204	99,263	504,750		2,396,770
Dividend Equivalents	-0-	57,973	3,682	85,039	(4)	105,265
Brian S. Tyler
SPSIP Plans	62,630	50,104	26,148	-0-		820,694
DCAP Plans	197,312	5,492	124,660	-0-		3,500,834
Dividend Equivalents	-0-	127,388	10,504	62,482	(4)	301,893
(1)	Amounts shown reflect amounts deferred by NEOs into their SPSIP II and/or DCAP III accounts. These amounts are reported as compensation in the 2015 Summary Compensation Table above.

(2)	Amounts shown represent Company contributions to NEOs’ SPSIP II and/or DCAP III accounts, as well as amounts credited on undistributed dividend equivalents.

(3)

Amounts shown include earnings on compensation previously deferred by NEOs into the SPSIP Plans and DCAP Plans. The SPSIP II is a successor plan to the Company’s Supplemental Profit-Sharing Investment Plan (“SPSIP,” together with SPSIP II, “SPSIP Plans”), which was frozen as of December 31, 2004. The DCAP III is a successor plan to the Company’s Deferred Compensation Administration Plan II (“DCAP II,” together with DCAP III, “DCAP Plans”), which was frozen as of December 31, 2004.

(4)	Amounts shown represent dividend equivalents and interest paid on accumulated dividends upon vesting of the underlying RSUs.

(5)	Amount shown includes dividend equivalents earned on deferred RSUs. Until April 2011, recipients of RSUs were permitted to defer payment of earned RSUs.

(6)	Amount shown represents the value of 10,504 deferred RSUs based on the $226.20 closing price of the Company’s common stock as reported by the NYSE on March 31, 2015, the last day of our fiscal year.

The Company sponsors two nonqualified deferred compensation plans. The Supplemental Profit-Sharing Investment Plan II (“SPSIP II”), is specifically for employees impacted by IRC Section 401(a)(17), which limits participation of highly paid employees in tax-qualified 401(k) plans. Compensation eligible for deferral into the SPSIP II includes base salary and MIP payments. The Deferred Compensation Administration Plan III (“DCAP III”) is a voluntary nonqualified deferred compensation plan. Compensation eligible for deferral in DCAP III includes base salary, MIP and LTIP payments.

The Compensation Committee determines the interest crediting rate for deferrals under SPSIP II and DCAP III for each calendar year. Currently, the default interest rate is 120% of the long-term applicable federal rate published for December 2014 by the

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IRS. The committee also approved the crediting of earnings (or losses) to SPSIP II or DCAP III accounts based on the participant’s choice of a hypothetical investment in some of the funds, other than the McKesson stock fund, provided under the Company’s tax-qualified 401(k) plan.

A third type of nonqualified deferred compensation is dividend equivalents and the related interest income. All recipients of RSUs, including NEOs, receive dividend equivalents at the same dividend rate received by the Company’s common stock investors, which is currently $0.24 per share per quarter. Dividend equivalents are credited quarterly to an interest-bearing account and are distributed in cash upon vesting of the RSUs. Under the terms of our 2005 Stock Plan and 2013 Stock Plan, interest accrues on employees’ credited dividend equivalents at a rate set by the Compensation Committee, which is currently 120% of the long-term applicable federal rate published for December 2014 by the IRS.

Narrative Disclosure to the 2015 Nonqualified Deferred Compensation Table

Supplemental Profit-Sharing Investment Plan II

The SPSIP II was adopted by the Board on January 1, 2005 and is the successor plan to the Supplemental Profit-Sharing Investment Plan (“SPSIP”), which was frozen effective December 31, 2004. The SPSIP II includes deferral and distribution provisions intended to comply with IRC Section 409A.

U.S. employees, including NEOs, may elect to participate in the SPSIP II. Participants may elect to defer, in whole percentages, from 1.0% to 5.0% of covered compensation in excess of the IRC Section 401(a)(17) limit (currently $265,000 per year). An election to participate in the SPSIP II remains in effect until the participant informs the plan administrator that he or she wishes to cease participation. In that case, the election to cease participation becomes effective at the beginning of the next calendar year. Some NEOs have elected to participate in the plan at the 5.0% level. At an employee participation level of 5.0%, the Company contributes an additional 4.0% of the participant’s pay as a matching contribution, consistent with the terms of the PSIP (“Company Match”). Participants are always 100% vested in both the Company Match and their own contributions in the SPSIP II.

Participants in the SPSIP and the SPSIP II also elect how distributions of deferred amounts are to be made upon separation from service. Upon separation of service, distributions may be made in a lump sum or in installments. A different distribution election may be made for a separation from service due to death. Distributions under both plans are subject to ordinary income taxes.

Consistent with prior practice, accounts in the SPSIP II are credited with interest at the same rate determined by the Compensation Committee for deferrals under the DCAP III. Currently, the default interest rate selected by the Compensation Committee is 120% of the long-term applicable federal rate published for December 2014 by the IRS. In addition, the committee approved the crediting of earnings (or losses) to an employee’s DCAP III account based on the employee’s choice of a hypothetical investment in some of the funds, other than the McKesson stock fund, provided under the Company’s tax-qualified 401(k) plan.

Accounts in the legacy SPSIP were credited with earnings at a rate equal to the amount earned during the same period by the BNY Mellon Stable Value Fund investment option in the Company’s PSIP.

Unlike tax-qualified retirement accounts, assets for the payment of benefits under the SPSIP and SPSIP II are not held in trust. Distributions under these plans are paid from the Company’s general corporate funds. Participants and their beneficiaries are unsecured general creditors of the Company with no special or prior right to any Company assets for payment of any obligation under the plans.

Deferred Compensation Administration Plan III

The DCAP III was adopted by the Board on January 1, 2005 and is the successor plan to the Deferred Compensation Administration Plan II, which was frozen effective December 31, 2004. The DCAP III includes deferral and distribution provisions intended to comply with IRC Section 409A.

Participation in the DCAP III is open to all employees eligible for participation in the MIP with a bonus target of at least 15% of annual base salary and other highly compensated employees. For calendar year 2014, approximately 5,465 employees were eligible to participate in the DCAP III, including NEOs.

Participants may elect to defer into the DCAP III up to 75% of their annual base salary, up to 90% of their annual MIP payment and for those who also participate in the LTIP, up to 90% of any LTIP payment. Unlike the SPSIP II, an employee’s election to

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participate in the DCAP III is in effect for only one calendar year. Amounts deferred under the DCAP III are credited to a book account, and the Compensation Committee approves the rate at which interest or earnings are credited each year to the account. Currently, the default interest rate selected by the Compensation Committee is 120% of the long-term applicable federal rate published for December 2014 by the IRS. In addition, the committee approved the crediting of earnings (or losses) to an employee’s DCAP III account based on the employee’s choice of a hypothetical investment in some of the funds, other than the McKesson stock fund, provided under the Company’s tax-qualified 401(k) plan.

Participants in the DCAP III make a distribution election at the time they elect to defer compensation. Distributions may be made at one or more specified dates in the future or upon separation of service in either a lump sum or in installments. A different distribution election may be made for a separation from service due to retirement, disability or death. However, if the separation from service is not due to retirement, disability or death, the entire account balance is distributed as a lump sum at a time such payment would comply with IRC Section 409A. Distributions under both plans are subject to ordinary income taxes.

Earnings that are deferred into the DCAP III are not considered “covered compensation” for PSIP or SPSIP II purposes as defined by those plans. No PSIP or SPSIP II employee deductions are taken from compensation deferred into the DCAP III. To keep the DCAP III participants whole with respect to their Company Match, an amount is credited to a participant’s DCAP III account equal to the additional Company Match that would have been credited to the PSIP and/or the SPSIP II had a participant not participated in the DCAP III.

As with the SPSIP and the SPSIP II, assets for the payment of benefits under the DCAP plans are not held in trust. Distributions are paid from the Company’s general corporate funds. Participants and their beneficiaries are unsecured general creditors of the Company with no special or prior right to any Company assets for payment of any obligation under the plans.

Executive Employment Agreements

The Company entered into employment agreements with Mr. Hammergren and Mr. Julian which provide for the employment term, compensation and benefits payable during the agreement term, as well as specified payments in the case of employment termination. Both agreements provide that the executives will participate in all compensation and fringe benefit programs made available to all executive officers. These employment agreements were most recently amended in November 2008, primarily to ensure that post-employment payments and benefits under the agreements comply with IRC Section 409A.

The descriptions that follow are qualified in their entirety by the agreements themselves, which have been included as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008, as filed with the SEC on October 29, 2008.

Mr. John H. Hammergren

The Company first entered into a three-year employment agreement with John H. Hammergren effective January 31, 1996, as corporate vice president and president of McKesson Health Systems (“1996 Employment Agreement”). The terms of that agreement were based in part on certain compensation elements provided to Mr. Hammergren by his previous employer and offered to him as inducement to accept our offer of employment.

The Company later entered into an Amended and Restated Employment Agreement with Mr. Hammergren, initially effective June 21, 1999, and as amended on April 1, 2004, November 1, 2006 and November 1, 2008 (“Hammergren Agreement”), which continues to be operative in his current role as Chairman, President and Chief Executive Officer. These subsequent versions of the Hammergren Agreement consist in large measure of compensation elements and terms that existed in the 1996 Employment Agreement, or terms provided to his predecessor as Chairman, President and Chief Executive Officer.

On March 27, 2012, Mr. Hammergren delivered to the Chair of the Compensation Committee a letter relinquishing his right under his employment agreement to be paid a golden parachute tax gross-up and the right to have his change in control-related cash severance calculated as the product of 2.99 times his “base amount” (as defined in IRC Section 280G), leaving in place the alternative cash severance formulation of a lump sum equal to three years’ salary continuation and MIP participation.

In addition, on February 27, 2014, Mr. Hammergren voluntarily agreed that his pension benefit under the EBRP would be a fixed amount of $114 million, rather than have the benefit continue to be subject to fluctuations based on continued service, changes in pay rates or changes in interest rate assumptions. Mr. Hammergren’s pension benefit will no longer be subject to

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additional adjustments. The value of his pension was reduced by almost 30% from the amount disclosed in our 2013 proxy statement as being payable had he resigned at the end of FY 2013.

The Hammergren Agreement renews automatically, so the remaining term is always three years. The Hammergren Agreement provides for an annual base salary of at least $1,580,000 and such additional incentive compensation, if any, as may be determined by the Board or any duly authorized committee. Incentive compensation awarded to Mr. Hammergren under the MIP is calculated using an individual target award of not less than 150% of his base salary. Mr. Hammergren is entitled to receive all other benefits generally available to other members of the Company’s management, and those benefits for which key executives are or become eligible.

The agreement provides that if the Company terminates Mr. Hammergren without “Cause” or he terminates for “Good Reason” (both as defined in the Hammergren Agreement, and described below under “Definition of Cause” and “Definition of Good Reason”) and he remains in compliance with his post-employment non-disclosure and non-solicitation restrictions, he will be entitled to receive the following: (A) payment of his final monthly base salary for, and MIP awards whose performance periods end during, the remainder of the term of the Hammergren Agreement (“Severance Period”), with the MIP individual modifier equal to his average MIP individual modifier over the prior three years; (B) lifetime medical benefits and financial counseling program, as well as lifetime office space and secretarial support; (C) continued accrual and vesting of his rights and benefits under the Executive Survivor Benefits Plan (“ESBP”) and the EBRP for the Severance Period; (D) accelerated vesting of stock options and restricted stock, subject to certain forfeiture and repayment provisions; (E) continued participation in pro-rata awards under the LTIP for the remainder of the Severance Period; and (F) for purposes of DCAP III and the 1994 Stock Option and Restricted Stock Plan (or any similar plan or arrangement), his termination will be deemed to have occurred as if he qualified as a retiree.

Payments that are required to be delayed for “specified employees” under IRC Section 409A will be delayed following a separation from service. Any payments delayed as a result of such compliance will accrue interest at a rate determined in advance by the Compensation Committee, as in effect on the date of separation. The current rate for this purpose is the interest rate applicable to amounts deferred under the DCAP III (“DCAP Rate”).

If Mr. Hammergren’s employment is terminated within six months preceding, or within two years following, a “Change in Control” as defined in his employment agreement and described below under “Definition of Change in Control,” he will receive a lump-sum payment calculated in accordance with the provision described in clause (A) of the preceding paragraph and he will continue to receive all of the other severance benefits described in the preceding paragraph. The Change in Control severance payment and payment of his benefit under the EBRP may be delayed following his separation from service to comply with IRC Section 409A. Any payments delayed as a result of such compliance will accrue interest at the DCAP Rate.

If Mr. Hammergren voluntarily terminates employment for other than “Good Reason” after the close of the fiscal year in which he has attained at least age 55 and has completed 15 years of continuous service in one or more of the following positions: Executive Chairman of the Board, Chief Executive Officer and/or co-Chief Executive Officer, upon retirement he will be entitled to receive the following: (i) the benefits set forth in clauses (B) and (F) above; and (ii) the continued vesting of his equity compensation, the full term to exercise his outstanding stock options, continued participation in the LTIP and the MIP with the individual modifier equal to the average individual modifier over the prior three years and the cash equivalent of PeRSUs granted under the Company’s 2005 Stock Plan (or successor plans) for the performance periods that begin prior to, but end after, his retirement. Receipt of these added benefits is conditioned on Mr. Hammergren providing advance notice of his intent to retire and the Board either electing or approving by resolution his successor as Chief Executive Officer or approving a plan of succession. Mr. Hammergren will forfeit the aforementioned benefits if he breaches his confidentiality and non-solicitation obligations to the Company after his retirement.

If Mr. Hammergren voluntarily terminates his employment with the Company other than for Good Reason (other than under the circumstances described above), he will be entitled to receive the benefits set forth in clauses (B) and (F) above. If Mr. Hammergren is prevented from carrying out his duties and responsibilities due to disability, he will continue to receive his then-current salary for the period of his disability or, if less, a period of 12 months. If Mr. Hammergren’s employment is terminated for Cause, the Company’s obligations under the Hammergren Agreement cease and terminate. Any rights he may have under the Company’s benefit plans will be determined solely in accordance with the express terms of those plans. If Mr. Hammergren dies during the term of his agreement, the Company will continue to pay his salary to his surviving spouse or designee for a period of six months. The Company will also pay to his spouse or designee his benefits under the EBRP.

The Hammergren Agreement provides that, for a period of at least two years following the termination of his employment with the Company, Mr. Hammergren may not solicit or hire employees or solicit competitive business from any person or entity that was a customer of the Company within the two years prior to his termination. In addition, he is forever prohibited from using or disclosing any of the Company’s Confidential Information, as defined in the Hammergren Agreement.

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Mr. Paul C. Julian

The Company entered into an employment agreement with Paul C. Julian effective August 1, 1999, which was amended and restated effective April 1, 2004, November 1, 2006 and November 1, 2008 (“Julian Agreement”). The Julian Agreement provides that the Company will continue to employ Mr. Julian as Executive Vice President and Group President, or in such other executive capacities as may be specified by our CEO, for an initial three-year term with automatic one-year extensions commencing on November 1, 2012 and on each November 1 thereafter.

The Julian Agreement provides for an annual base salary of at least $986,000 and such additional incentive compensation, if any, as may be determined by the Compensation Committee. Any incentive compensation awarded to Mr. Julian under the MIP shall be calculated using an individual target award of 110% of his base salary. Mr. Julian also shall receive all other benefits generally available to other members of the Company’s management and those benefits for which key executives are or become eligible.

The agreement provides that if the Company terminates Mr. Julian without “Cause,” or he terminates for “Good Reason” (both as defined in the Julian Agreement and described below under “Definition of Cause” and “Definition of Good Reason”), the Company shall: (A) continue his then-monthly base salary, reduced by any compensation he receives from a subsequent employer, for the remainder of the term; (B) consider him for a prorated bonus under the MIP for the fiscal year in which termination occurs; (C) continue his medical benefits or provide comparable coverage until the expiration of the term; and (D) continue the accrual and vesting of his rights, benefits and existing awards for the remainder of the term of his agreement for purposes of the ESBP and the Company’s equity compensation plans; and (E) calculate his EBRP benefit as if he continued employment until the end of the term. Any of these payments or benefits that are required to be delayed for “specified employees” under IRC Section 409A will be delayed following his separation from service. Certain payments delayed as a result of such compliance will accrue interest at the DCAP Rate.

If Mr. Julian’s employment is terminated within six months preceding, or within two years following, a Change in Control (as defined in his agreement and described below under “Definition of Change in Control”), he will receive a lump-sum payment in lieu of the salary and incentive payments described in subsections (A) and (B) above and will continue to receive all of the other severance benefits described in the preceding paragraph. This lump-sum payment will be equal to 2.99 multiplied by his “Earnings,” as described below in the “Change in Control Policy” narrative.

If the benefits received by Mr. Julian under his agreement are subject to the excise tax provision set forth in Section 4999 of the IRC, the Company will provide him with a full gross-up payment to cover any excise taxes and interest imposed on “excess parachute payments” as defined in IRC Section 280G. The Change in Control severance payment, payment of his benefit under the EBRP and his tax gross-up payment may be delayed following his separation from service to comply with IRC Section 409A. Any payments delayed as a result of such compliance will accrue interest at the DCAP Rate.

If Mr. Julian is prevented from carrying out his duties and responsibilities due to disability, he will continue to receive his then-current salary for the period of his disability or, if less, 12 months. If Mr. Julian’s employment with the Company is terminated by his death, the Company will continue to pay his salary to his surviving spouse or designee for a period of six months.

If Mr. Julian’s employment is terminated for Cause, the Company’s obligations under his agreement cease and terminate. Any rights he may have under the Company’s benefit plans will be determined solely in accordance with the express terms of those plans.

The Julian Agreement provides that, for a period of at least two years following the termination of his employment with the Company, Mr. Julian may not solicit or hire employees or solicit competitive business from any person or entity that was a customer of the Company within the three years prior to his termination. In addition, he is forever prohibited from using or disclosing any of the Company’s Confidential Information as defined in the Julian Agreement.

Executive Severance Policy

The Severance Policy for Executive Employees, as amended and restated on April 23, 2013 (“Executive Severance Policy”), applies in the event an executive officer is terminated by the Company for reasons other than for “Cause,” as described below in “Definition of Cause,” and the termination is not covered by the Company’s CIC Policy as described below.

The benefit payable to participants under the Executive Severance Policy is the sum of 12 months’ base salary plus one month’s base salary per year of service, up to the lesser of (i) 24 months and (ii) the number of months until the participant turns age 62. Benefits under this plan are paid over time and are reduced or eliminated by any income the executive receives from subsequent employers during the severance payment period. Participants must execute a general release of the Company and its affiliates in order to receive severance benefits. A terminated executive who is receiving payments under the terms of an employment agreement he or she may have with the Company is not entitled to receive additional payments under the Executive Severance Policy.

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Commencement of payments under the Executive Severance Policy may be delayed following a participant’s separation from service to comply with IRC Section 409A. Any payments delayed as a result of such compliance will accrue interest at the DCAP Rate until paid. Pursuant to the Executive Severance Policy, the Company will seek shareholder approval for any future arrangement with a participant in the plan that would provide for severance pay and benefits having a present value exceeding 2.99 times the sum of the executive’s base salary and target bonus.

Change in Control Policy

The Change in Control Policy for Selected Executive Employees, amended and restated on October 26, 2010 (“CIC Policy”), provides severance payments to employees of the Company (including executive officers) selected annually for participation in the Compensation Committee’s discretion. Payments under the CIC Policy are paid only upon a qualifying separation from service that occurs within six months prior to, or 24 months following, a “Change in Control” (as defined in the policy and described below in “Definition of a Change in Control”). Under the CIC Policy, a qualifying separation from service is one that is by the Company without “Cause” (as defined in the policy) and either proximate to or instigated by the party involved in, or otherwise in connection with, the Change in Control, or one that is initiated by the participant for “Good Reason” (as defined in the policy).

The CIC Policy expands eligibility for benefits to a larger employee group than is eligible under the Executive Severance Policy, but like the Executive Severance Policy, it excludes participation by an executive who has an individual agreement with the Company providing for change in control benefits. Participants in the CIC Policy are designated by the Compensation Committee to participate in one of three tiers. Tier one participants (which would include any NEO participating in the CIC Policy) are entitled to a cash benefit equal to 2.99 times the participant’s “Earnings,” defined by the policy as the sum of (i) annual base salary plus (ii) the greater of (A) the participant’s target bonus under the MIP or (B) the average of the participant’s MIP award for the latest three years for which the participant was eligible to receive an award (or such lesser period of time during which the participant was eligible to receive an award).

CIC Policy participants are eligible for a full gross-up payment if benefits payable under the policy are subject to an excise tax under IRC Section 4999. If a tier one participant is covered by the EBRP, the participant’s straight-life annuity benefits under that plan will be calculated by adding three additional years of age and three additional years of service to the participant’s actual age and service. Tier one participants are eligible for three years of continued coverage under the Company’s medical plans (or plans providing comparable coverage) at no greater cost to the executive and Company-paid life insurance for three years. CIC Policy severance payments may be delayed following a participant’s separation from service to comply with IRC Section 409A. Any payments delayed as a result of such compliance will accrue interest at the DCAP Rate until paid.

Definition of a “Change in Control”

For purposes of the CIC Policy and Mr. Julian’s employment agreement, a “Change in Control” is defined as the occurrence of any change in ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as defined in IRC Section 409A.

For purposes of Mr. Hammergren’s Agreement, a “Change in Control” of the Company is deemed to have occurred if any of the following events occur: (A) during any period of not more than 12 consecutive months, any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) excluding the Company or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; (B) during any period of not more than 12 consecutive months, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this paragraph) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or

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consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, under the terms of Mr. Hammergren’s Agreement, no Change in Control is deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which, in the judgment of the Compensation Committee, the holders of the Company’s common stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

Definition of “Good Reason”

Both Mr. Hammergren and Mr. Julian have “Good Reason” to resign if any of the following actions is taken without his express written consent: (A) any material change by the Company in the executive officer’s functions, duties or responsibilities if that change would cause his position with the Company to become of less dignity, responsibility, or importance; (B) any reduction in the executive officer’s base salary, other than one in conjunction with an across-the-board reduction for all executive employees of the Company; (C) any material failure by the Company to comply with any of the provisions of the executive’s employment agreement; (D) relocation to an office more than 25 miles from the office at which the executive officer was based as of the effective date of the executive’s employment agreement; or (E) in the case of the Julian Agreement, in the event of a Change in Control, any change in the level of the officer within the Company to whom Mr. Julian reports as such level existed immediately prior to the Change in Control.

Under the Hammergren Agreement, the following additional actions constitute Good Reason: (i) termination of his obligation and right to report directly to the Board, but not if he ceases to serve as Chairman, unless such action is taken in conjunction with a Change in Control; (ii) the Board removes him as Chairman at or after a Change in Control (or prior to a Change in Control if at the request of any third party participating in or causing the Change in Control), unless such removal is required by then applicable law; (iii) a change in the majority of the members of the Board as it was construed immediately prior to the Change in Control; (iv) failure by the Company to obtain the express assumption of his agreement by any successor or assign of the Company; or (v) cancellation of the automatic renewal provision in his agreement. Any incapacity he may develop due to physical or mental illness will not affect his ability to resign for Good Reason.

Definition of “Cause”

Generally under the Company’s plans and programs, “Cause” means the executive’s willful misconduct and in some cases the executive’s negligent misconduct which in any case is injurious to the Company. The specific consequences of such behavior are reflected in the agreement or plan documents.

The Hammergren Agreement provides that the Company may generally terminate Mr. Hammergren’s employment if he: (i) willfully engages in misconduct that is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole; (ii) engages in willful and material dishonesty involving the Company’s assets or those of any of its affiliated companies; or (iii) materially fails to comply with any of the provisions of his agreement. Before a termination for Cause may take effect, the Company must provide Mr. Hammergren with formal written notice after giving him the opportunity to be heard before the Board, give him a 15-day opportunity to cure his conduct, if appropriate, and have his termination confirmed by arbitration.

The Julian Agreement provides that the Company may terminate Mr. Julian’s employment for “Cause” under a definition that is similar, but not identical, to the Hammergren Agreement and provides Mr.  Julian with the same procedural protections in the event of a termination for Cause.

Potential Payments upon Termination or Change in Control

The narrative and tables that follow describe potential payments and benefits that may be received by our NEOs or their respective beneficiaries pursuant to existing employment agreements, plans or arrangements under various separation scenarios including termination of employment or Change in Control. For purposes of these tables, we have excluded Mr. Tyler, who resigned as Executive Vice President Corporate Strategy and Business Development effective February 15, 2015, and continues to serve as President, North American Pharmaceutical Distribution and Services. Mr. Tyler received no

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additional compensation in respect of his resignation as an executive officer. Any increases in compensation related to taking on his new role, including a salary increase and incremental increases to incentive target awards, are reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.

Unless otherwise noted, the amounts shown assume a March 31, 2015 separation date, reflect the total present value of the obligation and, where applicable, are calculated using the $226.20 closing price of the Company’s common stock on March 31, 2015. Where the Company’s obligation is to provide services (e.g., office and secretarial support), the discounted present value of the obligation is shown. These amounts are estimates only, as the actual obligation can only be determined at the time of actual separation from the Company.

The following tables show six termination events where an NEO, or the NEO’s beneficiary, may receive benefits: (i) death; (ii) disability; (iii) termination for Cause; (iv) voluntary termination; (v) involuntary termination not involving a change in control; and (vi) involuntary termination following a change in control. For both death and disability, the narrative and tabular disclosures include all benefits that may be provided to each NEO. Starting with involuntary termination, to avoid repetition, the narrative and tabular disclosures reflect only the incremental value that may be conveyed to each NEO. We are required to report the values below as if the NEO separated from service on March 31, 2015, the last day of our fiscal year.

For the Pension Benefits Table, we are generally required to report the values payable on a future date (the assumed retirement date) discounted to the pension benefit measurement date of March 31, 2015. This is one of the reasons why, except with respect to Mr. Hammergren, the EBRP values shown in the hypothetical voluntary termination table differ from the values reported in the Pension Benefits Table. In addition, amounts shown in the 2015 Pension Benefits Table do not include interest paid on amounts delayed for six months to comply with IRC Section 409A. Except for Mr. Hammergren’s benefit, which is a fixed amount, the pension benefits shown below are estimated values which may vary significantly based on subsequent events, such as changes in actuarial assumptions, changes in PBGC and GATT lump-sum interest rates and changes in compensation used to calculate pension benefits for our NEOs.

Additionally, the amounts in the 2015 Pension Benefits Table reflect current service, actual plan compensation through FY 2015 (FY 2015 MIP amounts are assumed to equal target amounts) and an assumed 1.25% lump-sum interest rate. The payment amounts below reflect current service, actual plan compensation through FY 2015 (using actual FY 2015 MIP payout amounts), the NEO’s age on March 31, 2015 and the lump-sum conversion rate prescribed in the EBRP for a March 31, 2015 termination date. Mr. Julian, due to his age and service, is entitled to a lump-sum pension benefit computed using a 0.50% rate. The determination of these benefits is more fully explained in the narrative following the 2015 Pension Benefits Table.

On January 20, 2010, the Company froze the Executive Survivor Benefits Plan (“ESBP”) to new participants. All of our Current NEOs except Mr. Beer participate in the ESBP, which provides a supplemental cash death benefit to the executive’s named beneficiary on a tax-neutral basis. Under the terms of the ESBP, beneficiaries receive a cash death benefit of 300% of the executive’s annual base salary, up to a maximum of $2,000,000, if the executive dies while an active employee.

Participants in the ESBP are also entitled to post-employment coverage if they are granted “Approved Retirement.” A participant is eligible for Approved Retirement and is an “Approved Retiree” under the ESBP: (i) upon termination after age 62; (ii) for any involuntary termination after age 55 and completion of 15 years of service; (iii) with the approval of the Compensation Committee for any termination prior to (i) or (ii) above if the participant is at least age 55 and has completed five years of service; or (iv) as provided in a written employment agreement or at the Board’s discretion. However, the post-termination benefit conveyed to an Approved Retiree’s beneficiary under the ESBP is reduced to 150% of the participant’s final annual base salary up to a maximum of $1,000,000. Under the terms of his employment agreement, Mr. Hammergren is entitled to Approved Retirement under the ESBP should his employment terminate for any reason other than for Cause.

In each of the tables below, a “-0-” indicates no monetary value is associated with the benefit, while a “—” indicates the NEO is not entitled to the benefit.

Benefits and Payments upon Death

In the event of death, employees receive accelerated vesting of their outstanding options and RSUs, prorated TSRU awards, prorated MIP awards and prorated LTIP awards for any LTIP performance period that is at least 50% complete. Prorated TSRU, MIP and LTIP payments are made at the end of the performance period when payments are made to other plan participants. Vested stock options remain exercisable for three years, subject to expiration of the option term.

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The table below reflects the benefits payable in the event of death of our Current NEOs effective March 31, 2015:

Name	Salary Continuation to Spouse or Designee ($)(1)	Value of Option Vesting ($)(2)	Value of Stock Vesting ($)(2)	MIP ($)(3)	LTIP ($)(4)	Cash Death Benefit (ESBP) ($)(5)	Executive Pension (EBRP) ($)(6)
John H. Hammergren	840,000	54,595,484	81,537,183	5,292,000	6,796,667	3,311,258	114,000,000
James A. Beer	—	3,645,061	8,770,302	1,344,000	423,333	—	—
Paul C. Julian	532,500	30,188,547	45,084,526	2,460,150	3,462,000	3,311,258	28,949,090
Patrick J. Blake	—	10,274,030	15,304,013	861,840	1,006,667	3,819,214	—
Jorge L. Figueredo	—	8,843,624	13,245,518	922,320	692,000	3,494,581	—
(1)	Amounts shown represent six months of base salary as of March 31, 2015, payable in accordance with the terms of the NEO’s employment agreement.

(2)

Amounts shown represent the value of unvested stock options, RSUs and TSRUs as of March 31, 2015. In the event of death, NEOs are eligible for accelerated vesting of options and RSUs and a prorated TSRU award reflecting the amount earned through the month of death. The value shown for option acceleration is calculated as the difference between the option exercise price and $226.20, the closing price of the Company’s common stock on March 31, 2015, the last day of our fiscal year. Beneficiaries have the earlier of three years or the option expiration date to exercise vested stock options. For more information on unvested equity awards held by NEOs, refer to the 2015 Outstanding Equity Awards Table.

(3)

Amounts shown represent actual MIP payouts for FY 2015 as reported in the 2015 Summary Compensation Table. In the event of death, NEOs are eligible for a prorated MIP award reflecting the amount earned through the month of death.

(4)

Amounts shown represent actual LTIP payouts for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and pro-rata portions (66.7%) of FY 2014 — FY 2016 LTIP target awards. In the event of death, NEOs are eligible for a prorated LTIP award reflecting the amount earned through the month of death for any performance period that is at least 50% complete.

(5)

Amounts shown represent 300% of annual base salary, up to a maximum of $2,000,000, on a tax-neutral basis. Mr. Beer is not an ESBP participant, since he was not an executive officer when participation in the plan was frozen in 2010.

(6)

Amounts shown represent the present value of lump-sum pension benefits payable to surviving spouses or designees. The following assumptions were used to determine the present value of benefit amounts: (i) the surviving spouse or designee is the same age as the NEO; (ii) participant was granted Early, or Approved Retirement if eligible, on the day before death; and (iii) participant elected to receive benefits in the actuarially reduced form of a joint and 100% survivor annuity. Mr. Hammergren and Mr. Julian have vested EBRP benefits. Mr. Beer, Mr. Blake and Mr. Figueredo are not EBRP participants, since they were not executive officers when participation in the plan was frozen in 2007.

Benefits and Payments upon Termination Due to Disability

In the event of termination due to permanent and total disability, employees receive accelerated vesting of their outstanding options and RSUs, prorated TSRU awards, prorated MIP awards and prorated LTIP awards for any LTIP performance period that is at least 50% complete. TSRU, MIP and LTIP payments are made at the end of the performance period when payments are made to other plan participants. With respect to NEOs, a termination due to disability occurs on the first anniversary of the date the executive is unable to perform services.

The table below reflects the benefits payable in the event of termination due to disability effective March 31, 2015, which for purposes of this presentation is considered to be a “voluntary termination” under Mr. Hammergren’s and Mr. Julian’s employment agreements and the Executive Severance Policy for Mr. Beer, Mr. Blake and Mr. Figueredo:

Name	Medical ($)(1)	Office and Secretary ($)(1)	Financial Counseling ($)(1)	Value of Option Vesting ($)(2)	Value of Stock Vesting ($)(2)	MIP ($)(3)	LTIP ($)(4)	Cash Death Benefit (ESBP) ($)(5)	Executive Pension (EBRP) ($)(6)
John H. Hammergren	1,533,459	1,374,123	232,228	54,595,484	87,070,488	5,292,000	9,825,000	1,655,629	114,000,000
James A. Beer	—	—	—	3,645,061	8,770,302	1,344,000	423,333	—	—
Paul C. Julian	—	—	—	30,188,547	45,084,526	2,460,150	3,462,000	—	35,301,146
Patrick J. Blake	—	—	—	10,274,030	15,304,013	861,840	1,006,667	—	—
Jorge L. Figueredo	—	—	—	8,843,624	13,245,518	922,320	692,000	—	—
(1)

Mr. Hammergren’s employment agreement provides for lifetime post-employment medical coverage, office and secretary and financial counseling. We used the following assumptions to determine the present value of benefit amounts:

•

Medical: a monthly full family (COBRA) rate together with dental and vision of $2,053, increased by a multiple for higher expected claims due to disability; a future value discount rate of 3.6%; a pre-Medicare healthcare trend of 7.0%, grading down 0.25% per year to an ultimate trend rate of 5.0%; a post-Medicare healthcare trend of 6.5% grading down 0.25% per year to an ultimate trend rate of 5.0%; and the RP-2014 Disabled Retiree Mortality Table projected with scale MP-2014 to 2015.

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EXECUTIVE COMPENSATION

•

Office and Secretary, Financial Counseling: an annual cost of $120,591 for office and secretary and $20,380 for financial counseling; a 0.0% trend rate for cost appreciation and a future value discount rate of 3.46%; a utilization rate of 100% to age 67 gradually decreasing until age 99, after which it is zero; and the RP-2014 Disabled Retiree Mortality Table projected with scale MP-2014 to 2015.

(2)

Amounts shown represent the value of unvested stock options, RSUs and TSRUs as of March 31, 2015. Under the terms of his employment agreement, Mr. Hammergren is entitled to receive the continued vesting of his equity compensation and the full term to exercise his stock options. In the event of disability, other NEOs are eligible for accelerated vesting of options and RSUs and a prorated TSRU award reflecting the amount earned through the month of disability. The value shown for option acceleration is calculated as the difference between the option exercise price and $226.20, the closing price of the Company’s common stock on March 31, 2015, the last day of our fiscal year. Employees or their beneficiaries have the earlier of three years or the option expiration date to exercise vested stock options. For more information on unvested equity awards held by NEOs, refer to the 2015 Outstanding Equity Awards Table.

(3)

Amounts shown represent actual MIP payouts for FY 2015 as reported in the 2015 Summary Compensation Table. In the event of disability, NEOs are eligible for a prorated MIP award reflecting the amount earned through the month of disability.

(4)

Under the terms of his employment agreement, Mr. Hammergren is entitled to receive continued full participation in the LTIP. The amount shown for Mr. Hammergren represents the actual LTIP payout for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and target payouts for the FY 2014 — FY 2016 and FY 2015 — FY 2017 performance periods. Amounts shown for other NEOs represent actual LTIP payouts for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and pro-rata portions (66.7%) of FY 2014 — FY 2016 LTIP target awards. In the event of disability, NEOs are eligible for a prorated LTIP award reflecting the amount earned through the month of disability for any performance period that is at least 50% complete.

(5)	As an Approved Retiree under the ESBP, Mr. Hammergren is eligible for a post-employment benefit of $1,000,000 on a tax-neutral basis.

(6)

Mr. Hammergren and Mr. Julian have vested EBRP benefits. Mr. Beer, Mr. Blake and Mr. Figueredo are not EBRP participants, since they were not executive officers when participation in the plan was frozen in 2007. Mr. Julian is entitled to an Early Retirement benefit under the EBRP.

Termination for Cause

In the event of termination for Cause as described above under “Definition of Cause,” or as defined in the Company’s contracts, plans or policies, all obligations or commitments are canceled or voided, including outstanding equity grants, vested stock options, MIP and LTIP awards and EBRP benefits. However, payments such as accrued but unpaid salary and paid time off are made as required by federal and state laws.

Benefits and Payments upon Voluntary Termination

In the event of voluntary termination for all NEOs except Mr. Hammergren, (or for Mr. Julian, for other than for Good Reason), all unvested equity is canceled. MIP and LTIP awards are canceled and/or prorated depending on the employee’s age plus service. Employees whose age plus service equals 65 (“65 points”) are eligible for prorated MIP and LTIP awards. NEOs with at least 65 points are eligible for a prorated LTIP award, reflecting the amount earned through the month of voluntary termination, for any performance period that is at least 50% complete. Under our equity plans, all employee participants with at least 65 points have three years to exercise vested stock options, subject to expiration of the option term. Among Current NEOs, Mr. Hammergren, Mr. Julian and Mr. Blake had 65 points on March 31, 2015.

Under the terms of his employment agreement, at the end of FY 2015 Mr. Hammergren became eligible upon voluntary termination to receive the continued vesting of his equity compensation, the full term to exercise his stock options and continued participation in the LTIP and the MIP. Mr. Hammergren receives Approved Retiree status under the ESBP in the event of voluntary termination. Approved Retiree status extends coverage under the ESBP into retirement at a level of 150% of final annual base salary, up to a maximum of $1,000,000, on a tax-neutral basis. Under the terms of his employment agreement, Mr. Hammergren receives lifetime medical coverage, office and secretary and financial counseling.

The table below reflects the benefits payable in the event of voluntary termination effective March 31, 2015:

Name	Medical ($)(1)	Office and Secretary ($)(1)	Financial Counseling ($)(1)	Value of Option Vesting ($)(2)	Value of Stock Vesting ($)(2)	MIP ($)(3)	LTIP ($)(4)	Cash Death Benefit (ESBP) ($)(5)	Executive Pension (EBRP) ($)(6)
John H. Hammergren	955,923	1,657,221	280,072	54,595,484	87,070,488	5,292,000	9,825,000	1,655,629	114,000,000
James A. Beer	—	—	—	—	—	—	—	—	—
Paul C. Julian	—	—	—	—	—	2,460,150	3,462,000	—	35,873,025
Patrick J. Blake	—	—	—	—	—	861,840	1,006,667	—	—
Jorge L. Figueredo	—	—	—	—	—	—	—	—	—

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EXECUTIVE COMPENSATION

(1)

Mr. Hammergren’s employment agreement provides for lifetime post-employment medical coverage, office and secretary and financial counseling. We used the following assumptions to determine the present value of benefit amounts:

•

Medical: a monthly full family (COBRA) rate, together with dental and vision of $2,053, a future value discount rate of 3.6%; a pre-Medicare healthcare trend of 7.0%, grading down 0.25% per year to an ultimate trend rate of 5.0%; a post-Medicare healthcare trend of 6.5%, grading down 0.25% per year to an ultimate trend rate of 5.0%; and the RP-2014 Mortality Table for Annuitants with fully generational MP-2014 projection.

•

Office and Secretary, Financial Counseling: an annual cost of $120,591 for office and secretary and $20,380 for financial counseling; a 0.0% trend rate for cost appreciation and a future value discount rate of 3.46%; a utilization rate of 100% to age 67, gradually decreasing until age 99, after which it is zero; and the RP-2014 Mortality Table for Annuitants with fully generational MP-2014 projection.

(2)

Under the terms of his employment agreement, Mr. Hammergren is entitled to receive the continued vesting of his equity compensation and the full term to exercise his stock options. The value shown for option vesting is calculated as the difference between the option exercise price and $226.20, the closing price of the Company’s common stock on March 31, 2015, the last day of our fiscal year.

(3)

Amounts shown represent actual MIP payouts for FY 2015 as reported in the 2015 Summary Compensation Table. Under the terms of his employment agreement, Mr. Hammergren is entitled to receive continued full participation in the MIP. As “Retirees” under the MIP with 65 points as of March 31, 2015, Mr. Julian and Mr. Blake are eligible for prorated MIP awards.

(4)

Under the terms of his employment agreement, Mr. Hammergren is entitled to receive continued full participation in the LTIP. The amount shown for Mr. Hammergren represents the actual LTIP payout for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and target payouts for the FY 2014 — FY 2016 and FY 2015 — FY 2017 performance periods. Amounts shown for Mr. Julian and Mr. Blake represent actual LTIP payouts for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and pro-rata portions (66.7%) of FY 2014 — FY 2016 LTIP target awards. As “Retirees” under the LTIP with 65 points as of March 31, 2015, Mr. Julian and Mr. Blake are eligible for prorated LTIP awards.

(5)	As an Approved Retiree under the ESBP, Mr. Hammergren is eligible for a post-employment benefit of $1,000,000 on a tax-neutral basis.

(6)

Mr. Hammergren and Mr. Julian have vested EBRP benefits. Mr. Beer, Mr. Blake and Mr. Figueredo are not EBRP participants, since they were not executive officers when participation in the plan was frozen in 2007. For Mr. Julian, who is entitled to an Early Retirement benefit under the EBRP, the amount shown includes six months’ interest accrued at the DCAP Rate, since payment of the benefit is delayed six months to comply with IRC Section 409A.

Incremental Benefits and Payments upon Involuntary Termination or Voluntary Termination for Good Reason

The Executive Severance Policy covers employees nominated by management and approved by the Compensation Committee. This policy covers NEOs without employment agreements. The Executive Severance Policy is described above in “Executive Employment Agreements.”

Mr. Hammergren and Mr. Julian are eligible for severance benefits upon involuntary termination without Cause, or for voluntary termination for Good Reason as described above in “Executive Employment Agreements.” Mr. Hammergren’s agreement provides for accelerated vesting of all outstanding equity grants. Additionally, he maintains his status as an active employee under the ESBP and continues his participation in outstanding LTIP performance periods for the duration of his “Severance Period,” which is defined in his employment agreement. Mr. Julian’s agreement provides for continued vesting of outstanding equity grants for the remaining term of his employment agreement.

The table below reflects the incremental benefits payable, in addition to the amounts in the table above, in the event of involuntary termination other than for Cause, and with respect to Mr. Hammergren and Mr. Julian, in the event of voluntary termination for Good Reason effective March 31, 2015:

Name	Salary Continuation/ Severance ($)(1)	Medical ($)(2)	Office and Secretary ($)	Financial Counseling ($)	Value of Option Vesting ($)(3)	Value of Stock Vesting ($)(3)	MIP ($)(4)	LTIP ($)(5)	Cash Death Benefit (ESBP) ($)(6)	Executive Pension (EBRP) ($)(7)
John H. Hammergren	5,048,400	-0-	-0-	-0-	-0-	-0-	11,088,000	-0-	-0-	-0-
James A. Beer	870,667	—	—	—	—	—	—	—	—	—
Paul C. Julian	2,756,575	21,917	—	—	29,349,304	48,104,145	-0-	-0-	1,655,629	7,445,551
Patrick J. Blake	1,371,420	—	—	—	—	—	-0-	-0-	—	—
Jorge L. Figueredo	918,050	—	—	—	—	—	—	—	—	—
(1)

Amounts shown represent the following: (i) for Mr. Hammergren and Mr. Julian, salary continuation as provided under their respective employment agreements; (ii) for Mr. Beer, Mr. Blake and Mr. Figueredo, severance as provided under the Executive Severance Policy; and (iii) for all NEOs, six months’ interest accrued at the DCAP Rate, since payment of vested benefits is delayed six months to comply with IRC Section 409A.

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EXECUTIVE COMPENSATION

(2)

Mr. Julian’s employment agreement provides for medical coverage for the remaining term of his employment agreement as of March 31, 2015. The amount shown represents the monthly individual (COBRA) rate for 31 months.

(3)

Mr. Hammergren’s employment agreement provides for the accelerated vesting of stock options and RSUs and continued vesting of TSRUs. The amount shown under option acceleration is calculated as the difference between the option exercise price and $226.20, the closing price of the Company’s common stock on March 31, 2015, the last day of our fiscal year. Mr. Hammergren has the earlier of three years or the option expiration date to exercise vested stock options. Mr. Julian’s employment agreement provides for continued vesting of outstanding equity awards. The amount shown represents the additional vesting that occurs for the remaining term of his employment agreement. For more information on unvested equity awards held by NEOs, refer to the 2015 Outstanding Equity Awards Table.

(4)

Mr. Hammergren’s and Mr. Julian’s employment agreements provide for continued participation in the MIP. Amounts shown represent the following: (i) for Mr. Hammergren, the actual MIP payout for FY 2015 as reported in the 2015 Summary Compensation Table plus three years of FY 2015 MIP opportunity paid at target; and (ii) for Mr. Julian, the actual MIP payout for FY 2015 as reported in the 2015 Summary Compensation Table. Amounts shown for Mr. Blake represent actual MIP payouts for FY 2015 as reported in the 2015 Summary Compensation Table. As a “Retiree” under the MIP with 65 points as of March 31, 2015, Mr. Blake is eligible for prorated MIP awards.

(5)

Under the terms of his employment agreement, Mr. Hammergren is entitled to receive continued full participation in the LTIP. The amount shown for Mr. Hammergren represents the actual LTIP payout for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and target payouts for the FY 2014 — FY 2016 and FY 2015 — FY 2017 performance periods. Amounts shown for Mr. Julian and Mr. Blake represent actual LTIP payouts for FY 2013 — FY 2015 as reported in the 2015 Summary Compensation Table and pro-rata portions (66.7%) of FY 2014 — FY 2016 LTIP target awards. As “Retirees” under the LTIP with 65 points as of March 31, 2015, Mr. Julian and Mr. Blake are eligible for prorated LTIP awards.

(6)	As an Approved Retiree under the ESBP, Mr. Julian is eligible for a post-employment benefit of $1,000,000 on a tax-neutral basis.

(7)

Mr. Julian’s employment agreement provides for additional service credits for the remaining terms of his employment agreement. For Mr. Julian, who is entitled to an Approved Retirement benefit under the EBRP, the amount shown includes six months’ interest accrued at the DCAP Rate, since payment of the benefit is delayed six months to comply with IRC Section 409A.

Incremental Benefits and Payments upon Involuntary Termination in Conjunction with a Change in Control

The CIC Policy provides severance benefits to employees nominated by management and approved by the Compensation Committee. This policy covers NEOs without employment agreements. A detailed discussion of our CIC policy is provided above at “Executive Employment Agreements.”

Upon termination in conjunction with a Change in Control, the 2013 Stock Plan, 2005 Stock Plan and applicable award agreements provide for accelerated vesting of outstanding unvested equity awards. The MIP provides for payment after the end of the fiscal year in which a Change in Control occurs, equal to the greatest of (i) the target award; (ii) the award payable based on actual performance; or (iii) the average award payable to the participant for the prior three years. This MIP award is also payable if the participant’s employment is involuntarily terminated within 12 months after a Change in Control. The LTIP and applicable award agreements provide for payout of outstanding awards upon an involuntary termination in conjunction with a Change in Control. The LTIP payout is calculated based on achievement against performance measures through the last completed fiscal year.

The table below reflects the incremental benefits payable, in addition to the amounts in the two previous tables, in the event of an involuntary termination in conjunction with a Change in Control effective March 31, 2015:

Name	Gross- Up ($)(1)	Severance ($)(1)	Medical ($)(2)	Office and Secretary ($)	Financial Counseling ($)	Value of Option Vesting ($)(3)	Value of Stock Vesting ($)(3)	MIP ($)(1)(4)	LTIP ($)(5)	Cash Death Benefit (ESBP) ($)	Executive Pension (EBRP) ($)(6)
John H. Hammergren	—	11,340,874	-0-	-0-	-0-	-0-	-0-	(11,088,000)	-0-	-0-	-0-
James A. Beer	-0-	3,990,834	75,839	—	—	3,645,061	9,971,123	1,344,000	1,111,000	—	—
Paul C. Julian	-0-	7,030,083	3,535	—	—	839,243	-0-	-0-	1,623,000	-0-	480,351
Patrick J. Blake	-0-	3,493,549	58,432	—	—	10,274,030	16,315,127	55,302	524,333	—	—
Jorge L. Figueredo	-0-	3,337,540	47,561	—	—	8,843,624	14,086,379	922,320	1,111,000	—	—

 - 2015 Proxy Statement    69

EXECUTIVE COMPENSATION

(1)

Except for Mr. Hammergren, amounts shown are incremental tax-neutral amounts which include six months’ interest accrued at the DCAP Rate, since severance payments are delayed six months to comply with IRC Section 409A. Mr. Hammergren relinquished his right to an excise tax gross-up on March 27, 2012. In the event of an involuntary termination in conjunction with a Change in Control, Mr. Hammergren’s employment agreement provides for a lump-sum cash severance payment equal to the amount payable in the event of an involuntary termination absent a Change in Control. For the other NEOs covered by the CIC Policy and for Mr. Julian, who is covered by an employment agreement, amounts shown represent 2.99 times the sum of annual base salary, plus the greater of a MIP target award or the average actual MIP payout over the last three fiscal years.

(2)	Amounts shown represent the post-employment medical coverage to be provided in conjunction with a Change in Control.

(3)

Amounts shown represent the value of unvested stock options, RSUs and TSRUs as of March 31, 2015. The value shown under option acceleration is calculated as the difference between the option exercise price and $226.20, the closing price of the Company’s common stock on March 31, 2015, the last day of our fiscal year. Employees have the earlier of three years or the option expiration date to exercise vested stock options. For more information on unvested equity awards held by NEOs, refer to the 2015 Outstanding Equity Awards Table.

(4)

For Mr. Hammergren, the amount shown represents a reduction from the amount that would be payable in the event of an involuntary termination not for Cause or a voluntary termination for Good Reason, because the amount shown under “Severance” as described in footnote (1) above includes the estimated value of three years’ participation in the MIP. Mr. Julian’s employment agreement provides for continued participation in the MIP. For Mr. Julian, the amount shown represents his actual MIP payout for FY 2015 as reported in the 2015 Summary Compensation Table. For Mr. Beer and Mr. Figueredo, amounts shown represent actual MIP payouts for FY 2015 as reported in the 2015 Summary Compensation Table. For Mr. Blake, the amount shown represents the average MIP payout for the latest three years.

(5)	Amounts shown represent the actual LTIP payout from the FY 2013 — FY 2015 performance period and target payouts for the FY 2014 — FY 2016 and FY 2015 — FY 2017 performance periods.

(6)

For Mr. Julian, who is entitled to an Early Retirement benefit under the EBRP, amounts shown include six months’ interest accrued at the DCAP Rate, since payment of the benefit is delayed six months to comply with IRC Section 409A.

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ITEM 3.	Advisory Vote on Executive Compensation

Your Board recommends a vote “FOR” the approval of the compensation of our NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

As required by Exchange Act Section 14A, shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of named executive officers as disclosed in this proxy statement (“NEOs”). This item, commonly known as a “say on pay” proposal, gives shareholders the opportunity to express their views on compensation for NEOs. The vote is not intended to address any specific item of compensation, but rather the overall compensation of NEOs and the objectives, policies and practices described in this proxy statement. Accordingly, you are asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

Our Board recommends a vote “FOR” this resolution. In FY 2015, the Company once again posted strong financial and operational performance. We reported Adjusted EPS of $11.11 per diluted share, a 29% increase over the prior year, and revenues of $179.0 billion, a 30% increase over the prior year. We delivered 29% total shareholder return for the year ended March 31, 2015, adding $11.7 billion to our market capitalization.

We reduced FY 2015 compensation for McKesson’s executive officers and continue to make refinements to our executive compensation program. Over the years, the Compensation Committee has established ambitious targets under our incentive plans and in FY 2015 expanded the mix of performance metrics to include a relative total shareholder return metric under the new TSRU (long-term equity incentive) program. The changes to our executive compensation program reflect our continuing commitment to strengthen McKesson’s pay for performance alignment and to embrace compensation and governance best practices. For more information about our program, including information about the FY 2015 compensation of NEOs, please read the “Compensation Discussion and Analysis” that appears above.

While the say on pay vote is advisory and therefore not binding on the Company, our Board and our Compensation Committee value the opinions of shareholders, which we receive through a number of vehicles including the say on pay vote. We carefully and thoughtfully consider our shareholders’ concerns and opinions in evaluating our executive compensation program. We have determined that our shareholders should cast an advisory vote on the compensation of NEOs on an annual basis. Unless this policy changes, the next advisory vote to approve compensation of NEOs on an advisory, non-binding basis will be at the 2016 Annual Meeting of Stockholders.

 - 2015 Proxy Statement    71

ITEM 4.	Reapproval of the Performance Measures Available for Performance-Based Awards under the Company’s Management Incentive Plan

Your Board recommends a vote “FOR” reapproval of the performance measures under the Company’s Management Incentive Plan.

We are asking our shareholders to reapprove the performance measures under the amended and restated McKesson Corporation Management Incentive Plan (“MIP”). Shareholder reapproval of the performance measures, if obtained, will allow certain cash incentive awards granted under the plan to continue qualifying as exempt “performance-based compensation” pursuant to Internal Revenue Code (“IRC”) Section 162(m). Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of publicly held companies, unless compensation is performance-based or satisfies other conditions.

The MIP was initially adopted by the Board on May 25, 2005 and approved by shareholders on July 25, 2005. We intend to administer the plan in a manner that will allow the Company to qualify MIP awards as performance-based compensation under IRC Section 162(m). To satisfy the performance-based exception, Section 162(m) requires, among other things, that the performance measures from which our Compensation Committee selects goals for MIP awards be approved by shareholders once every five years. Our shareholders last approved the MIP performance measures at the 2010 Annual Meeting of Stockholders.

On April 28, 2015, the Compensation Committee approved the addition of two new performance measures to the list of potential performance measures under the MIP. If approved by our shareholders, these measures will be available for awards granted after the 2015 Annual Meeting of Stockholders. The two new performance measures are “M&A performance” and “litigation and regulatory resolution.” The Compensation Committee appreciated that, given McKesson’s recent and ongoing transaction activity, including the Celesio AG acquisition, having an incentive goal relating to acquisition and divestiture activity could be an effective driver of performance. The Compensation Committee also recognized that settlements and other payments relating to litigation or regulatory matters may have an effect on McKesson’s financials, and so decided to include the possibility of developing appropriate goals in those areas.

If the requisite shareholder approval is obtained, McKesson will be able to continue its practice of providing annual cash incentives under the MIP intended to qualify as performance-based awards exempt from the limitations of IRC Section 162(m). If the requisite shareholder approval of the performance measures is not obtained, when the current shareholder approval of the performance measures expires on July 28, 2015, we will no longer be able to provide awards under the MIP that qualify as performance-based compensation under Section 162(m).

If the MIP awards qualify as performance-based compensation under IRC Section 162(m), we will be able to deduct MIP payments fully as a compensation expense. The requirements that compensation must meet to qualify as performance-based under Section 162(m) include the following: payment of the compensation must be contingent upon achievement of performance goals that are established and administered in a manner specified under Section 162(m); the measures that may be used to establish the performance goals must be approved by shareholders; there must be a limit on the amount of compensation that may be paid to any participant during a specified period of time; and achievement of the pre-established performance goals must be substantially uncertain at the time the individual awards are approved. IRC Section 162(m) also imposes certain independence requirements on the committee of the Board administering the performance-based compensation program.

All performance measures from which the Compensation Committee may select are listed below under “Material Plan Terms.” Our cash incentive program is described in more detail in our Compensation Discussion and Analysis, under the subheading “Compensation Elements Each Serve Unique Purpose - Annual Compensation.”

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ITEM 4. REAPPROVAL OF THE PERFORMANCE MEASURES AVAILABLE FOR PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S MANAGEMENT INCENTIVE PLAN

Management Incentive Plan Summary

The following summary of the material features of the MIP does not purport to be complete and is qualified in its entirety by reference to the specific language of the MIP itself, which is attached as Appendix B to our definitive proxy statement posted to the SEC’s website at www.sec.gov. A copy of the MIP is available to any of our shareholders upon request by: (i) writing to the Corporate Secretary, McKesson Corporation, One Post Street, 35th Floor, San Francisco, California 94104; (ii) sending an e-mail to corporatesecretary@mckesson.com; or (iii) calling the Corporate Secretary’s Department toll-free at (800) 826-9360.

Material Plan Terms

Purpose of the MIP

The purpose of the MIP is to advance and promote the interests of the Company and its stockholders by providing performance-based incentives to certain employees, and to motivate those employees to set and achieve above-average financial and non-financial goals.

Administration

The MIP may be administered by the Compensation Committee; provided, however, that the Compensation Committee may delegate limited authority to the CEO to administer the MIP for those employees who are not officers of the Company, and the CEO may further delegate limited authority to any of the Company’s executive officers to administer the MIP. References in this description to the administrator will include references to the Compensation Committee and to the CEO, or any of the CEO’s designees, to the extent authority to administer the MIP has been delegated. The administrator’s decisions, determinations and interpretations of the MIP, or of any award, are final.

Eligibility and Participation

Only employees of the Company who are employed in an executive, managerial or professional capacity are eligible to participate in the MIP, including all of our executive officers and approximately 6,500 other employees. Eligibility is also contingent on the execution and delivery to the Company of an agreement regarding confidentiality, intellectual property and other restrictive covenants. An employee must be designated as a participant by the administrator.

Individual Target Awards and Performance Measures

At the beginning of each performance period, the administrator will establish an Individual Target Award for each employee designated to participate in the MIP for the particular performance period that the administrator establishes. Individual Target Awards are measured using financial, non-financial, and/or other performance goals that the administrator selects to establish the performance objectives.

To the extent that awards paid under the MIP are intended to qualify as “performance-based compensation” under IRC Section 162(m), the performance objectives will be established by the Compensation Committee within the time required under Section 162(m) to qualify the award as performance-based, which is generally within 90 days after the beginning of a performance period that is one year or longer. The Compensation Committee will select one or more of the following performance measures to establish performance goals for a performance period:

•    Cash flow

•    Cash flow from operations

•    Total earnings

•    Earnings per share, diluted or basic

•    Earnings per share from continuing operations, diluted or basic

•    Earnings before interest and taxes

•    Earnings before interest, taxes, depreciation, and amortization

•    Earnings from operations

•    Net asset turnover

•    Inventory turnover

•    Capital expenditures

•    Net earnings

•    Operating earnings

•    Gross or operating margin

•    Debt

•    Working capital

•    Return on equity

•    Return on net assets

•    Return on total assets

•    Return on investment

•    Return on capital

•    Return on committed capital

•    Return on invested capital

•    Return on sales

•    Net or gross sales

•    Market share

•    Economic value added

•    Cost of capital

•    Change in assets

•    Expense reduction levels

•    Debt reduction

•    M&A performance

•    Productivity

•    Stock price

•    Customer satisfaction

•    Employee satisfaction

•    Total shareholder return

•    Average invested capital

•    Credit rating

•    Gross margin

•    Improvement in workforce diversity

•    Operating expenses

•    Operating expenses as a percentage of revenue

•    Succession plan development and implementation

•    Litigation and regulatory resolution

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ITEM 4. REAPPROVAL OF THE PERFORMANCE MEASURES AVAILABLE FOR PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S MANAGEMENT INCENTIVE PLAN

The MIP, as presented herein, includes the same performance measures as those approved at the 2010 Annual Meeting of Stockholders, except for the proposed addition of “M&A performance” and “Litigation and regulatory resolution,” as listed above. The Compensation Committee approved these additional performance measures at its April 28, 2015 meeting, subject to shareholder approval.

Adjustment of Performance Goals

The administrator may adjust performance goals to prevent dilution or enlargement of awards as a result of extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or nonrecurring items including, but not limited to, merger, acquisition or other reorganization.

Determination of Award Amounts

At the conclusion of the performance period, the administrator will review and approve, modify or disapprove the amount to be paid to employees who were designated MIP participants for that performance period. The amount paid is the Individual Target Award adjusted for the actual performance outcome for the performance period. All awards are subject to adjustment by the administrator in its sole discretion; however, with respect to named executive officers who are “covered employees” as defined under IRC Section 162(m), the Compensation Committee may only adjust an award to decrease or eliminate the amount of the award, and not to increase it. The Compensation Committee will certify the final amount payable to each participant.

Maximum Dollar Value of Awards	The maximum dollar value of an award that can be paid to a participant with respect to any one fiscal year is $6 million.
Payment of Awards

Awards are paid in a single lump sum to participants as soon as is reasonably practicable after the administrator has certified that the applicable performance goals have been achieved and authorizes the payment of corresponding awards. A participant, however, may elect to defer receipt of his or her award under the Company’s Deferred Compensation Administration Plan III or any successor plan. A participant must be an active employee on the payment date in order to receive his or her award unless the administrator approves an award, based on the achievement of performance goals, to a participant who is not actively employed on the payment date as a result of, among other events, death, disability, or retirement.

Change in Control

In the event of a “change in control,” as defined in the MIP, the Company or any successor or surviving company will pay to MIP participants an award for the performance period in which the change in control occurs and for any previous performance period for which awards have been earned but not yet paid or deferred. Each such award will be equal to the greatest of the following: (i) the participant’s Individual Target Award for the applicable performance period; (ii) the participant’s Individual Target Award for the applicable performance period adjusted based on the actual performance outcome for that performance period, provided, that the administrator may not invoke its discretionary authority to reduce the amount of such an award; or (iii) the average of awards earned and paid to (or deferred by) the participant in the three (or such fewer number of years that the participant has been eligible for such an award) completed performance periods immediately preceding the applicable performance period. The Company or the successor or surviving company will pay these awards at the time the awards otherwise would be payable under the MIP; provided however, that if a participant is terminated without cause or terminates for good reason within 12 months after a change in control, then the participant will be paid his or her awards within 30 days of such termination. Any award determined under this change in control provision will be reduced by any corresponding award payable under a participant’s individually negotiated agreement, if any.

Forfeiture

If the administrator determines that a participant has engaged in a prohibited activity, as described in the MIP, then upon written notice from the Company to the participant: (i) the participant will not be eligible for any award for the performance period in which such notice is given or for the preceding performance period if the award for such year has not been paid as of the date of the notice, (ii) the participant must repay any payment of an award that the participant received within 12 months preceding the date that the Company discovered that the participant engaged in a prohibited activity, and (iii) the participant will forfeit any award that the participant deferred within 12 months preceding the date that the Company discovered that the participant engaged in a prohibited activity.

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ITEM 4. REAPPROVAL OF THE PERFORMANCE MEASURES AVAILABLE FOR PERFORMANCE-BASED AWARDS UNDER THE COMPANY’S MANAGEMENT INCENTIVE PLAN

Recoupment Policy	MIP awards are subject to the Company’s Compensation Recoupment Policy, as amended from time to time, which is incorporated by reference.
Amendment; Termination

The Board may terminate or suspend the MIP at any time. The Compensation Committee may amend the MIP at any time; provided that (i) to the extent required under IRC Section 162(m), the MIP will not be amended without approval of the Company’s shareholders and (ii) no amendment retroactively or adversely affects the payment of any award previously made. No amendment adopted after a change in control will be effective if it would reduce a participant’s Individual Target Award for the performance period in which the change in control occurs, reduce an award payable under the MIP based on the achievement of performance goals in the performance period preceding the year in which the change in control occurs or modify the provisions of the MIP related to amendment and termination.

New Plan Benefits	The amount of awards payable, if any, to any individual is not determinable as awards are discretionary and have not yet been determined by the administrator.

Your Board recommends a vote “FOR” this proposal.

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ITEM 5.	Amendments to Amended and Restated By-Laws to Permit Shareholder Proxy Access

Your Board recommends a vote FOR the proposal to approve the Amendments to our By-Laws to implement proxy access.

In June 2014, the Company announced its intention to submit proxy access By-Law amendments to shareholders for approval at its 2015 Annual Meeting of Stockholders. Proxy access allows eligible shareholders to include their own nominees for director in a company’s proxy materials along with the candidates nominated by the Board. Our proposed adoption of proxy access builds on a series of modifications to the Company’s corporate governance policies over the past several years in response to shareholder feedback and as a result of the Company’s periodic review of its corporate governance practices. This initiative demonstrates our Board’s continuing commitment to strong, shareholder-focused, contemporary corporate governance practices that we believe are consistent with our goal of creating long-term, sustainable value for McKesson’s shareholders.

Under this Item 5, the Board recommends that our shareholders approve amendments to our By-Laws to implement proxy access. The proposed amendments (“Amendments”) are primarily contained in a new Article II, Section 11 of our By-Laws. The full text of the Amendment (marked to show the proposed deletions and insertions to our By-Laws) is set forth in Appendix C to our definitive proxy statement posted to the SEC’s website at www.sec.gov, and is incorporated into this proxy statement by reference.

The Board has approved the Amendments and now seeks shareholder approval, which requires the affirmative vote of a majority of the shares of the Company outstanding and entitled to vote thereon. If approved by shareholders, the Amendments would be effective immediately and available for use at our next annual meeting of stockholders in 2016. The Board’s decision to seek shareholder approval of the Amendments reflects its continuing commitment to listen to the views of the Company’s shareholders and to strengthen their voice in corporate governance matters.

Description of Amendments

The following description of the Amendments is only a summary and is qualified in its entirety by reference to the complete text of the Amendments contained in Appendix C. You are urged to read the Amendments in their entirety.

Shareholder Eligibility to Nominate up to 20% of Our Directors

Any shareholder or group of up to 20 shareholders who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least the previous three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for its annual meeting of shareholders, subject to the conditions described below.

The maximum number of shareholder-nominated candidates that the Company would be required to include in its proxy materials would equal 20% of the number of directors in office at the deadline for nominations under the Amendments. If the 20% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Any shareholder-nominated candidate who is either subsequently withdrawn or included by the Board in the proxy materials as a Board-nominated candidate would be counted against the nominee limit.

Any nominating shareholder who submits more than one nominee would be required to rank its proposed nominees. If the number of shareholder-nominated candidates exceeds the nominee limit, the highest ranking qualified individual from the list proposed by each nominating shareholder, beginning with the nominating shareholder with the largest qualifying stock ownership and proceeding through the list of nominating shareholders in descending order of qualifying stock ownership, would be selected for inclusion in the proxy materials until the maximum nominee limit is reached.

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ITEM 5. AMENDMENTS TO AMENDED AND RESTATED BY-LAWS TO PERMIT SHAREHOLDER PROXY ACCESS

Nominating Procedure

In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders.

Each shareholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information, representations and undertakings to the Company, including:

•	Proof of qualifying stock ownership as of the date of the submission and the record date for the annual meeting, and an agreement to maintain qualifying ownership through the date of the meeting;

•	A copy of the Schedule 14N filed by the shareholder with the SEC;

•

The written consent of each director nominee to be named in the proxy statement and to serve as a director if elected, as well as the contingent resignation of the nominee required under the majority voting provisions of the By-Laws;

•	The information required by the advance notice provision of the By-laws;

•

Representations regarding, among other things, the nominating shareholder’s compliance with applicable laws, including compliance with proxy solicitation rules, participation only in the solicitation of the shareholder’s nominees or Board nominees, and the lack of intent to change or influence control of the Company; and

•

Undertakings to, among other things, assume liability arising out of the nominating shareholder’s communications with the shareholders of the Company or out of the information that the nominating shareholder provides to us, indemnify the Company and its officers and directors for liabilities arising from the shareholder’s nomination and comply with all other rules and regulations applicable to any solicitation in connection with the annual meeting of stockholders.

Calculation of Qualifying Ownership

To ensure that the interests of shareholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other shareholders, a nominating shareholder would be deemed to own only those outstanding common shares of the Company as to which the shareholder possesses both the full voting and investment rights pertaining to the shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. Borrowed or hedged shares would not count as “owned” shares for purposes of the Amendments.

Qualifications of Shareholder Nominees

Each shareholder nominee would be required to make certain written representations to and agreements with the Company, including: (i) disclosure of any voting commitments; (ii) disclosure of special compensation or other financial arrangements in connection with the nominee’s candidacy for or service as a director; and (iii) compliance with applicable laws and stock exchange requirements and the policies and guidelines applicable to the Company’s directors, including corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines. At the Company’s request, shareholder nominees would also be required to submit completed and signed questionnaires required of Company directors and provide any additional information necessary for the Board’s evaluation and determination of director independence and related party transactions.

The Company would not be required to include a shareholder nominee in the Company’s proxy materials if, among other things: (i) the nominating shareholder nominates a person for election under the advance notice provision of the By-Laws; (ii) the nominee or the nominating shareholder participates in the solicitation of any nominee other than the nominee or Board nominees; (iii) the nominee serves as a director at more than four other public companies; (iv) the nominee becomes a party to a compensatory or other financial arrangement with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director, unless the terms of such arrangement have been disclosed to the Company; (v) the nominee is not independent under any applicable independence standards; (vi) the election of the nominee would cause the Company to violate its By-Laws or Amended and Restated Certificate of Incorporation, any stock exchange requirements or any laws, rules or regulations; (vii) the nominee has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust act of 1914, within the past three years; (viii) the nominee is the subject of a pending criminal proceeding or has been convicted in a criminal proceeding within the past 10 years; or (ix) the nominee or the nominating shareholder has provided false or misleading information to the Company or breached any of their respective obligations under the By-Laws.

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ITEM 5. AMENDMENTS TO AMENDED AND RESTATED BY-LAWS TO PERMIT SHAREHOLDER PROXY ACCESS

Re-Nomination of Shareholder Nominees

Any shareholder nominee who is included in the Company’s proxy materials but subsequently withdraws from or becomes ineligible for election at the meeting, or does not receive at least 25% of the vote cast in favor of his or her election, would be ineligible for nomination for the following two annual meetings.

Supporting Statement

Nominating shareholders would be permitted to include in the proxy statement a 500-word statement in support of their nominee(s). The statement must be received by the Secretary of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The Company may omit any information or statement that it, in good faith, believes would violate any applicable law or regulation.

Your Board recommends a vote “FOR” this proposal.

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ITEM 6.	Shareholder Proposal on Disclosure of Political Contributions and Expenditures

The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by The City of Philadelphia Public Employees Retirement System, Two Penn Center Plaza, Sixteenth Floor, Philadelphia, PA 19102-1712 which represents that it is the holder of 9,176 shares of the Company’s common stock, and is co-sponsored by the Miami Firefighters’ Relief & Pension Fund, 2980 N.W. South River Drive, Miami, Florida 33125-1146, which represents that it is the holder of 305 shares of the Company’s Common Stock:

Resolved, that the shareholders of McKesson Corporation (“McKesson” or the “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Supporting Statement

As long term-shareholders of McKesson, we support transparency and accountability in corporate spending on political activities. The U.S. Supreme Court said in its Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

We note that our Company makes some information about its political activities available on its website, including a policy on spending from corporate funds and the names of trade associations to which it belongs. We believe this is deficient because of the following important gaps:

•	A list of direct contributions to candidates, parties, and committees;

•	Itemized list of payments to trade associations that were used for political purposes;

•	Payments to any other third-party organization, including those organized under the section 501(c)(4) of the Internal Revenue Service code; and

•	Independent expenditures made directly by the Company.

McKesson contributed at least $2.1 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org). Meanwhile, the 2014 CPA-Zicklin Index of Corporate Political Disclosure and Accountability rated McKesson near the bottom among the largest 300 companies in the S&P 500, giving it just 36 points out of 100.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies and industry peers, including Becton, Dickinson and Co., Baxter International and Boston Scientific that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

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ITEM 6. SHAREHOLDER PROPOSAL ON DISCLOSURE OF POLITICAL CONTRIBUTIONS AND EXPENDITURES

Your Board recommends a vote “AGAINST” this proposal for the following reasons:

The Board has considered this proposal and supports the transparency and accountability objectives; however, given the limited nature of the Company’s corporate political contributions, together with our demonstrated transparency and Board oversight of our political engagement, we believe the proposal is unnecessary and recommend a vote “AGAINST” it.

McKesson understands that the decisions made by policymakers have a profound impact on our industry, business, and customers. The Company seeks to educate elected and appointed officials about the solutions we offer to improve patient safety, reduce the cost and variability of care, and improve the quality and efficiency of healthcare delivery.

The Board notes that this same proposal was presented at the Company’s 2013 and 2014 Annual Meeting of Stockholders. As the proposal did not receive the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the proposal, the proposal was not approved by shareholders. The Company took note of the level of shareholder interest, and after careful study and deliberation of the issues by McKesson’s Board of Directors, McKesson revised its policy regarding corporate political contributions to require strict Board oversight of political expenditures, and created a Corporate Citizenship website detailing its limited engagement in the political process.

Oversight Process

McKesson is committed to adhering to the highest ethical standards when engaging in any political activities. In furtherance of this commitment, the Company instituted a policy regarding corporate political contributions which requires that all contributions be approved by the Senior Vice President of Public Affairs, with contributions greater than $1,000 approved by the Chairman of the Board and Chief Executive Officer. The Company’s Code of Conduct specifically prohibits any corporate political contributions without prior approval. Such contributions are made without regard for the private political preferences of McKesson executives or employees.

All corporate political contributions are subject to both internal procedures and strict laws regarding transparency. Since April 1, 2013, the Senior Vice President of Public Affairs reports all corporate political contributions annually to the Board of Directors, and the Board exercises oversight with respect to corporate political contributions. In addition, all states require that contributions be disclosed by either the recipient or the donor, or both. All information regarding the corporate political contributions made by McKesson to state candidates is publicly available. All contributions are reviewed by outside counsel and are made in compliance with all applicable laws.

Corporate and PAC Contributions

Although McKesson may make contributions to political committees and parties at the federal and state levels, McKesson does not make corporate contributions to federal candidates, as such contributions are prohibited. Accordingly, all contributions to federal candidates originate from the McKesson Corporation Employees Political Fund (“PAC”), which is governed by its own Board of Trustees. Contributions by the PAC are funded entirely on a voluntary basis by eligible McKesson employees — not corporate assets. Beyond contributions to federal candidates, the PAC allows employees to pool their financial resources to support state and local candidates, political party committees and political action committees.

While the PAC is the primary vehicle for political engagement, the Company makes a limited number of corporate political contributions at the state level where permitted by law. This includes corporate contributions to state candidates and political action committees in areas where the Company has a significant employee or facility presence. The personal political views of McKesson executives or employees are not considered when making contributions.

For the calendar year ended December 31, 2014, McKesson’s total corporate political contributions were less than $77,000, with an average contribution of approximately $816 and no individual contribution exceeding $2,500. In calendar year 2013, McKesson’s total corporate political contributions were less than $51,000 with an average contribution of approximately $934 and no individual contribution exceeding $5,000. These numbers are representative of typical annual aggregate amounts. The amount of McKesson’s political expenditures is an insignificant portion of its total annual expenses. The Company does not make “independent expenditures,” nor does it contribute to so-called “Super PACs.”

Finally, the Company participates in certain industry trade organizations with purposes that include, but are not limited to, enhancement of the public image of our industry and education about the industry, issues affecting the industry, and industry best practices and standards. We do not make contributions to industry trade associations for political purposes, and few, if any, of the trade associations to which we belong engage in any direct advocacy for political candidates.

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ITEM 6. SHAREHOLDER PROPOSAL ON DISCLOSURE OF POLITICAL CONTRIBUTIONS AND EXPENDITURES

Regulation and Disclosure

Corporate contributions and activities of the PAC are subject to regulation by the state and federal government, including detailed disclosure requirements. The PAC files monthly reports of receipts and disbursements with the Federal Election Commission (“FEC”), as well as pre-election and post-election FEC reports.

We believe that transparency and accountability with respect to political expenditures are important. That is why we publish the McKesson Corporate Citizenship Report annually. In the Corporate Citizenship Report for Fiscal Year 2014, which is available at www.mckessoncorporatecitizenship.com under “Our Company — Engagement and Collaboration,” we voluntarily make available extensive information about our corporate political spending and trade association participation, including the following:

•	a general statement regarding the Company’s policies concerning political contributions;

•	information regarding federal-level contributions by the PAC, including a link to the FEC database;

•	aggregate amounts of corporate political contributions by the Company; and

•	a list of trade associations to which we belong and for which our dues exceed $50,000 per year.

McKesson and the PAC are fully compliant with all federal and state election laws.

In 2015, McKesson also disclosed the above information on McKesson’s Public Affairs website which is available at http://www.mckesson.com/about-mckesson/public-affairs/political-engagement.

For the reasons set forth above, including the information currently available to shareholders in our Corporate Citizenship Report and on the Public Affairs website, as well as our annual report provided to the Board and the Board’s oversight, the Board believes the proposal is unnecessary and the additional disclosure contemplated by the proposal is not warranted at this time.

Your Board recommends a vote “AGAINST” this proposal.

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ITEM 7.	Shareholder Proposal on Accelerated Vesting of Equity Awards

The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, which represents that it is the holder of 110 shares of the Company’s common stock:

RESOLVED: The shareholders ask the board of directors of McKesson Corporation to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 annual meeting.

SUPPORTING STATEMENT: McKesson allows executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a termination and change in control as of March 31, 2014, would have accelerated the vesting of $283 million worth of long-term equity to the Company’s six executive officers, with Chairman, President and CEO John H. Hammergren entitled to more than $140 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including; Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one-third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Your Board recommends a vote “AGAINST” this proposal for the following reasons:

The Board has considered this proposal and believes it is not in the best interests of McKesson or its shareholders. The current “double-trigger” vesting of equity awards in the event of a change in control effectively aligns the interests of our executives with the interests of our shareholders and motivates executives to remain engaged with the Company to successfully complete a change-in-control transaction. Moreover, adoption of the proposal would position the Company outside the current market practice, putting the Company at a competitive disadvantage when competing for executive talent. The Board notes that this proposal was presented at the 2014 Annual Meeting of Stockholders and it did not receive the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote on the proposal. Therefore the proposal was not approved by shareholders.

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ITEM 7. SHAREHOLDER PROPOSAL ON ACCELERATED VESTING OF EQUITY AWARDS

The Current Structure of Equity Awards Aligns the Interests of Executives and Shareholders, Encourages Stability During a Time of Uncertainty, and Rewards Executives for their Performance.

As we describe in more detail in the section of this proxy statement titled “Executive Compensation - Compensation Discussion and Analysis,” we provide our executives with employee benefits, including severance and change in control benefits, that the Compensation Committee believes are competitively necessary and in the best interests of the Company and its shareholders. The Board believes that providing for accelerated vesting of equity awards upon termination in connection with a change in control, commonly referred to as a “double-trigger” provision, best aligns the interests of the Company’s management with those of its shareholders. Providing for accelerated vesting ensures that executives are not penalized with a loss of equity compensation awards that could occur from the consummation of a transaction that, while outside of the control of our executives, is in the best interests of the Company’s shareholders. We believe that accelerated vesting in appropriate circumstances permits management to remain objective and focused on protecting shareholders’ interests and maximizing shareholder value during the course of a potential change in control event. Further, double-trigger vesting terms encourage our executive officers, who might otherwise be distracted by a potential loss of employment, to remain with the Company through the transaction, by reducing the uncertainty associated with such an unlikely event.

Implementing the Proposal Would Significantly Limit the Company’s Ability to Attract, Retain, and Incentivize Talented Executives.

Consistent with current market practice, each of the Company’s shareholder-approved equity compensation plans includes change in control provisions providing for accelerated vesting of outstanding unvested equity awards upon an involuntary or constructive termination of employment following a change in control. It is common for our peers to provide for the accelerated vesting of equity awards upon termination in conjunction with a change in control, and therefore offering these benefits is important for maintaining the Company’s competitiveness in attracting and retaining executive talent. The Board further believes that this policy is an important tool for retaining and motivating our executives in the face of a potential change in control transaction. Accelerated vesting will help to mitigate some of the uncertainty that will likely arise for executives from a change in control transaction, and reduce the risk of executive turnover during a pending transaction as the risk of job loss is relatively high for senior executives in these situations.

Shareholders Have Shown Their Support for McKesson’s Executive Compensation Program.

McKesson’s executive compensation program is designed to link executive pay with the interests of our shareholders. The alignment of our double-trigger vesting provision with shareholder interests is evidenced by the shareholder approval of the 2013 Stock Plan, which explicitly provides for double-trigger vesting. In addition, last year we received strong support for our executive compensation program, with nearly 95% approval, in the annual “say on pay” vote at the 2014 Annual Meeting of Stockholders.

Accordingly, the Board believes that the current structure of the Company’s executive compensation program, including the provisions related to accelerated vesting of equity incentive awards, is appropriate and effective, aligning the interests of our executives with those of the Company’s shareholders. We believe that these compensation programs are consistent with market practice and provide us with the ability to compete for, attract, retain and motivate talented executives.

For the foregoing reasons, the Board believes that this proposal is not in the best interests of McKesson or our shareholders.

Your Board recommends a vote “AGAINST” this proposal.

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ADDITIONAL CORPORATE GOVERNANCE MATTERS

Certain Relationships and Related Transactions

The Company and its subsidiaries may have transactions in the ordinary course of business with unaffiliated companies of which certain of the Company’s directors are directors and/or executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to its businesses, the businesses of such other companies or the interests of the directors involved. In addition, the Company believes that such transactions are on the same terms generally offered by such other companies to other entities in comparable transactions. The Company anticipates that similar transactions may occur in FY 2016.

The brother-in-law of Mr. Hammergren is employed in the Company’s Distribution Solutions segment and received approximately $118,571 in salary and bonus during FY 2015 and was eligible to participate in the Company’s general welfare plans. The son, daughter and son-in-law of Mr. Julian are employed by the Company and in the aggregate they received $401,910 in salary and bonus during FY 2015 and were eligible to participate in the Company’s general welfare plans. Such compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Company believes that any such relationships and transactions described herein were on terms that were reasonable and in the best interests of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain persons, including the Company’s directors and executive officers, to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of the reporting forms received by it, the Company believes that all such filing requirements were satisfied for FY 2015 except as follows: a Form 4 for Mr. Wayne A. Budd was filed late for open market purchases of 27 shares and 23 shares that occurred on April 25, 2014 but were reported on November 7, 2014; a Form 4 for Mr. Budd was filed late for open market purchases of 65 shares and 55 shares that occurred on September 25, 2013 but were reported on November 7, 2014; and a Form 4 was filed late for Mr. Edward A. Mueller for a grant of 131 Restricted Stock Units pursuant to an automatic annual grant for the equity portion of the Lead Independent Director retainer that occurred on July 30, 2014 but was reported on August 8, 2014.

Solicitation of Proxies

The Company is paying the cost of preparing, printing and mailing these proxy materials. We will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing these proxy materials. We have also engaged Georgeson Shareholder Communications Inc. (“Georgeson”), a proxy solicitation firm, to assist in the solicitation of proxies. We expect Georgeson’s fee to be approximately $40,000 plus out-of-pocket expenses. The directors, officers and employees of the Company may also participate in the solicitation without remuneration in addition to compensation received as directors, officers or employees.

Other Matters

In addition to voting choices specifically marked, and unless otherwise indicated by the shareholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Annual Meeting, which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for shareholder action at the Annual Meeting.

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ADDITIONAL CORPORATE GOVERNANCE MATTERS

Shareholder Proposals for the 2016 Annual Meeting

To be eligible for inclusion in the Company’s 2016 proxy statement pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals must be sent to the Secretary of the Company at the principal executive offices of the Company, One Post Street, 35th Floor, San Francisco, California 94104, and must be received no later than February 16, 2016. The Company’s Advance Notice By-Law provisions require that shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the By-Laws, no later than April 30, 2016 and no earlier than March 31, 2016.

A copy of the full text of the Company’s Advance Notice By-Law provisions referred to above may be obtained by writing to the Secretary of the Company.

By Order of the Board of Directors

Willie C. Bogan

Associate General Counsel and Secretary

June    , 2015

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, on file with the Securities and Exchange Commission, excluding certain exhibits, may be obtained without charge by writing to Investor Relations, Box K, McKesson Corporation, One Post Street, San Francisco, California 94104.

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APPENDIX A — SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Earnings per Share to Adjusted Earnings per Share (Non-GAAP)

	Years Ended March 31,
	2015	2014	2013	2012	2011	2010
Diluted earnings per share from continuing operations, net of tax, attributable to McKesson Corporation (GAAP)	$7.54	$6.08	$5.69	$5.56	$4.17	$4.46
Adjustments, net of tax:
Amortization of acquisition-related intangibles	1.43	0.85	0.56	0.45	0.30	0.26
Acquisition expenses and related adjustments	0.63	0.63	(0.02)	0.07	0.14	—
Claim and litigation reserve adjustments	0.64	0.23	0.19	0.24	0.57	(0.04)
LIFO-related adjustments	0.87	0.81	0.03	0.03	0.01	0.02
Adjusted earnings per share (Non-GAAP)(1)	$11.11	$8.60	$6.45	$6.35	$5.19	$4.70
(1)	Certain computations may reflect rounding adjustments.

Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and will update the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings.

Amortization of acquisition-related intangibles — Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments — Transaction and integration expenses that are directly related to business acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments — Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such term is defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

LIFO-related adjustments — Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of Non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses Non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

McKESSON CORPORATION

MANAGEMENT INCENTIVE PLAN

Amended and Restated on May 26, 2015, Effective July 29, 2015

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

McKESSON CORPORATION

MANAGEMENT INCENTIVE PLAN

Amended and Restated on May 26, 2015, Effective July 29, 2015

A.	NAME; EFFECTIVE TIME.

The name of this plan is the McKesson Corporation Management Incentive Plan. On May 25, 2005, the Board of Directors of McKesson Corporation (the “Board”) adopted the Plan, effective for fiscal years of the Company commencing on and after April 1, 2005, with such adoption subject to stockholder approval, which was granted on July 27, 2005. The Committee subsequently amended and restated the Plan on and effective October 27, 2006, amended and restated the Plan on October 24, 2008, effective January 1, 2009, amended and restated the Plan on and effective April 20, 2010, amended and restated the Plan on April 21, 2010, effective as of July 28, 2010, and amended and restated the Plan on and effective April 29, 2014. The Compensation Committee amended and restated the Plan May 26, 2015, subject to stockholder approval, which was granted and the Plan became effective July 29, 2015.

B.	PURPOSE.

The purpose of the Plan is to advance and promote the interests of the Company and its stockholders by providing performance based incentives to certain employees and to motivate those employees to set and achieve above average financial and non financial objectives.

C.	ADMINISTRATION.

The Committee shall have full power and authority, subject to the provisions of the Plan, (i) to designate employees as Participants for any Performance Period, (ii) to add and delete employees, subject to the eligibility requirement set forth in paragraph D.1 below, from the list of designated Participants, (iii) to establish Individual Target Awards for Participants, (iv) to establish performance goals upon achievement of which the Individual Target Awards will be based, and (v) to take all action in connection with the foregoing or in relation to the Plan as it deems necessary or advisable. Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final.

Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer (the “CEO”) the power and authority, subject to the provisions of the Plan, (i) to designate employees who are not members of the Officer Group as Participants, (ii) to recommend members of the Officer Group to the Committee for designation as Participants; provided that the Committee shall review and approve members of the Officer Group as Participants recommended by the CEO, (iii) to add and delete employees who are not members of the Officer Group, subject to the eligibility requirement set forth in paragraph D.1 below, from the list of designated Participants, (iv) to establish Individual Target Awards for Participants who are not members of the Officer Group, (v) to establish performance goals upon achievement of which such Individual Target Awards will be based, and (vi) to review and approve, modify or disapprove, or otherwise adjust or determine the amount, if any, to be paid to Participants who are not members of the Officer Group for the applicable Performance Period based on such Participants’ performance goals and individual performance. In addition to the forgoing, the CEO may further delegate his authority to other executive offices of the Company, except that the CEO may not delegate his authority to recommend members of the Officer Group to the Committee for designation as Participants. References to the Committee herein shall include references to the CEO and his designees to the extent that the Committee has delegated power and authority under the Plan to the CEO and to the extent that the CEO has further delegated power and authority under the Plan to other executive officers of the Company.

The Committee may promulgate such rules and regulations as it deems necessary for the proper administration of the Plan and the CEO (but not his designees) may promulgate rules and regulations as he deems necessary for the proper administration of the Plan with respect to Participants who are not members of the Officer Group. The Committee may interpret the provisions and supervise the administration of the Plan, and take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provision of the Plan or of any award shall be final.

D.	PARTICIPATION.

1.	Eligibility-Executives, Managers and Professionals

Only an active employee of the Company who is employed in an executive, managerial or professional capacity may be designated as a Participant under the Plan; provided, however, that designation as a Participant is contingent upon the execution and delivery to the Company of an agreement, within a period following presentment and in a form that is satisfactory to the Company, regarding confidentiality, intellectual property and/or other restrictive covenants, as well as compliance with such agreement; and provided, further, that the Committee shall determine in its sole discretion whether the Participant has complied with such agreement, and its determination shall be conclusive and binding on all interested persons.

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

2.	Designation of Participants

No person shall be entitled to any award under the Plan for any Performance Period unless he or she is so designated as a Participant for that Performance Period.

E.	INDIVIDUAL TARGET AWARDS FOR PARTICIPANTS.

At the beginning of each Performance Period, the Committee shall establish an Individual Target Award for each Participant. An Individual Target Award shall only be a target and the amount of the target may or may not be paid to the Participant. Establishment of an Individual Target Award for an employee for any Performance Period shall not imply or require that an Individual Target Award or an Individual Target Award at any specified level will be set for any subsequent year. The amount of any actual award paid to any Participant may be greater or less than this target. As set forth in paragraph G.4 below (but subject to the limitations applicable to Covered Employees contained in Article H), the actual award may be as much as three times target or as low as zero for any Performance Period. The Individual Target Award may be established for a Participant by name, job level, position or any other similar identifier.

F.	BASIS OF AWARDS.

1.	Performance Goals

The Committee shall establish measures, which may include financial and non financial objectives (“Performance Goals”) for each segment of the Company. These Performance Goals shall be determined by the Committee in advance of each Performance Period or within such period as may be permitted by the regulations issued under Section 162(m), and to the extent that awards are paid to Covered Employees, the performance criteria to be used shall be any of the following, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on investment; return on capital; return on committed capital; return on invested capital; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; stock price; customer satisfaction; employee satisfaction; total shareholder return; average invested capital; credit rating; gross margin; improvement in workforce diversity; operating expenses; operating expenses as a percentage of revenue; succession plan development and implementation, M&A performance; and litigation and regulatory resolution.

2.	Adjustment Of Performance Goals

The Committee may determine Performance Goals on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Goals. In addition, Performance Goals may be based upon the attainment of specified levels of Company performance criteria under one or more of the measures described above relative to the performance of other corporations or a designated comparison group. The Committee shall specify the manner of adjustment of any Performance Goal to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin off, split up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

3.	Performance Goals Related To More Than One Segment Of The Company

Awards may be based on performance against objectives for more than one segment of the Company. For example, awards for corporate management may be based on overall corporate performance against objectives, but awards for a unit’s management may be based on a combination of corporate, unit and sub-unit performance against objectives.

4.	Performance Period; Individual Performance

The Committee shall specify the Performance Period over which period Performance Goals will be measured and determined.

Subject to the limitations set forth in Article H below, individual performance of each Participant may be measured and used in determining awards under the Plan.

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

G.	AWARD DETERMINATION.

1.	Award Determined By Committee

After any Performance Period for which an Individual Target Award is established for a Participant under the Plan, the Committee shall review and approve, modify or disapprove the amount, if any, to be paid to the Participant for the Performance Period. The amount paid shall be the Individual Target Award adjusted to reflect both the results against the Participant’s Performance Goals and the Participant’s individual performance. Subject to Article H, all awards are subject to adjustment at the sole discretion of the Committee.

2.	Financial And Non-Financial Performance

Individual Target Award amounts will be modified based on the achievement of financial and non financial objectives by the Company and relevant units and/or sub-units. Performance results against objectives shall be reviewed and approved by the Committee in accordance with paragraph F.2 above, as applicable.

3.	Individual Performance

Any Individual Target Award, adjusted to reflect financial performance, may be further adjusted with the review and approval of the Committee to give full weight to the Participant’s individual performance during the Performance Period.

4.	Overall Effect

Subject to Article H, the combination of any financial performance adjustment and individual performance adjustment may increase the amount paid under the Plan to a Participant for any Performance Period to as much as three times the Individual Target Award, and may reduce any amount payable to zero.

H.	PROCEDURES APPLICABLE TO COVERED EMPLOYEES.

Awards under the Plan to Participants who are Covered Employees shall be subject to pre-established Performance Goals as set forth in this Article H. Notwithstanding the provisions of paragraph G.3 above, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article H.

At the beginning of a Performance Period, the Committee shall establish Individual Target Awards for such of the Participants who may be Covered Employees, payment of which shall be conditioned upon satisfaction of specific Performance Goals for the Performance Period established by the Committee in writing in advance of the Performance Period, or within such period as applicable regulations under Section 162(m) may permit to qualify payments to be “performance-based.” The Performance Goals established by the Committee shall be based on one or more of the criteria set forth in paragraph F.1 above. The extent, if any, to which an award will be payable will be based upon the degree of achievement of the Performance Goals in accordance with a pre established objective formula or standard as determined by the Committee. The application of the objective formula or standard to the Individual Target Award will determine whether the Covered Employee’s award for the Performance Period is greater than, equal to or less than the Participant’s Individual Target Award. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent, payment of the award shall be made as soon as reasonably practicable after the Payment Date in accordance with the objective formula or standard applied to the Individual Target Award unless the Committee determines, in its sole discretion, to reduce or eliminate the payment to be made.

Notwithstanding any other provision of the Plan, the maximum award payable to any Participant who is a Covered Employee for any fiscal year of the Company shall not exceed $6,000,000.

I.	PAYMENT OF AWARDS.

An award under the Plan shall be paid in a single sum to the Participant as soon as reasonably practicable after Payment Date, unless the Participant elects to defer his or her award pursuant to the terms and conditions of the Company’s Deferred Compensation Administration Plan III (“DCAP III”) and in compliance with Section 409A of the Code. To the extent that an award is not deferred under DCAP III, such award shall be paid no later than the end of the period under which payment would be deemed to be a “short-term deferral” as defined in the regulations under Section 409A of the Code.

J.	EMPLOYMENT ON PAYMENT DATE.

No award shall be made to any Participant who is not an active employee of the Company on the Payment Date; provided, however, that the Committee, in its sole and absolute discretion, may make pro rata awards to Participants in circumstances that the Committee deems appropriate in its discretion, including, but not limited to, a Participant’s death, disability, retirement or other termination of employment prior to the Payment Date. Any such prorated awards shall be determined by the Committee in accordance with Article G above after taking into account the portion of the Performance Period completed. Notwithstanding the foregoing, any prorated award that the Committee in its sole and absolute discretion may make to a Covered Employee upon a circumstance that is not death, disability or a Change in Control, shall be based on the attainment of the pre established Performance Goals designated for the applicable performance period under Article H above.

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

K.	CHANGE IN CONTROL.

In the event of a Change in Control, the Company or any successor or surviving corporation shall pay to each Participant an award for the Performance Period in which the Change in Control occurs and for any previous Performance Period for which awards have been earned but not yet paid; provided, however, any awards for any previous Performance Period paid to a Covered Employee shall be based on the attainment of the pre established Performance Goals designated for the applicable performance period under Article H above. Subject to the employment requirements of Article J, each such award shall be equal to the greatest of the following: (i) the Participant’s Individual Target Award for the applicable Performance Period; (ii) the Participant’s Individual Target Award for the applicable Performance Period adjusted based on the actual performance outcome for that Performance Period, provided, that the Committee may not invoke its discretionary authority to reduce the amount of such an award; or (iii) the average of awards earned and paid to (or deferred by) the Participant in the three (or such fewer number of years that the Participant has been eligible for such an award) completed Performance Periods immediately preceding the applicable Performance Period. Such awards shall be paid by the Company or any successor or surviving corporation at such time as the awards otherwise would be payable under the Plan; provided, however, that if a Participant is terminated without Cause or terminates for Good Reason within twelve months after a Change in Control, then such Participant shall be paid his or her awards determined under this Article K, within thirty days of such termination. Notwithstanding the foregoing, any award determined pursuant to this Article K shall be reduced by any corresponding award payable under a Participant’s individual written employment agreement, if any.

L.	FORFEITURE.

Any other provision of the Plan to the contrary notwithstanding, if the Committee determines that a Participant has engaged in criminal activity, fraud, misconduct, embezzlement or any other improper act involving moral turpitude, then upon written notice from the Company to the Participant (i) the Participant shall not be eligible for any award for the year in which such notice is given or for the preceding year, if such award has not been paid as of the date of the notice, (ii) any payment of an award received by the Participant within twelve months prior to the date that the Company discovered that the Participant engaged in any action described below shall immediately be repaid to the Company by the Participant in cash (including amounts withheld pursuant to Article M) and (iii) any award deferred pursuant to Article I within twelve months prior to the date that the Company discovered that the Participant engaged in any action described below shall be forfeited immediately and shall not be distributed to the Participant under any circumstances. The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth above, and its determination shall be conclusive and binding on all interested persons.

Any provision of this Article L which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Article L. The remedy described in this Article L is in addition to and not in lieu of remedies available in law and in equity.

M.	RECOUPMENT.

Individual Target Awards, and payments made under such awards, are subject to the Corporation’s Compensation Recoupment Policy, which was first adopted by the Corporation on January 20, 2010, as amended from time to time, and which is hereby incorporated by reference into this Plan.

N.	WITHHOLDING TAXES.

Whenever the payment of an award is made, such payment shall be net of an amount sufficient to satisfy federal, state and local income and employment tax withholding requirements and authorized deductions.

O.	EMPLOYMENT RIGHTS.

Neither the Plan nor designation as a Plan Participant shall be deemed to give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to the requirements of a written employment contract (if any).

P.	NONASSIGNMENT; PARTICIPANTS ARE GENERAL CREDITORS.

The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law (except by designation of a beneficiary or beneficiaries to the extent allowed under DCAP III or a successor plan with respect to amounts deferred under Article I) and any attempted assignment shall be null, void and of no effect.

Amounts paid under the Plan shall be paid from the general funds of the Company, and each Participant shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in the Plan shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Company and any Participant with respect to any assets of the Company.

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

Q.	AMENDMENT OR TERMINATION.

The Board of Directors may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without prior approval of the Company’s stockholders, and (ii) no amendment shall retroactively and adversely affect the payment of any award previously made. Notwithstanding the foregoing, no amendment adopted following the occurrence of a Change in Control shall be effective if it (a) would reduce a Participant’s Individual Target Award for the Performance Period in which the Change in Control occurs, (b) would reduce an award payable to a Participant based on the achievement of Performance Goals in the Performance Period before the Performance Period in which the Change in Control occurs, or (c) modify the provisions of this Article P.

R.	SUCCESSORS AND ASSIGNS.

This Plan shall be binding on the Company and its successors or assigns.

S.	GOVERNING LAW.

The law of the State of Delaware shall govern all question concerning the construction, validity and interpretation of the Plan, without regard to the state’s conflict of laws rules.

T.	INTERPRETATION AND SEVERABILITY.

The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

U.	DEFINITIONS.

1.	“Cause”

“Cause” shall mean termination of the Participant’s employment upon the Participant’s willful engagement in misconduct which is demonstrably and materially injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

2.	“Change in Control”

A “Change in Control” shall mean the occurrence of any change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A(a)(2)(A)(v) of the Code, regulations promulgated thereunder, and any other published interpretive authority, as issued or amended from time to time.

3.	“Code”

“Code” shall mean the Internal Revenue Code of 1986, as amended.

4.	“Committee”

“Committee” shall mean the Compensation Committee of the Board of Directors of McKesson Corporation; provided, however, that the Committee shall consist solely of two or more “outside directors,” in conformance with Section 162(m) of the Code.

5.	“Company”

“Company” shall mean McKesson Corporation, a Delaware corporation, including its subsidiaries and affiliates.

6.	“Covered Employee”

“Covered Employee” shall mean an eligible Participant designated by the Committee who is, or is expected to be, a “covered employee” within the meaning of Section 162(m) for the Performance Period in which an award is payable hereunder.

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

7.	“Good Reason”

“Good Reason” shall mean any of the following actions, if taken without the express written consent of the Participant:

a.

any material change by the Company in the functions, duties, or responsibilities of the Participant, which change would cause such Participant’s position with the Company to become of less dignity, responsibility, importance, or scope from the position and attributes that applied to the Participant immediately prior to the Change in Control;

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APPENDIX B – AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

b.	any reduction in the Participant’s base salary;

c.	any material failure by the Company to comply with any of the provisions of any employment agreement between the Company and the Participant;

d.

the requirement by the Company that the Participant be based at any office or location more than 25 miles from the office at which the Participant is based on the date immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities and commensurate with the amount of travel required of the Participant prior to the Change in Control; or

e.	any failure by the Company to obtain the express assumption of this Plan by any successor or assign of the Company.

8.	“Individual Target Award”

“Individual Target Award” shall mean the target award established for each Participant under Article E, which shall be a percentage of the Participant’s base salary or a fixed dollar amount, as determined by the Committee.

9.	“Officer Group”

“Officer Group” shall mean the Covered Employees and any other officer of the Company designated as part of the Officer Group by the Committee.

10.	“Participants”

“Participants” shall mean those employees specifically designated as Participants for a Performance Period under Article D.

11.	“Payment Date”

“Payment Date” shall mean the date following the conclusion of a Performance Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding awards.

12.	“Performance Goals”

“Performance Goals” shall have the meaning set forth in Article F hereof.

13.	“Performance Period”

“Performance Period” shall mean the time period over which Performance Goals of the Company are measured, as the Committee determines in its discretion; provided that if the Committee does not designate a time period, then the Performance Period shall mean the fiscal year of the Company.

14.	“Plan”

“Plan” shall mean the McKesson Corporation Management Incentive Plan, as amended from time to time.

15.	“Section 162(m)”

“Section 162(m)” shall mean Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

V.	EXECUTION.

This amended and restated Management Incentive Plan was adopted by the Board on May 26, 2015, subject to stockholder approval, which was granted and this amended and restated Management Incentive Plan became effective on July 29, 2015.

McKESSON CORPORATION

By:	/s/ Jorge L. Figueredo
Jorge L. Figueredo
Executive Vice President, Human Resources

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APPENDIX C – AMENDED AND RESTATED

BY-LAWS

AMENDED AND RESTATED BY-LAWS of

McKESSON CORPORATION

a Delaware corporation as amended ~~July 31, 2013~~ July 29, 2015

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APPENDIX C – AMENDED AND RESTATED BY-LAWS

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APPENDIX C – AMENDED AND RESTATED BY-LAWS

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APPENDIX C – AMENDED AND RESTATED BY-LAWS

AMENDED AND RESTATED BY-LAWS OF

McKESSON CORPORATION a Delaware corporation

ARTICLE I

OFFICES

Section 1.     Registered Office. The address of the registered office of Corporation within the State of Delaware is 2711 Centerville Road, City of Wilmington, 19808, County of New Castle. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

Section 2.     Other Offices. The Corporation shall also have and maintain an office or principal place of business at One Post Street, San Francisco, California and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders’ Meetings

Section 1.     Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof.

Section 2.     Annual Meetings. Each annual meeting of stockholders of the Corporation for the purpose of election of directors and for such other business as may lawfully come before the stockholders at such meeting, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on the last Wednesday in July in each year if not a legal holiday, and, if a legal holiday, at the same hour and place on the next succeeding day not a holiday.

Section 3.     Special Meetings.

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chairman of the Board or the President or the Board of Directors at any time. Stockholders’ ability to cause a special meeting to be held is described in Section 3(b) below.

(b) Subject to the provisions of this Section 3(b) and all other applicable sections of these By-Laws, a special meeting of stockholders shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) of one or more persons who or which Net Long Beneficially Own(s) not less than 25% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) as of the time of such request and has or have had continuous Net Long Beneficial Ownership of at least the Requisite Percentage for a minimum of one full year prior to the date of submission of the Special Meeting Request.

        (i) A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 10(c) of this Article II; (C) in the case

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of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 9(c) of this Article II; (D) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (E) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any Requesting Stockholder’s Net Long Beneficial Ownership; (F) an acknowledgement that prior to the special meeting any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Net Long Beneficial Ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (G) documentary evidence that the Requesting Stockholders had Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary and for a minimum of one full year prior to the date of such delivery; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary and for a minimum of one full year prior to the date of such delivery. In addition, the Requesting Stockholders on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) and (y) promptly provide any other information reasonably requested by the Corporation.

        (ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 3(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than 12 months before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; (E) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter (as determined in good faith by the Board, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than 120 days before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request ; or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

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        (iii) Special meetings of stockholders called pursuant to this Section 3(b) shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request.

        (iv) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (F) of Section 3(b)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board, in its discretion, may cancel the special meeting.

        (v) If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business specified in the Special Meeting Request to be presented for consideration, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such business may have been received by the Corporation.

        (vi) Business transacted at any special meeting called pursuant to this Section 3(b) shall be limited to (A) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (B) any additional matters that the Board determines to include in the Corporation’s notice of the special meeting.

        (vii) For the purposes of this Section 3(b), the following definitions shall apply:

        An “Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.

        An “Associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

        “Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the Corporation, shall mean the shares of stock of the Corporation that such person or, if such person is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the Exchange Act (as such Rule is in effect on the date on which the By-Laws are first amended to include this Section 3(b)), excluding, at any time, any shares as to which such stockholder or beneficial owner, as the case may be, does not then have the right to vote or direct the vote and excluding, at any time, any shares as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner), as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and further subtracting from any person’s ownership of shares at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act) (as such Rule is in effect on the date on which the By-Laws are first amended to include this Section 3(b)), all as the Board of Directors shall determine in good faith. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

Section 4.     Notice of Meetings.

(a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, date and hour and purpose or purposes of the meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to such stockholder’s address as it appears upon the books of the Corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. Such notice may be given in any form or manner permitted by the Delaware General Corporation Law, including Section 232 thereof relating to notice by electronic transmission.

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(b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the Delaware General Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by such stockholder’s attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e) Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of such person’s legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 5.     Quorum. At all meetings of stockholders, except where otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at such meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting.

In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

In the event that at any meeting at which the holders of more than one class or series of the Corporation’s capital stock are entitled to vote as a class, a quorum of any such class or series is lacking, the holders of any class or series represented by a quorum may proceed with the transaction of the business to be transacted by such class or series, and if such business is the election of directors, the directors whose successors shall not have been elected shall continue in office until their successors shall have been duly elected and shall have qualified.

Section 6.     Voting Rights.

(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at such meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or such person’s duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

(c) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to subsection (b) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

        (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

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        (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by such stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 7.     Voting Procedures and Inspectors of Elections.

(a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

(e) The provisions of this Section 7 shall not apply to any annual meeting of stockholders held prior to the annual meeting of stockholders held in 1995.

Section 8.     List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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Section 9.     Stockholder Proposals at Annual Meetings.

(a) At an annual meeting of the stockholders, only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of ARTICLE II, Section 10 or ARTICLE II, Section 11 of these By-Laws) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 9.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such person, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person, (C) the name of each nominee holder for, and the number of, shares owned beneficially but not of record by each such person and (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such stockholder with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights or borrowing or lending shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among the stockholder giving the notice and on whose behalf the proposal is being made and any other person or persons in connection with the proposal and any material interest in such business, including any anticipated benefit to such person or persons therefrom; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (v) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of the proposal; and (vi) any other information relating to the stockholder giving the notice and on whose behalf the proposal is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting.

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(e) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 9, provided, however, that nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

(f) The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) For purposes of ARTICLE II, Sections 9 and 10 of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(h) Nothing contained in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 10.     Nominations of Persons for Election to the Board of Directors.

(a) In addition to any other applicable requirements, only persons who are nominated in accordance with the ~~following~~ procedures set forth in this Section 10 or ARTICLE II, Section 11 of these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any nominating committee or person appointed by the Board of Directors ~~or~~; (iii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and (B) who complies with the notice procedures set forth in this Section 10; or (iv) by a stockholder or group of stockholders who complies with ARTICLE II, Section 11 of these By-Laws.

(b) Such nominations, other than those made by or at the direction of the Board of Directors or pursuant to ARTICLE II, Section 11 of these By-Laws, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall the public disclosure of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person, (D) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (E) the name of the nominee holder for, and number of, shares owned beneficially but not of record by such person, and (F) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights or borrowing or lending shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the

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voting power or pecuniary or economic interest of such person with respect to stock of the Corporation; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address of such person, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially, or of record, by such person, (C) the name of the nominee holder for, and the number of, shares owned beneficially but not of record by such person, (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights or borrowing or lending shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and the beneficial owner, if any, on the one hand, and each proposed nominee, on the other hand; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to elect the nominee or otherwise solicit proxies from stockholders in support of the nomination; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by (i) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected and (ii) a resignation in the form prescribed by Section 3(c) of ARTICLE III of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine whether such proposed nominee meets the criteria set forth in the Corporation’s Corporate Governance Guidelines to serve as a director of the Corporation , including with regard to the independence of such proposed nominee.

(d) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the annual or special meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date of the meeting.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10 or ARTICLE II, Section 11 of these By-Laws.

(f) These provisions shall not apply to the nomination of any persons entitled to be separately elected as directors by holders of preferred stock.

(g) The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded~~.~~, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 11.     Proxy Access.

(a) The Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 11 (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 11 to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11. For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

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(b) Nominations pursuant to this Section 11 shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

(c) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 11 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 11 may be delivered pursuant to this Section 11, or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 11 may be delivered pursuant to Section 11 but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees provided for in this Section 11. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees provided for in this Section 11, the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 11. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d) For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e) In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned (as defined above) 3% or more of the Corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 11 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, and must continue to hold

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the Required Shares through the meeting date. Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) the information that is the same as what would be required to be set forth in the stockholder’s notice of nomination pursuant to ARTICLE II, Section 10(c) of these By-Laws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and the contingent resignation of that Stockholder Nominee required by ARTICLE III, Section 3(c) of these By-Laws; and (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended.

(f) Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, an Eligible Stockholder must provide a representation that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (ii) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the Board of Directors, (v) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation, and (vi) will provide facts, statements and other information in all communications with the Corporation and stockholders of the Corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(g) Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, an Eligible Stockholder must provide an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders, and (iii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 11. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with the undertaking in clause (iv) above.

(h) Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors. At the request of the Corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of Corporation directors.

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The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that a Stockholder Nominee is not independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, the Stockholder Nominee will be ineligible for inclusion in the Corporation’s proxy materials.

(i) In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(j) The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 11 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation.

(k) The Corporation shall not be required to include, pursuant to this Section 11, any Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary of Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in ARTICLE II, Section 10(b) of these By-Laws, (ii) if the Stockholder Nominee is, or has been within the three years preceding the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation; (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors; (iv) if the Stockholder Nominee serves as a director at more than four other public companies as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee; (v) if the Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than such Stockholder Nominee or a nominee of the Board of Directors, (vi) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (vii) who is named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee and, within the ten years preceding such date, must not have been convicted in such a criminal proceeding, (viii) who upon becoming a member of the Board of Directors, would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (x) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 11. For purposes of clause (ii) above, a “competitor” of the Corporation is any company engaged in any business or other activities that are competitive with any aspect of the Corporation’s business to an extent that is more than de minimis, as determined by the Board of Directors.

(l) Notwithstanding anything to the contrary set forth in this Section 11, the Board of Directors or the chairman of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable

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Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have breached its or their obligations under this Section 11, including, but not limited to, a breach of any representations, agreements or undertakings required under this Section 11, as determined by the Board of Directors or the chairman of the annual meeting of stockholders or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 11.

(m) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings of stockholders.

ARTICLE III

Directors

Section 1.     General Powers. The property, affairs and business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation or by these By-Laws expressly conferred upon or reserved to the stockholders.

Section 2.     Number and Term of Office; Removal.

(a) Number. The number of directors of the Corporation shall be fixed from time to time by these By-Laws but in no event shall be less than three (3) or more than fifteen (15), with the exact number to be fixed from time to time by resolution of the Board of Directors.

(b) Term. Each nominee elected by the stockholders at the 2007 annual meeting of the stockholders to serve as director shall hold office for a term commencing the date of the 2007 annual meeting, or such later date as determined by the Board of Directors, and ending on the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. At each annual meeting of stockholders subsequent to the 2007 annual meeting of stockholders, each nominee elected by the stockholders to serve as director shall hold office for a term commencing on the date of the annual meeting, or such later date as shall be determined by the Board of Directors, and ending on the date of the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal.

(c) Removal. A director may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until such director’s term expires and until such director’s successor shall be elected and qualified. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

The provisions of this Section 2 shall not apply to directors governed by Section 15 of this ARTICLE III.

Section 3.     Election of Directors.

(a) Majority Voting. Except as provided in paragraph (b) below with respect to Contested Elections, each nominee shall be elected a director by a Majority Vote with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. For purposes of these By-Laws, a “Majority Vote” means that the number of votes cast in favor of a nominee must exceed the number of votes cast against that nominee’s election. Abstentions and broker non-votes, if any, will not count as a vote cast with respect to that nominee.

(b) Contested Elections. Directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these By-Laws, a “Contested Election” means an election of directors (i) for which the Secretary of the Corporation has received a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with Section 10 of ARTICLE II of these By-Laws, and (ii) such nomination has not been withdrawn at least five days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders.

(c) Resignation and Replacement of Unsuccessful Incumbents.

        (i) In order for any person to become a nominee of the Board of Directors for service on the Board of Directors, such person must submit a resignation, contingent (A) on that person not receiving the required vote for re-election, and (B) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for such purposes.

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        (ii) A resignation that becomes effective pursuant to subsection (c)(i) of this Section 3 shall provide that it is irrevocable.

        (iii) The Board of Directors, acting on the recommendation of the Committee on Directors and Corporate Governance, shall within 90 days of receiving the certified results of the stockholder vote pertaining to such election, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board of Directors that it is in the best interests of the Corporation for an unsuccessful incumbent to remain as a director, no such person shall be elected by the Board to serve as a director, and the Board shall accept that person’s resignation.

(d) Acceptance of a Director’s Resignation. If the Board of Directors accepts the resignation of a director who is an unsuccessful incumbent, or if in a non-Contested Election a nominee for director who is not an incumbent director does not receive a Majority Vote, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 4 of ARTICLE III of these By-Laws, or may decrease the size of the Board of Directors pursuant to the provisions of Section  2 of ARTICLE III of these By-Laws.

Section 4.     Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the stockholders. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors or by the stockholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the expiration of the term for which he or she was elected and until his or her successor shall have been elected and shall have qualified. A director elected by the stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he or she was elected and until his or her successor shall have been elected and shall have qualified. The provisions of this Section 4 shall not apply to directors governed by Section 15 of this ARTICLE III.

Section 5.     Resignations. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events (including but not limited to a failure to receive the required vote in an election pursuant to Section 3 of ARTICLE III of these By-Laws, and the Board of Directors’ acceptance of the resignation).

Section 6.     Annual Meetings. The Board of Directors, as constituted following the vote of stockholders at any meeting of the stockholders for the election of directors, may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after such meeting and at the same place, and notice of such meeting need not be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

Section 7.     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

Section 8.     Special Meetings; Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President and shall be called by the Secretary upon the written request of any three directors, and each special meeting shall be held at such place and time as shall be specified in the notice thereof. At least 24 hours’ notice of each such special meeting shall be given to each director personally or sent to him or her addressed to his or her residence or usual place of business by telephone, telegram or facsimile transmission, or at least 120 hours’ notice of each such special meeting shall be given to each director by letter sent to him or her addressed as aforesaid or on such shorter notice and by such means, including electronic transmission, as the person or persons calling such meeting may deem reasonably necessary or appropriate in light of the circumstances. Any notice by letter or telegram shall be deemed to be given when deposited in the United States mail so addressed or when duly deposited at an appropriate office for transmission by telegram, as the case may be. Such notice need not state the business to be transacted at or the purpose or purposes of such special meeting. No notice of any such special meeting of the Board of Directors need be given to any director who attends in person or who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. No notice need be given of an adjourned meeting of the Board of Directors.

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Section 9.     Quorum and Manner of Acting. A majority of the total number of directors, but in no event less than two directors, shall constitute a quorum for the transaction of business at any annual, regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the act of a majority of the directors present at any meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.

Section 10.     Consent in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed or transmitted electronically by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 11.     Committees.

(a) Executive Committee. The Board of Directors may, by resolution passed by a majority of a quorum of the Board, appoint an Executive Committee of not less than three members, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such Committee shall not have the power or authority (i) to approve, adopt, or recommend to stockholders any action or matter required by the Delaware General Corporation Law to be submitted for stockholder approval; or (ii) to adopt, amend, or repeal any By-Law of the Corporation.

(b) Other Committees. The Board of Directors may, by resolution passed by a majority of a quorum of the Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these By-Laws.

(c) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committees. The Board, subject to the provisions of subsections (a) or (b) of this Section 11, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. Fifty percent (50%) of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 12.     Telephone Meetings. The Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all members of the Board or of such committee, as the case may be, participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

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Section 13.     Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or stated compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14.     Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 15.     Directors Elected by Special Class or Series. To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to directors serving pursuant to Section 2 of this ARTICLE III. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Certificate of Incorporation of this Corporation. The provisions of Sections 2, 3 and 4 of this ARTICLE III do not apply to directors governed by this Section  15.

ARTICLE IV

Officers

Section 1.     Designation of Officers. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary and a Controller. The Board of Directors from time to time may choose such other officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The Chairman of the Board and the President shall be chosen from among the directors; the other officers need not be directors.

Section 2.     Term of Office; Resignation; Removal. The term of office of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and shall have qualified, or until his or her death, resignation or removal, whichever is sooner. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed at any time either with or without cause by the Board of Directors.

Section 3.     Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.     Authority of Officers. Subject to the power of the Board of Directors in its discretion to change and redefine the duties of the officers of the Corporation by resolution in such manner as it may from time to time determine, the duties of the officers of the Corporation shall be as follows:

(a) Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors. Subject to the direction of the Board of Directors, he or she shall generally manage the affairs of the Board and perform such other duties as are assigned by the Board.

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(b) President. The President shall be the Chief Executive Officer of the Corporation, and shall execute all the powers and perform all the duties usual to such office. Subject to the direction of the Board of Directors, he or she shall have the responsibility for the general management of the affairs of the Corporation. The President shall perform such other duties as may be prescribed or assigned to him or her from time to time by the Board of Directors.

(c) Other Officers. The other officers of the Corporation shall have such powers and shall perform such duties as generally pertain to their respective offices, as well as such powers and duties as the Board of Directors, the Executive Committee or the Chief Executive Officer may prescribe.

Section 5.     Divisional Titles. Any one of the Chief Executive Officer, President, or Vice President Human Resources and Administration (each one an “Appointing Person”), may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Secretary of such division or any other divisional title or titles deemed appropriate. Any such titles so conferred may be discontinued and withdrawn at any time by any one Appointing Person. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Appointing Person. The conferring, withdrawal or discontinuance of divisional titles shall be in writing and shall be filed with the Secretary of the Corporation.

Section 6.     Salaries. The salaries and other compensation of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V

Execution of Corporate Instruments

And Voting of Securities Owned By the Corporation

Section 1.     Execution of Instruments. The Board of Directors may in its discretion determine the method and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositories on funds to the credit of the Corporation or in special accounts of the Corporation, shall be signed by such person or persons as the Treasurer or such other person designated by the Board of Directors for that purpose shall authorize so to do.

Section 2.     Voting of Securities Owned by the Corporation. All stock and other securities of other corporations and business entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors.

ARTICLE VI

Shares of Stock and Other Securities

Section 1.     Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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Section 2.     Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.     Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 4.     Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.     Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.     Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock and other securities of the Corporation, and may appoint transfer agents and registrars of any class of stock or other securities of the Corporation.

Section 7.     Other Securities of the Corporation. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security or whose facsimile signature shall appear thereon shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

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ARTICLE VII

Corporate Seal

The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification of Officers, Directors, Employees and Agents

Section 1.     Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this ARTICLE VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The right to indemnification conferred in this ARTICLE VIII shall be a contract right.

Section 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this ARTICLE VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.     Authorization of Indemnification. Any indemnification under this ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4.     Good Faith Defined. For purposes of any determination under Section 3 of this ARTICLE VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her

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action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this ARTICLE VIII, as the case may be.

Section 5.     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this ARTICLE VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this ARTICLE VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this ARTICLE VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this ARTICLE VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.     Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VIII.

Section 7.     Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this ARTICLE VIII shall be made to the fullest extent permitted by law. The provisions of this ARTICLE VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this ARTICLE VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this ARTICLE VIII.

Section 9.     Certain Definitions. For purposes of this ARTICLE VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or

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agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VIII.

Section 10.     Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.     Limitation on Indemnification. Notwithstanding anything contained in this ARTICLE VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12.     Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE VIII to directors and officers of the Corporation.

Section 13.     Effect of Amendment. Any amendment, repeal or modification of this ARTICLE VIII shall not (a) adversely affect any right or protection of any director or officer existing at the time of such amendment, repeal or modification, or (b) apply to the indemnification of any such person for liability, expense, or loss stemming from actions or omissions occurring prior to such amendment, repeal, or modification.

Section 14.     Authority to Enter into Indemnification Agreements. The Corporation may enter into indemnification agreements with the directors and officers of the Corporation.

ARTICLE IX

Notices

Whenever, under any provisions of these By-Laws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to such stockholder’s last known post office address as shown by the stock record of the Corporation or its transfer agent. Any notice required to be given to any director may be given by any of the methods stated in Section 8 of ARTICLE III hereof, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of facsimile telecommunication) facsimile telephone number as such director shall have disclosed in writing to the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram or other means of electronic transmission shall be deemed to have been given as at the sending time recorded by the telegraph company or other electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent such stockholder or such director in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of this statute or of the Certificate of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or By-Laws of the Corporation, to any person with whom communication is

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unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE X

Amendments

The Board of Directors is expressly authorized to adopt, alter and repeal the By-Laws of the Corporation in whole or in part at any regular or special meeting of the Board of Directors, by vote of a majority of the entire Board of Directors. The By-Laws may also be adopted, altered or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of the Corporation outstanding and entitled to vote thereon.

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Certificate of Secretary

The undersigned, Associate General Counsel and Secretary of McKesson Corporation, a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the By-Laws of said Corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned and the seal of the Corporation this 29th ~~31st~~ day of July, ~~2013~~2015.

Willie C. Bogan
Associate General Counsel and Secretary

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McKESSON CORPORATION

C/O CORPORATE SECRETARY’S DEPARTMENT

ONE POST STREET, 35TH FLOOR

SAN FRANCISCO, CA 94104

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*Cut-off Time:	11:59 P.M. Eastern Time on July 26, 2015, for participants in the McKesson Corporation Profit-Sharing Investment Plan. 11:59 P.M. Eastern Time on July 28, 2015, for all other stockholders.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,

NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M93972-P67777                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

McKESSON CORPORATION

The Board of Directors recommends a vote FOR the listed nominees:

1.	Election of 11 Directors for a one-year term.

	Nominees:		For	Against	Abstain

	1a.	Andy D. Bryant	☐	☐	☐

	1b.	Wayne A. Budd	☐	☐	☐

	1c.	N. Anthony Coles, M.D.	☐	☐	☐

	1d.	John H. Hammergren	☐	☐	☐

	1e.	Alton F. Irby III	☐	☐	☐

	1f.	M. Christine Jacobs	☐	☐	☐

	1g.	Donald R. Knauss	☐	☐	☐

	1h.	Marie L. Knowles	☐	☐	☐

	1i.	David M. Lawrence, M.D.	☐	☐	☐

	1j.	Edward A. Mueller	☐	☐	☐

	1k.	Susan R. Salka	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016.	☐	☐	☐

3.	Advisory vote on executive compensation.	☐	☐	☐

4.	Reapproval of performance measures available for performance-based awards under the Company’s Management Incentive Plan.	☐	☐	☐

5.	Approval of amendments to Amended and Restated By-Laws to permit shareholder proxy access.	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposals:

6.	Shareholder proposal on disclosure of political contributions and expenditures.	☐	☐	☐

7.	Shareholder proposal on accelerated vesting of equity awards.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or partner.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Meeting Admission Ticket

McKesson Corporation

Annual Meeting of Stockholders

Wednesday, July 29, 2015

8:30 A.M. Pacific Time

Sofitel San Francisco Bay

223 Twin Dolphin Drive

Redwood City, CA 94065

This Admission Ticket and valid picture I.D. will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M93973-P67777

McKESSON CORPORATION

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

July 29, 2015, 8:30 A.M. Pacific Time

The stockholder(s) hereby appoint(s) James A. Beer, Lori A. Schechter and Willie C. Bogan, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of McKesson Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders, and any adjournment or postponement thereof. If the stockholder(s) hold(s) shares of common stock of McKesson Corporation in the corporation’s Profit-Sharing Investment Plan (“PSIP”), the stockholder(s) hereby authorize(s) and direct(s) the trustee of the PSIP to vote all shares in the account of the stockholder(s) under the PSIP in the manner indicated on the reverse side of this proxy at the Annual Meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxy holder, on any other matter that may properly come before the meeting. If shares are held in the PSIP and no direction is given, the trustee will vote such shares in the same proportion as shares for which voting instructions are received.

Address Changes/Comments:

Continued and to be signed on reverse side